ITEM 14


                                  EXHIBIT 10.6

                                                              [EXECUTION COPY]

================================================================================

                                CREDIT AGREEMENT
                          Dated as of February 9, 1996

                                      among

                         MUEHLTEIN HOLDING CORPORATION,
                                  as Guarantor

                           H. MUEHLSTEIN & CO., INC.,
                      PEGASUS POLYMERS INTERNATIONAL INC.,
                       MUEHLSTEIN INTERNATIONAL, LTD. and
                      H. MUEHLSTEIN & CO. (CANADA) LIMITED,
                                  as Borrowers

                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                       THE INSTITUTIONS FROM TIME TO TIME
                          PARTY HERETO AS ISSUING BANKS

                               CITICORP USA, INC.,
                                    as Agent

                                       and

                                CITIBANK CANADA,
                                as Canadian Agent

================================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                   ARTICLE I
                                  DEFINITIONS

      1.01.  Certain Defined Terms.........................................  1
      1.02.  Computation of Time Periods................................... 51
      1.03.  Accounting Terms.............................................. 51
      1.04.  Other Definitional Provisions................................. 51
      1.05.  Other Terms................................................... 52
      1.06.  Payments by the Borrowers..................................... 52

                                  ARTICLE II
                          AMOUNTS AND TERMS OF LOANS

      2.01.  The Revolving Credit Facility................................. 52
      2.02.  Letters of Credit............................................. 58
      2.03.  Evidence of Indebtedness...................................... 66
      2.04.  Authorized Officers and Agents................................ 66

                                  ARTICLE III
                           PAYMENTS AND PREPAYMENTS

      3.01.  Prepayments; Reductions in and Reallocations
                  of Revolving Credit Commitments.......................... 67
      3.02.  Payments...................................................... 70
      3.03.  Taxes......................................................... 76
      3.04.  Increased Capital............................................. 80
      3.05.  Cash Management and Cash Collateral Accounts.................. 81
      3.06.  Right to Remove Affected Lender............................... 87

                                  ARTICLE IV
                               INTEREST AND FEES

      4.01.  Interest on the Loans and Other Obligations................... 88
      4.02.  Special Provisions Governing Fixed Rate Loans................. 91
      4.03.  Fees.......................................................... 95

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                                                                          Page
                                                                          ----

                                   ARTICLE V
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

      5.01.  Conditions Precedent to the Initial Loans and
                  Letters of Credit........................................ 97
      5.02.  Conditions Precedent to All Subsequent Revolving
                  Loans, Swing Loans and Letters of Credit.................100

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

      6.01.  Representations and Warranties of the Borrower................102

                                  ARTICLE VII
                              REPORTING COVENANTS

      7.01.  Financial Statements..........................................115
      7.02.  Events of Default.............................................117
      7.03.  Lawsuits......................................................117
      7.04.  Insurance.....................................................117
      7.05.  Borrowing Base Certificate....................................118
      7.06.  ERISA Notices.................................................118
      7.07.  Environmental Notices.........................................120
      7.08.  Labor Matters.................................................121
      7.09.  Public Filings and Reports....................................121
      7.10.  Notices under Acquisition Agreement...........................121
      7.11.  Other Information.............................................122

                                 ARTICLE VIII
                             AFFIRMATIVE COVENANTS

      8.01.  Corporate Existence, Etc......................................122
      8.02.  Corporate Powers; Conduct of Business, Etc....................122
      8.03.  Compliance with Laws, Etc.....................................122
      8.04.  Payment of Taxes and Claims; Tax Consolidation................122
      8.05.  Insurance.....................................................123
      8.06.  Inspection of Property; Books and Records;
                   Discussions.............................................124
      8.07.  [Intentionally omitted].......................................124
      8.08.  ERISA Compliance..............................................125
      8.09.  Foreign Employee Benefit Plan Compliance......................125
      8.10.  Maintenance of Property.......................................125
      8.11.  Further Assurances; Additional Collateral.....................125
      8.12.  Landlord and Bailee Waivers...................................126
      8.13.  Environmental Compliance......................................127
      8.14.  Interest Rate Contracts.......................................127

                                                                          Page
                                                                          ----
                                  ARTICLE IX
                              NEGATIVE COVENANTS
      9.01.  Indebtedness..................................................128
      9.02.  Sales of Assets...............................................129
      9.03.  Liens.........................................................130
      9.04.  Investments...................................................131
      9.05.  Accommodation Obligations.....................................132
      9.06.  Restricted Junior Payments....................................133
      9.07.  Conduct of Business; Subsidiaries; Acquisitions...............134
      9.08.  Transactions with Shareholders and Affiliates.................135
      9.09.  Restriction on Fundamental Changes............................135
      9.10.  Sales and Leasebacks; Operating Leases........................136
      9.11.  Margin Regulations; Securities Laws...........................136
      9.12.  ERISA and Certain Employment Matters..........................136
      9.13.  Issuance or Sale of Capital Stock.............................137
      9.14.  Constituent Documents.........................................137
      9.15.  Fiscal Year...................................................138
      9.16.  Cancellation of Debt; Prepayment..............................138
      9.17.  Environmental Matters.........................................138
      9.18.  Cash Management...............................................138
      9.19.  [Intentionally Omitted].......................................139
      9.20.  No New Restrictions on Subsidiary Dividends...................139

                                   ARTICLE X
                              FINANCIAL COVENANTS

      10.01.  Minimum Consolidated Tangible Net Worth......................139
      10.02.  Minimum Fixed Charge Coverage Ratio..........................140
      10.03.  Maximum Capital Expenditures.................................140

                                  ARTICLE XI
                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      11.01.  Events of Default............................................140
      11.02.  Rights and Remedies..........................................144
      11.03.  Cash Collateral..............................................146
      11.04.  License for Use of Software and Other
                  Intellectual Property....................................147

                                  ARTICLE XII
                       THE AGENT AND THE CANADIAN AGENT
      12.01.  Appointment..................................................147
      12.02.  Nature of Duties.............................................149
      12.03.  Rights, Exculpation, Etc.....................................149
      12.04.  Reliance.....................................................150
      12.05.  Indemnification..............................................150

                                                                          Page
                                                                          ----

      12.06.  Citicorp and Citibank Canada Individually....................151
      12.07.  Successor Agents; Resignation of Agents......................152
      12.08.  Relations Among Lenders......................................153
      12.09.  Concerning the Collateral and the Loan
                  Documents................................................153

                                 ARTICLE XIII
                                 MISCELLANEOUS

      13.01.  Assignments..................................................157
      13.02.  Expenses.....................................................161
      13.03.  Indemnity....................................................162
      13.04.  Change in Accounting Principles..............................164
      13.05.  Setoff.......................................................164
      13.06.  Ratable Sharing..............................................165
      13.07.  Amendments and Waivers.......................................166
      13.08.  Notices......................................................167
      13.09.  Survival of Warranties and Agreements........................168
      13.10.  Failure or Indulgence Not Waiver; Remedies
                  Cumulative...............................................169
      13.11.  Marshalling; Payments Set Aside..............................169
      13.12.  Severability.................................................169
      13.13.  Headings.....................................................169
      13.14.  Governing Law................................................169
      13.15.  Intercreditor Agreement......................................169
      13.16.  Successors and Assigns.......................................170
      13.17.  Certain Consents and Waivers.................................170
      13.18.  Counterparts; Effectiveness; Inconsistencies.................171
      13.19.  Limitation on Agreements.....................................171
      13.20.  Confidentiality..............................................172
      13.21.  Judgment Currency............................................172
      13.22.  Entire Agreement.............................................173

                                   EXHIBITS

Exhibit A         --    Form of Assignment and Acceptance
Exhibit B         --    Form of Borrower Guaranty
Exhibit C         --    Form of Borrower Pledge Agreement
Exhibit D         --    Form of Borrower Security Agreement
Exhibit E         --    Form of Borrowing Base Certificate
Exhibit F-1       --    Form of Collateral Access Agreement
                        (Landlord)
Exhibit F-2       --    Form of Collateral Access Agreement (Bailee)
Exhibit G         --    Form of Collection Account Agreement
Exhibit H         --    Form of Company Trademark Security Agreement
Exhibit I         --    Form of Holdings Guaranty
Exhibit J         --    Form of Holdings Pledge Agreement
Exhibit K         --    Form of Holdings Security Agreement
Exhibit L-1       --    Form of Notice of Borrowing (U.S. Facility)
Exhibit L-2       --    Form of Notice of Borrowing (Multicurrency
                        Facility)
Exhibit L-3       --    Form of Notice of Borrowing (Canadian
                        Facility)
Exhibit M         --    Form of Notice of Continuation/Conversion
Exhibit N-1       --    Form of Notice of Letter of Credit Issuance
                        (U.S. Facility)
Exhibit N-2       --    Form of Notice of Letter of Credit Issuance
                        (Canadian Facility)
Exhibit O-1       --    Form of Notice of Withdrawal (Multicurrency
                        Facility)
Exhibit O-2       --    Form of Notice of Withdrawal (Canadian
                        Facility)
Exhibit P         --    Form of Officer's Certificate
Exhibit Q         --    Form of Subsidiary Guaranty
Exhibit R         --    Form of Subsidiary Security Agreement
Exhibit S-1       --    Form of U.S. Loan Note
Exhibit S-2       --    Form of Multicurrency Loan Note
Exhibit S-3       --    Form of Canadian Loan Note
Exhibit T         --    List of Closing Documents
Exhibit U         --    Form of Intercompany Note
Exhibit V         --    Form of Collateral Assignment of Agency
                        Agreement

                                   SCHEDULES

Schedule 1.01.1         --    Revolving Credit Commitments

Schedule 1.01.2         --    Payment Accounts

Schedule 1.01.3         --    Permitted Existing Accommodation
                              Obligations

Schedule 1.01.4         --    Permitted Existing Indebtedness

Schedule 1.01.5         --    Permitted Existing Investments

Schedule 1.01.6         --    Permitted Existing Liens

Schedule 6.01-C         --    Authorized, Issued and Outstanding
                              Capital Stock; Subsidiaries

Schedule 6.01-D         --    Conflicts with Contractual Obligations
                              and Requirements of Law

Schedule 6.01-E         --    Governmental Consents

Schedule 6.01-I         --    Litigation; Adverse Effects

Schedule 6.01-O         --    Environmental Matters

Schedule 6.01-P         --    ERISA Matters

Schedule 6.01-R         --    Labor Matters

Schedule 6.01-U         --    Patent, Trademark & Permits

Schedule 6.01-V         --    Assets and Properties

Schedule 6.01-Y         --    Transactions with Affiliates

Schedule 6.01-AA        --    Collection Account Banks; Bank Accounts

                                                              [EXECUTION COPY]

                                CREDIT AGREEMENT

            This Credit Agreement dated as of February 9, 1996 (as amended, supplemented or modified from time to time, this "Agree ment") is entered into among Muehlstein Holding Corporation, a Delaware corporation (with its successors and permitted assigns, "Holdings"), H. Muehlstein & Co., Inc., a New York corporation and direct wholly-owned Subsidiary (as defined below) of Holdings (with its successors and permitted assigns, the "Company"), Pegasus Polymers International Inc., a Connecticut corporation and a direct wholly-owned Subsidiary of the Company (with its successors and permitted assigns, "Pegasus"), Muehlstein International, Ltd., a New York corporation and a direct wholly-owned Subsidiary of the Company (with its successors and permitted assigns, "Muehlstein International"), H. Muehlstein & Co. (Canada) Limited, an Ontario corporation and a direct wholly-owned Subsidiary of the Company (with its successors and permitted assigns, the "Canadian Borrower"; and together with the Company, Pegasus and Muehlstein International, the "Borrowers"), the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacity as agent for the Lenders and the Issuing Banks hereunder (with its successors in such capacity, the "Agent"), and Citibank Canada, a Canadian chartered bank ("Citibank Canada"), in its capacity as agent for the Canadian Lenders and the Canadian Issuing Banks hereunder (with its successors in such capacity, the "Canadian Agent").

                                   ARTICLE I
                                  DEFINITIONS

            1.01. Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

            "Accommodation Obligation" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness of another that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accommodation Obligation shall be equal to the lesser of (i) the principal amount payable under such Accommodation Obligation (if quantifiable), and (ii) the portion of the obligation so guaranteed or otherwise supported.

            "Acquisition Agreement" means the Stock Purchase Agreement dated as of October 30, 1995, between Holdings, as buyer, and Muehlstein Holding Corporation, as seller, as amended by the first amendment thereto dated as of November 20, 1995, and as such agreement may be further amended, supplemented or otherwise modified from time to time.

            "Acquisition Documents" means the Acquisition Agreement and all other instruments, agreements and written Contractual Obligations entered into in connection with the Acquisition Agreement and otherwise relating thereto, including, without limitation, the Supply Agreements (as defined in the Acquisition Agreement), the License Agreement (as defined in the Acquisition Agreement), the Shareholders' Agreement, the ESOP, the Retirement Plan, the Nonvoting Common Stock Purchase Agreement and the instruments, agreements and written Contractual Obligations entered into in connection with the Nonvoting Common Stock Purchase Agreement.

            "Acquisition Loans" means the Loans made to the Borrowers the proceeds of which are used for the purposes described in the first sentence of
Section 2.01(g).

            "Affiliate" means, as to any specified Person, any other Person (i) which, directly or indirectly, controls, is controlled by or is under common control with, such specified Person and includes each officer or director or general partner of such Person, (ii) which beneficially owns or holds 12.5% or more of the Voting Stock (after giving effect to any Capital Stock which is convertible into Voting Stock) of such specified Person or (iii) of which 12.5% or more of the Voting Stock (after giving effect to any Capital Stock which is convertible into Voting Stock) is beneficially owned or held by such specified Person or a Subsidiary of such specified Person. For the purposes of this definition, (i) "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise and (ii) Mobil Corporation shall not be deemed an Affiliate of the Company solely as a result of its ownership interest in the Preferred Stock but only so long as it has no representative on the board of directors of Holdings.

            "Agent" is defined in the preamble and shall include Citicorp and any successor Agent appointed pursuant to Section 12.07; provided, however, references to the Agent in the provisions of this Agreement as they relate to the Canadian Facility, the Canadian Borrower or any of the Canadian Borrower's Property shall be deemed to be references to the Canadian Agent.

            "Applicable Fixed Rate Margin" means, as of any date, two and one-half percent (2.5%) per annum.

            "Applicable Floating Rate Margin" means, as of any date, (i) one percent (1.0%) per annum for Floating Rate Loans denominated in Dollars, (ii) one percent (1.0%) per annum for Floating Rate Loans denominated in Canadian Dollars and (iii) two and one-half percent (2.5%) per annum for Floating Rate Loans denominated in any Optional Currency.

            "Applicable Lending Office" means, with respect to a particular Lender, its Fixed Rate Lending Office in respect of provisions relating to Fixed Rate Loans and Multicurrency Loans, its Domestic Lending Office in respect of provisions relating to Floating Rate Loans (other than Canadian Loans) and its Canadian Lending Office in respect of provisions relating to Canadian Loans.

            "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit A delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 13.01.

            "Available Currency" means, with respect to any Loan, the currency in which such Loan is denominated pursuant to the terms hereof.

            "Availability Reserves" means (i) any reserve against the availability under any Credit Facility agreed to between the Agent and the applicable Borrower or Borrowers and (ii) as of ten (10) Business Days after the date of notice of any determination thereof to the Borrowers by the Agent (which notice shall include a reasonably detailed explanation thereof), in the exercise of its sole discretion exercised in a commercially reasonable manner and in accordance with the Agent's customary practices, such amounts as the Agent may from time to time establish against availability under any Credit Facility in order either (A) to preserve the value of, or the Agent's Lien on, the Collateral or (B) to reflect future liabilities (including, without limitation, liabilities in respect of Currency Agreements, Interest Rate

Contracts and cash management agreements and arrangements) of the Borrowers.

            "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.), as amended from time to time, and any successor statute.

            "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

            "Borrower Guaranty" means the Guaranty dated as of the Closing Date duly executed and delivered to the Agent and the Canadian Agent by each of the Domestic Borrowers substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Pledge Agreements" means (i) the Pledge Agreement dated as of the Closing Date by and between the Company and the Agent and (ii) the Pledge Agreement dated as of the Closing Date by and between Muehlstein International and the Agent, in each case in substantially the form of Exhibit C, as each of the same may be amended, supplemented or otherwise modified from time to time.

            "Borrowers" is defined in the preamble.

            "Borrower Security Agreements" means (i) the Security Agreement dated as of the Closing Date by and between the Company and the Agent, (ii) the Security Agreement dated as of the Closing Date by and between Muehlstein International and the Agent and (iii) the Security Agreement dated as of the Closing Date by and between Pegasus and the Agent, in each case in substantially the form of Exhibit D, as each of the same may be amended, supplemented or otherwise modified from time to time.

            "Borrowing" means a borrowing consisting of Loans under the same Credit Facility of the same type (i.e., Floating Rate Loans or Fixed Rate Loans) made on the same day by the same Borrower.

            "Borrowing Base Certificate" means a certificate, in substantially the form of Exhibit E (with such modifications thereto as shall be agreed to by the Agent in accordance with the terms of this Agreement), setting forth (i) for the Domestic Borrowers, the Collateral Value of Eligible Supported Foreign Receivables, Eligible Domestic Receivables, Eligible Investment Grade Foreign Receivables, Eligible L/C Backed Foreign Receivables, Eligible Other Foreign Receivables, Eligible Domestic Inventory, Eligible Foreign Inventory, Eligible Aged Inventory and the amounts on deposit in the Cash Collateral

Accounts of the Domestic Borrowers and (ii) for the Canadian Borrower, the Collateral Value of Eligible Domestic Receivables, Eligible Domestic Inventory, Eligible Aged Inventory and the amounts on deposit in the Canadian Cash Collection Account and the Canadian Cash Collateral Account.

            "Business Activity Report" means (A) a Minnesota Business Activities Report from the Minnesota Department of Revenue or (B) a New Jersey Business Activity Report from the New Jersey Department of Revenue.

            "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other govern mental action to close (i) in New York, New York, (ii) in the case of Fixed Rate Loans or Multicurrency Loans, in London, England, (iii) in the case of the Canadian Loans, in Toronto, Canada, or (iv) in the case of Letter of Credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

            "Canadian Agent" is defined in the preamble and shall include Citibank Canada and any successor Canadian Agent appointed pursuant to Section 12.07.

            "Canadian Borrower" is defined in the preamble.

            "Canadian Borrowing Base" means, as of any date of determination, with respect to the Canadian Borrower, an amount equal to (i) up to eighty-five percent (85%) of the Collateral Value of Eligible Domestic Receivables of such Borrower at such time, plus (ii) the lesser of (A) the sum of (1) up to fifty-five percent (55%) (seventy percent (70%) in the case of plastics) of the Collateral Value of Eligible Domestic Inventory of such Borrower at such time, plus (2) up to thirty percent (30%) of the Collateral Value of Eligible Aged Inventory of such Borrower at such time and (B) such Borrower's Inventory Sublimit in effect as of such date, plus (iii) up to one hundred percent (100%) of the Collateral Value of the aggregate amount of all Cash Collateral deposited by or on behalf of such Borrower and held from time to time in the Canadian Cash Collection Account or the Canadian Cash Collateral Account. For purposes of this definition, Eligible Domestic Receivables, Eligible Domestic Inventory and Eligible Aged Inventory, as of any date of determination, shall be determined after deduction of all Eligibility Reserves then effective with respect to such items. As of ten (10) Business Days after the date of notice of any determination thereof to the Canadian Borrower by the Agent (which notice shall include a reasonably detailed explanation thereof), (x) any advance rate specified above may be reduced by the Agent in its sole discretion so long as such adjustment is made in accordance with the Agent's customary practices and
(y) any advance rate so
reduced may be increased by the Agent in its sole discretion (but not in excess of the percentages set forth above which shall require the consent of all Lenders in accordance with Section 13.07(b)(ii)) so long as such adjustment is made in accordance with the Agent's customary practices.

            "Canadian Cash Collateral Account" means account number 2012-176018 maintained with Citibank Canada in Toronto, Ontario (i) into which proceeds of Collateral (in Dollars) of the Canadian Borrower shall be deposited and (ii) from which, subject to the provisions of Section 3.05, funds will be transferred
(A) to the Dollar Disbursement Accounts of the Canadian Borrower or (B) to the Canadian Cash Collection Account (after conversion of such funds from Dollars to Canadian Dollars).

            "Canadian Cash Collection Account" means account number 2012-176026 maintained with Citibank Canada in Toronto, Ontario (i) into which (A) proceeds of Collateral (in Canadian Dollars) of the Canadian Borrower shall be deposited and (B) subject to the provisions of Section 3.05, funds will be transferred from the Canadian Cash Collateral Account (after conversion of such funds from Dollars to Canadian Dollars) and (ii) from which, subject to the provisions of
Section 3.05, funds will be (A) transferred to the Canadian Dollar Disbursement Accounts of the Canadian Borrower or (B) applied to the Obligations of the Canadian Borrower.

            "Canadian Commitment" means, as to each Canadian Lender, the Commitment of such Canadian Lender to make Canadian Loans to, and participate in Letters of Credit Issued for the account of, the Canadian Borrower in the aggregate principal amount outstanding not to exceed the amount on the Closing Date set forth opposite such Canadian Lender's name on Schedule 1.01.1 under the caption "Canadian Commitment", as such amount may be reduced or modified pursuant to this Agreement; provided, however, at no time shall the aggregate Canadian Commitments of all Canadian Lenders exceed the Dollar Equivalent in Canadian Dollars of $10,000,000 less any permanent reduction made pursuant to
Section 3.01.

            "Canadian Dollars" means the lawful money of Canada.

            "Canadian Facility" means the facility provided by the Canadian Lenders to make Canadian Loans to, and to Issue Letters of Credit for the account of, the Canadian Borrower in accordance with the terms and conditions contained in this Agreement.

            "Canadian Indemnitee" is defined in Section 13.03.

            "Canadian Issuing Banks" means Citibank Canada and each other Canadian Lender (or Affiliate of a Canadian Lender) approved by the Canadian Agent and the Canadian Borrower who has agreed to become a Canadian Issuing Bank for the purpose of issuing Letters of Credit under the Canadian Facility pursuant to Section 2.02.

            "Canadian Lenders" means the Lenders designated as such on Schedule
1.01.1 under the caption "Canadian Commitment" and each other institution which is party hereto as a Canadian Lender pursuant to an Assignment and Acceptance.

            "Canadian Lending Office" means, with respect to any Canadian Lender, such Lender's office, located in Canada, specified as the "Canadian Lending Office" under its name on the signature pages hereof or in the Assignment and Acceptance by which it became a Lender or such other Canadian office of such Lender as it may from time to time specify by written notice to the Canadian Borrower and the Agent.

            "Canadian Loan" is defined in Section 2.01(a).

            "Canadian Loan Note" means one or more notes made payable to the Canadian Lenders evidencing the Canadian Borrower's Obligation to repay the Canadian Loans.

            "Canadian Prime Rate" means, for any period, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (i) the rate of interest announced publicly by Citibank Canada in Toronto, Ontario, from time to time, as Citibank Canada's prime rate for determining rates of interest on commercial demand loans in Canadian Dollars made by it in Canada; and

            (ii) three-quarters of one percent (0.75%) per annum above the rate for 30 day Canadian Dollar bankers' acceptances for Citibank Canada that appears on the Reuters Screen CDOR Page at 10:00 a.m. (Toronto time) on any date of determination.

            "Canadian Swing Loan Bank" means Citibank Canada, in its individual capacity or, in the event Citibank Canada is not the Canadian Agent, the Canadian Agent (or any Affiliate of the Canadian Agent designated by the Canadian Agent). The Canadian Swing Loan Bank may from time to time make in its sole discretion Swing Loans under the Canadian Facility.

            "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be classified as capital expenditures; provided, however,
(i) Capital Expenditures shall include (A) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries and (B) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by the Company or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds.

            "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capital Stock", with respect to any Person, means any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or ex change rights, voting rights, calls or claims of any character with respect thereto.

            "Cash Collateral" means immediately available cash or Cash Equivalents held by or on behalf of the Agent, any of the Issuing Banks or any of the Lenders in any Cash Collateral Account or otherwise, as security for any or all of the Obligations.

            "Cash Collateral Accounts" means, collectively, the cash collateral accounts set forth on Schedule 6.01-AA.

            "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); and (iv) marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment the highest credit rating by Moody's Investors Service, Inc. (or its successors) and Standard & Poor's

Corporation (or its successors); provided, that the maturities of any such Cash Equivalents referred to in clauses (i) through (iv) shall not exceed one year.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.

            "CERCLIS" is defined in Section 6.01(o).

            "Change of Control" means (i) any change occurs in the direct or indirect equity ownership or control of Holdings' Capital Stock resulting in (x) Persons who control or own Holdings' Voting Stock on the Closing Date and their respective Affiliates and (y) (A) officers of the Company and (B) members of the Company's leadership committee, in each case who hold such positions as of the Closing Date or who are appointed subsequent to the Closing Date in the ordinary course of business and not in connection with any Change in Control arising under any of the other clauses of this definition, collectively controlling or owning less than 51% of Holdings' Voting Stock; (ii) (x) Persons who control or own Holdings' Voting Stock on the Closing Date and their respective Affiliates and (y) (A) officers of the Company and (B) members of the Company's leadership committee, in each case who hold such positions as of the Closing Date or who are appointed subsequent to the Closing Date in the ordinary course of business and not in connection with any Change in Control arising under any of the other clauses of this definition, shall cease to have the right to elect or designate a majority of the board of directors of Holdings; (iii) a Person or entity or group of Persons or entities acting in concert (other than, to the extent still employed by the Company or its Subsidiaries, Persons that control or own Holdings' Voting Stock on the Closing Date and that are not acting in concert with Persons that did not control or own Holdings' Voting Stock on the Closing
Date), shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of Holdings representing more than 20% of Holdings' Voting Stock; (iv) four (4) members of the Company's leadership committee shall have left the employ of the Company during any twelve month period (except for reasons of death or disability), (v) the Company shall cease to own and control 100% of the outstanding Capital Stock of Pegasus, Muehlstein International or any other Subsidiary Guarantor; or (vi) Holdings shall cease to own and control 100% of the outstanding Capital Stock of the Company.

            "Citibank" means Citibank, N.A., a national banking association.

            "Citibank Canada" is defined in the preamble.

            "Citicorp" is defined in the preamble.

            "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

            "Closing Date" means the initial Funding Date of the Loans.

            "Closing List" is defined in Section 5.01(a)(i).

            "Collateral" means all Property and interests in Prop erty now owned or hereafter acquired by Holdings, the Borrowers or any of their respective Subsidiaries upon which a Lien is granted under any of the Loan Documents, provided, that the Collateral shall not include any Receivables sold pursuant to the Permitted Receivables Financing Program (it being understood and agreed that the proceeds of the initial sale thereunder shall constitute part of the Collateral).

            "Collateral Access Agreement" means (a) a landlord waiver (with a copy of the relevant Lease attached) with respect to personal property located at real property leased by the Company or its Subsidiaries, substantially in the form of Exhibit F-1 (with such modifications as the Agent may approve in its sole discretion) and (b) a bailee waiver with respect to personal property maintained in a warehouse or with another bailee, substantially in the form of Exhibit F-2 (with such modifications as the Agent may approve in its sole discretion).

            "Collateral Value" means (i) with respect to any Eligible Receivable, the Dollar Equivalent of the unpaid face amount of such Receivable (net of retainage and any other amounts deferred with respect thereto), (ii) with respect to any item of Eligible Inventory, the Dollar Equivalent of the value (determined at the lower of cost on a first-in, first-out basis and market value) of such Inventory and (iii) with respect to Cash Collateral in any Available Currency (other than Dollars), the Dollar Equivalent of the amount of Cash Collateral in such Available Currency.

            "Collection Account Agreement" means a collection account agreement executed by a Collection Account Bank, the applicable Borrower or Borrowers, and the Agent substantially in the form of Exhibit G (with such changes thereto requested by the Collection Account Bank as may be acceptable to the Agent and the applicable Borrower or Borrowers, as the case may be), as the same may be amended, supplemented or otherwise modified from time to time.

            "Collection Account Bank" means each bank which has entered into (or, in accordance with Section 8.11(a), will enter into) a Collection Account Agreement or Standing Orders and which is identified as a Collection Account Bank on Schedule 6.01-AA, as such schedule may be modified from time to time pursuant to Section 7.11, at which proceeds of Collateral are deposited.

            "Collection Accounts" means, collectively, the collection accounts established at the Collection Account Banks which are (or, in accordance with Section 8.11(a), will be) subject to a Collection Account Agreement or Standing Orders.

            "Commercial Letter of Credit" means any documentary letter of credit Issued by an Issuing Bank pursuant to Section 2.02 for the account of a Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by such Borrower in the ordinary course of its business.

            "Common Equity Notes" means (i) the promissory notes, substantially in the form of Exhibit A to the Shareholders' Agreement issued to holders of Common Stock pursuant to the Shareholders Agreement and (ii) the promissory notes described in Section 11.3(a) of the ESOP issued to holders of Common Stock pursuant to the ESOP.

            "Common Stock" means the Common Stock, par value $0.01 per share, of Holdings.

            "Company Trademark Security Agreement" means the Trademark Security Agreement dated as of the Closing Date by and between the Company and the Agent substantially in the form of Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Compliance Certificate" is defined in Section 7.01(c).

            "Consolidated Cash Interest Expense" means, for any period, all as determined in conformity with GAAP, (i) total interest expense and, after the inception of the Permitted Receivables Financing Program, any discount attributable to the payment of yield and any program, commitment, agency and similar fees payable under the Permitted Receivables Financing Program, whether paid or accrued (without duplication) (including the interest component of Capital Lease obligations), of Holdings and its Subsidiaries on a consolidated basis, including, without limitation, all recurring bank loan fees and commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Contracts, but excluding, however, amortization of discount, interest paid in property other than cash or any other interest expense not payable in cash, minus (ii) any net payments received during such period under Interest Rate Contracts.

            "Consolidated Fixed Charges" means, for any period, the sum of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal on the Indebtedness of Holdings and its Subsidiaries (including the principal component of Capital Lease obligations but excluding the Obligations), (iii) cash dividends paid in respect of the Capital Stock of Holdings and (iv) cash payments in respect of redemptions of the Capital Stock of Holdings.

            "Consolidated Net Income" means, for any period, the net earnings (or loss) after taxes of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

            "Consolidated Tangible Net Worth" means, with respect to any Person, at any time, (i) total consolidated assets of such Person (including the capitalized portion of Interest Rate Contracts), plus (ii) any negative cumulative foreign exchange translation adjustments applicable to such Person, minus (iii) total consolidated liabilities of such Person (excluding any accrued and unpaid dividends payable on the Capital Stock of such Person), minus (iv) any positive cumulative foreign exchange translation adjustments applicable to such Person. There shall be excluded therefrom all General Intangibles (except goodwill, tax refunds, tax refund claims, rights and claims against carriers, shippers, franchises, lessors and lessees, and rights to indemnification), organizational expenses and all unamortized debt discount and deferred charges (including deferred taxes) and non-current pension liabilities or assets. Assets and liabilities shall be determined in accordance with GAAP, except that investments in and moneys due from Affiliates of the Borrowers (other than such moneys in respect of trade accounts receivables and payables in the ordinary course of business) shall be excluded from total consolidated assets.

            "Contaminant" means any waste, pollutant, hazardous substance, radioactive substance or material, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any hazardous or toxic constituent thereof and includes, but is not limited to, these terms as defined in Environmental, Health or Safety Requirements of Law.

            "Constituent Document" means, (i) with respect to any corporation,
(A) the articles/certificate of incorporation (or the equivalent organizational documents) of such entity, (B) the by-laws (or the equivalent governing documents) of such entity and (C) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such entity's Capital Stock or any unanimous shareholder agreement pertaining to the Canadian Borrower and (ii) with respect to any partnership (whether limited or general), (A) the certificate of partnership (or equivalent filings), (B) the partnership agreement (or equivalent organizational documents) of such partnership and (C) any document setting forth the designation, amount and/or rights, limitations and preferences of any of such partnership's partnership interests.

            "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

            "Credit Facilities" means, collectively, the U.S. Facility, the Multicurrency Facility and the Canadian Facility.

            "Cure Loans" is defined in Section 3.02(b)(iv)(C).

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

            "Currency Agreement Exposure" means, with respect to any Borrower at any time and from time to time, an aggregate amount equal to one hundred and ten percent (110%) of the then pre-settlement risk of such Borrower (determined by the Agent in accordance with the Agent's (or its applicable Affiliate's) customary practices) of each Currency Agreement entered into by such Borrower and the Agent (or an Affiliate of the Agent) for the remaining term and volume of such Currency Agreement, disregarding (subject to the immediately succeeding sentence) any Currency Agreement with respect to which the pre-settlement risk of such Borrower at such time is positive. If (i) such Borrower is a party to
(x) such Currency Agreement providing for such Borrower's purchase of a particular currency and (y) a similar Currency Agreement with the same counterparty providing for the sale of such currency and (ii) such Borrower and such counterparty have entered into a netting agreement in form and substance satisfactory to the Agent with respect to such Currency Agreements, then the pre-settlement risk of such Persons at such time (determined by, the Agent in accordance with the Agent's (or its applicable Affiliate's) customary practices) under such Currency Agreements shall be netted against one another in determining such Borrower's aggregate Currency Agreement Exposure (it being understood and agreed that if any such netting of Currency Agreements results in a positive net pre-settlement risk to such Borrower, such net pre-settlement risk shall be disregarded in the calculation of such Borrower's aggregate

Currency Agreement Exposure).

            "Customary Permitted Liens" means

            (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are not required to be paid pursuant to Section 8.04;

            (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, consignors, warehousemen, repairers or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

            (iii) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that all such Liens do not in the aggregate materially detract from the value of any Borrower's or any of its Subsidiaries' Property or materially impair the use thereof in the operation of the business of such Borrower or any of such Subsidiaries;

            (iv) Liens arising as a result of progress payments or otherwise under government contracts; and

            (v) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property.

            "Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

            "Disbursement Accounts" means, collectively, the disbursement account of each Borrower as set forth on Schedule 6.01-AA.

            "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

            "Dollars" and "$" mean the lawful money of the United States.

            "Dollar Equivalent" means, with respect to any amount denominated in an Available Currency (other than Dollars) on the date of determination thereof, the equivalent of such amount in Dollars determined at the rate of exchange equal to the Spot Rate on such date of determination.

            "Domestic Borrowers" means, collectively, the Company, Pegasus and Muehlstein International.

            "Domestic Borrowing Base" means, as of any date of determination, with respect to the Domestic Borrowers, an amount equal to, with respect to each category of Collateral set forth below, the Collateral Value of such Collateral as of such date multiplied by a percentage, up to the applicable advance rate set forth opposite such category of Collateral, provided, that, notwithstanding the "Initial Advance Rates" set forth below, in September 1996, the Agent will begin to permanently decrease (in a single decrease or a series of decreases) certain of such "Initial Advance Rates" such that, on or before the second anniversary of the Closing Date, the maximum advance rate with respect to each category of Collateral set forth below is the "Revised Advance Rate" set forth opposite such category:

================================================================================
                                                          Initial        Revised
                      Category of Collateral              Advance        Advance
                                                          Rate           Rate
================================================================================
(a)       Eligible Supported Foreign                        95%            85%
          Receivables, up to an amount no
          greater than the maximum coverage of
          credit insurance relating thereto
--------------------------------------------------------------------------------
(b)       Eligible Supported Foreign                        75%            75%
          Receivables in excess of such maximum
          coverage
--------------------------------------------------------------------------------
(c)       Eligible Domestic Receivables                     90%            85%
--------------------------------------------------------------------------------
(d)       Eligible Investment Grade Foreign                 75%            60%
          Receivables
--------------------------------------------------------------------------------
(e)       Eligible L/C Backed Foreign                       85%            85%
          Receivables
--------------------------------------------------------------------------------
(f)       Eligible Other Foreign Receivables                45%            40%
--------------------------------------------------------------------------------
(g)       Eligible Domestic Inventory                       70%            70%
          consisting of plastics
--------------------------------------------------------------------------------
(h)       Eligible Domestic Inventory                       55%            55%
          consisting of rubber

================================================================================
                                                          Initial        Revised
                      Category of Collateral              Advance        Advance
                                                          Rate           Rate
================================================================================
(i)       Eligible Foreign Inventory consisting             65%            65%
          of plastics located in the United
          Kingdom
--------------------------------------------------------------------------------
(j)       Eligible Foreign Inventory consisting             55%            55%
          of rubber located in the United
          Kingdom
--------------------------------------------------------------------------------
(k)       Eligible Foreign Inventory consisting             50%            50%
          of plastics located in any approved
          European country (other than the
          United Kingdom)
--------------------------------------------------------------------------------
(l)       Eligible Foreign Inventory consisting             55%            55%
          of rubber located in any approved
          European country (other than the
          United Kingdom)
--------------------------------------------------------------------------------
(m)       All other Eligible Foreign Inventory              60%            60%
          consisting of plastics
--------------------------------------------------------------------------------
(n)       All other Eligible Foreign Inventory              50%            50%
          consisting of rubber
--------------------------------------------------------------------------------
(o)       Eligible Aged Inventory                           30%            30%
--------------------------------------------------------------------------------
(p)       Cash Collateral deposited by or on               100%           100%
          behalf of any Domestic Borrower and
          held from time to time in the
          respective Cash Collateral Accounts
          of the Domestic Borrowers
================================================================================

provided, however, the amount of Eligible Inventory included in the Domestic Borrowing Base shall be the lesser of (i) the sum of the calculations for each of the categories described in (g) through (o) above (i.e., the Collateral Value of the Collateral in such category multiplied by the applicable advance rate) and (ii) the Inventory Sublimit then in effect for the Domestic Borrowers. For purposes of this definition, Eligible Supported Foreign Receivables, Eligible Domestic Receivables, Eligible Investment Grade Foreign Receivables, Eligible L/C Backed Foreign Receivables, Eligible Other Foreign Receivables, Eligible Domestic Inventory, Eligible Foreign Inventory and Eligible Aged Inventory, as of any date of determination, shall be determined after deduction of all Eligibility Reserves then effective with respect to such items. As of ten (10) Business Days after the date of notice of any determination thereof to the Domestic Borrowers by the Agent (which notice shall include a reasonably detailed explanation thereof), (x) any advance rate specified above (as reduced, if applicable, by any permanent reductions of such advance rate) may be reduced by the Agent in its sole discretion so long as such adjustment is made in accordance with the Agent's customary practices and (y) any advance rate so reduced may be increased by the Agent in its sole discretion (but not in excess of the percentages set forth above (as reduced, if applicable, by any permanent reductions of such advance rate) which shall require the consent of all Lenders in accordance with Section 13.07(b)(ii)) so long as such adjustment is made in accordance with the Agent's customary practices.

            "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrowers and the Agent.

            "EBITDA" means, for any period on a consolidated basis for Holdings and its Subsidiaries, (i) the sum of the amounts for such period of (A) Consolidated Net Income, (B) depreciation, amortization expense and other non-cash charges, (C) Consolidated Cash Interest Expense, (D) charges for federal, state, local and foreign income taxes, (E) extraordinary losses which have been deducted in the determination of Consolidated Net Income, (F) other non-operating expenses (including discounts and expenses under the Permitted Receivables Financing Program) not otherwise included in Consolidated Net Income, (G) non-recurring, non-operating expenses, (H) discretionary bonuses and profit sharing (to the extent paid in Capital Stock of Holdings) and non-cash deferred compensation expenses, net of any cash payments made in respect thereof and (I) ESOP contribution expense, minus (ii) the sum of (A) extraordinary gains not already excluded from the determination of Consolidated Net Income, (B) income tax credits and (C) non-recurring, non-operating income.

            "Eligibility Reserves" means, as of ten (10) Business Days after the date of written notice of any determination thereof to the Borrowers by the Agent (which notice shall include a reasonably detailed explanation thereof), such amounts as the Agent, in the exercise of its sole discretion (and subject to the Agent's customary practices), may from time to time establish against the gross amounts of Eligible Aged Inventory, Eligible Domestic Inventory, Eligible Domestic Receivables, Eligible Foreign Inventory, Eligible Investment Grade Foreign Receivables, Eligible L/C Backed Foreign Receivables, Eligible Other Foreign Receivables and Eligible Supported Foreign Receivables to reflect risks or contingencies arising after the Closing Date which may affect such items and which have not already been taken into account in the determination of Eligible Aged Inventory, Eligible Domestic Inventory, Eligible Domestic Receivables, Eligible Foreign Inventory, Eligible Investment Grade Foreign Receivables, Eligible L/C Backed Foreign Receivables, Eligible Other Foreign Receivables and Eligible Supported Foreign Receivables.

            "Eligible Aged Inventory" means Eligible Inventory of a Borrower which has not been sold or, in the case of returned Inventory, resold within one
(1) year after the date of such Borrower's original purchase thereof.

            "Eligible Assignee" means (i) a Lender or any Affiliate thereof;
(ii) a commercial bank having total assets in excess of $500,000,000 or any Affiliate thereof; (iii) a finance company, insurance company, other financial institution or fund, acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any state thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000; or (v) a finance company, insurance company, bank, other financial institution or fund reasonably acceptable to the Agent and the Borrower.

            "Eligible Domestic Inventory" means Eligible Inventory of a Borrower (other than Eligible Aged Inventory) which is then located in the United States of America (including its territories and possessions) or, in the case of the Canadian Borrower, Eligible Inventory (other than Eligible Aged Inventory) which is then located in Canada.

            "Eligible Domestic Receivables" means Eligible Receivables of a Borrower which arise with respect to a sale to an account debtor located in (A) with respect to any Domestic Borrower, the United States of America (including its territories and possessions), (B) with respect to Receivables of the Canadian Borrower, Canada or (C) with respect to any Borrower, in such other jurisdiction or jurisdictions as the Agent may in its sole discretion determine to be satisfactory for this purpose.

            "Eligible Foreign Inventory" means Eligible Inventory of a Borrower (other than Eligible Aged Inventory) which is then located in the United Kingdom or Germany or, solely with respect to prepaid rubber Inventory, in Belgium or The Netherlands or such other Inventory in such other jurisdiction or jurisdictions (other than the United States (including its territories and possessions) or Canada) as the Agent may in its sole discretion determine to be satisfactory for this purpose.

            "Eligible Inventory" means Inventory of a Borrower (other than any Inventory which has been consigned to such Borrower) (i) with respect to which the Agent has a valid and perfected first priority Lien (subject only to Customary Permitted Liens), (ii) with respect to which no warranty contained in any of the Loan Documents has been breached, (iii) which is not in the sole discretion of the Agent (exercised in accordance with the Agent's customary practices), obsolete, unmerchantable or subject to any statutory, contractual or other title retention or similar agreement or arrangement, and (iv) which the Agent deems to be Eligible Inventory, based on such credit and collateral considerations as the Agent deems appropriate. Except as otherwise agreed to by the Agent, no Inventory of any Borrower shall be Eligible Inventory if such Inventory is located, stored, used or held at a leased premises or the premises of a third party unless (A) the Agent shall have received a Collateral Access Agreement from such third party unless, solely with respect to Inventory located in the United States of America (including its territories and possessions), a Collateral Access Agreement is not required pursuant to Section 8.12 and (B) appropriate UCC-1 financing statements shall have been executed or, in the case of Inventory which is located, stored, used or held outside the United States of America (including its territories and possessions), other appropriate action satisfactory to the Agent shall have been taken to make the rights of the Agent in such Inventory effective against third parties, with respect to such location. The Agent reserves the right, upon ten (10) Business Days notice thereof to the Borrowers (which notice shall include a reasonably detailed explanation thereof), to create, from time to time, additional categories of ineligible Inventory in accordance with its customary practices.

            "Eligible Investment Grade Foreign Receivables" means Eligible Receivables of a Borrower (other than any Eligible Supported Foreign Receivable, Eligible L/C Backed Foreign Receivable or any Eligible Domestic Receivable) with respect to a sale to an account debtor located in a country (other than the United States of America (including its territories and possessions) or Canada) the senior unsecured debt securities of which are rated BBB- (or better) by Standard & Poor's Corporation (or its successors) or Baa3 (or better) by Moody's Investors Service, Inc. (or its successors).

            "Eligible L/C Backed Foreign Receivables" means Eligible Receivables of a Borrower which arise with respect to a sale to an account debtor located in any country (other than the United States (including its territories and possessions) or Canada) and with respect to which the account debtor's obligations (or that portion of such obligations which is acceptable to the Agent) with respect to such sale is secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are reasonably acceptable to the Agent (which letter of credit, guaranty or acceptance is subject to the Lien of the Agent in a manner reasonably satisfactory to the Agent).

            "Eligible Other Foreign Receivables" means Eligible Receivables of a Borrower which do not at such time constitute Eligible Domestic Receivables, Eligible L/C Backed Foreign Receivables, Eligible Supported Foreign Receivables or Eligible Investment Grade Foreign Receivables, provided that to the extent that the Collateral Value of Eligible Other Foreign Receivables of the Borrowers arising with respect to sales to account debtors located in a particular country would in the absence of this proviso exceed 4% of the aggregate Collateral Value of all Eligible Receivables of the Domestic Borrowers at such time, such Receivables having an aggregate Collateral Value equal to such excess shall not constitute Eligible Other Foreign Receivables.

            "Eligible Receivables" means each Receivable of a Borrower which is not at any time, except as otherwise agreed by the Agent, as the case may be, in its sole discretion (exercised in accordance with its customary practices), of any of the following types:

            (i) (A) it is a Receivable which arises with respect to a sale to an account debtor located in the United States of America (including its territories and possessions), Canada or the United Kingdom the original terms of which provide for payment more than 105 days (or such longer period as the Agent may determine in its sole discretion) after the date of the original invoice issued by such Borrower in connection with such sale, (B) it is a Receivable (other than a Receivable referred to in clause (A) above) that arises out of a sale the original terms of which provide for payment more than 150 days (or such longer period as the Agent may determine in its sole discretion) after the date of the original invoice issued by such Borrower in connection with such sale or (C) it is more than 60 days (or such longer period as the Agent may determine in its sole discretion) past due, according to the original terms of sale; or

            (ii) it arises out of a sale not made in the ordinary course of such Borrower's business or a sale to a Person which is an Affiliate of such Borrower; or

            (iii) it fails to meet or violates any warranty, representation or covenant contained in this Agreement or any of the other Loan Documents; or

            (iv) (A) the account debtor or any of its Affiliates is also such Borrower's supplier or creditor and the Receivable is or may become subject to any right of setoff by the account debtor, and such account debtor has not entered into an agreement with the Agent with respect to the waiver of rights of setoff or (B) the account debtor has disputed liability with respect to such Receivable, or made any claim with respect to any other Receivable due from such account debtor to such Borrower or any of its Subsidiaries, in which case the Receivable shall be ineligible to the extent of such dispute, claim or setoff; or

            (v) the account debtor has filed a petition for or assignment in bankruptcy or any other petition or application for relief under the Bankruptcy Code or any similar statute of Canada, the United Kingdom or any other relevant jurisdiction, or any political subdivision thereof, made an assignment for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code or any similar statute of Canada, the United Kingdom or any other relevant jurisdiction, or any political subdivision thereof has been filed against the account debtor, or if the account debtor has failed, suspended its business operations, become insolvent, suffered a receiver, a receiver-manager, administrator or a trustee to be appointed for any of its assets or affairs, or is generally failing to pay its debts as they become due, and, in the case of any of the foregoing, the Agent does not determine that such occurrence should not result in ineligibility; or

            (vi) the sale is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis; or

            (vii) the Agent believes, in the exercise of its reasonable credit judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's financial ability to pay; or

            (viii) the account debtor is the United States of America, Canada, the United Kingdom or any other foreign jurisdiction or any department, agency or instrumentality thereof, unless the Company or its applicable Subsidiary assigns its right to payment of such Receivable to the Agent (on terms reasonably satisfactory to the Agent) pursuant to, in the case of the United States, the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727) or, with respect to any such other jurisdiction, department, agency or instrumentality, any similar Requirement of Law then in effect with respect to payments due from such jurisdiction, department, agency or instrumentality; or

            (ix) the goods, the delivery of which has given rise to such Receivable, have not been delivered to or rejected by the account debtor or the services, the performance of which has given rise to such Receivable, have not been performed by such Borrower or rejected by the account debtor; or

            (x) the Receivable(s) of the respective account debtor exceed(s) a credit limit determined by the Agent, in the exercise of its reasonable credit judgment, at any time or times hereafter, in which case such Receivable(s) shall be ineligible to the extent such Receivable(s) exceed(s) such limit; or

            (xi) the Agent does not have a valid and perfected first priority security interest in such Receivable (subject only to Customary Permitted Liens); or

            (xii) the account debtor is located in the state of New Jersey or Minnesota and such Borrower has not filed and maintained effective a current Business Activity Report with the appropriate Governmental Authority in such state (except in the case such Borrower is qualified to transact business in such state as a foreign corporation); or

            (xiii) the sale is to an account debtor with respect to which fifty percent (50%) or more of all Receivables owing by such account debtor are ineligible for any reason; or

            (xiv) it arises out of or in connection with a retainage or similar arrangement; or

            (xv) it arises out of or in connection with, or has been or is to be sold or otherwise transferred pursuant to, the Permitted Receivables Financing Program; or

            (xvi) in the case of Receivables which a Domestic Borrower has purchased from any Affiliate thereof which is not a Domestic Borrower, such purchase arrangements are not on terms reasonably satisfactory to the Agent; or

            (xvii) if sale of Inventory giving rise to such Receivable is through an agent of such Borrower (including, without limitation, a Subsidiary acting as agent for such Borrower), the agency agreement applicable thereto is not substantially in the form of the agency agreements approved by the Agent on the Closing Date (unless any changes to, or deviations from, such form are reasonably satisfactory to the Agent);

            (xviii) it is deemed ineligible by the Agent in accordance with the customary criteria of the Agent (it being understood that the Agent shall provide such Borrower with ten (10) Business Days' notice of any exclusion of a Receivable pursuant to this clause and a reasonably detailed explanation for such exclusion).

            "Eligible Supported Foreign Receivables" means Eligible Receivables of a Borrower which arise with respect to sales to account debtors located outside the United States of America (including its territories and possessions) and Canada, and which are fully supported by credit insurance payable to such Borrower on terms and conditions and from a financial institution satisfactory to the Agent; provided that such credit insurance (x) shall be in full force and effect and not in dispute and (y) shall have been collaterally assigned to the Agent pursuant to documentation in form and substance reasonably satisfactory to the Agent.

            "Environmental, Health or Safety Requirements of Law" means all valid and enforceable Requirements of Law derived from or relating to federal, state, local and foreign laws, regulations, orders, ordinances, rules, permits, licenses or other binding determination of any Governmental Authority relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements of Law as are promulgated by the specifically authorized agent or agents responsible for administering such Requirements of Law.

            "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "Environmental Property Transfer Acts" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any Property or the transfer, sale or lease of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act", "Responsible Transfer Act", or "Industrial Site Recovery Act".

            "Equipment" means, with respect to any Person, all of such Person's present and future equipment (as defined in the Uniform Commercial Code or in any similar statute of Canada, the United Kingdom or any other relevant jurisdiction, or any political subdivision thereof).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as Holdings or the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with Holdings or the Company; (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as Holdings or the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above; and (iv) any other Person which is required to be aggregated with Holdings or the Company pursuant to regulations promulgated under Section 414(o) of the Internal Revenue Code.

            "ESOP" means the H. Muehlstein & Co., Inc. Deferred Profit Sharing and Employee Stock Ownership Plan, effective as of December 1, 1995, as the same may be amended, supplemented or otherwise modified from time to time, subject in each case to Section 9.16.

            "Event of Default" means any of the occurrences set forth in Section
11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.01.

            "Federal Funds Rate" means, for any period, a fluctu ating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recog nized standing selected by the Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeed ing to its functions.

            "Financial Officer" means, with respect to Holdings or any Borrower, the chief financial officer, treasurer, controller or other officer or member of management of Holdings or such Borrower with significant responsibility for the financial affairs of Holdings or such Borrower.

            "Finova" means FINOVA Capital Corporation.

            "Finova Credit Agreement" means the Term Loan Agreement dated as of the Closing Date among Finova and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

            "Finova Documents" means the Finova Credit Agreement and all other instruments, agreements and written Contractual Obligations entered into in connection with the Finova Credit Agreement and otherwise relating thereto.

            "Finova Indebtedness" means the four year term credit facility provided by Finova to the Company on the Closing Date in an outstanding principal amount of $8,000,000 pursuant to the Finova Credit Agreement.

            "Finsub" means a corporation organized under the laws of a state of the United States of America which is a special purpose Wholly Owned Subsidiary of the Company formed solely for the purpose of engaging in the Permitted Receivables Financing Program.

            "Fiscal Year" means the fiscal year of the Borrower, which shall be the 12-month period ending on December 31 of each calendar year.

            "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of (i) EBITDA for such period, minus Capital Expenditures for such period, minus cash taxes for such period, to (ii) Consolidated Fixed Charges for such period.

            "Fixed Rate" means, with respect to any Interest Period applicable to a Borrowing of Fixed Rate Loans under the applicable Credit Facility denominated in the applicable currency, an interest rate per annum equal to (i) the U.S. LIBO Rate with respect to Fixed Rate Loans denominated in Dollars under the U.S. Facility and (ii) the Multicurrency LIBO Rate, with respect to Fixed Rate Loans denominated in an Optional Currency under the Multicurrency Facility, in each case in effect on the relevant Fixed Rate Determination Date.

            "Fixed Rate Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Fixed Rate Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrowers and the Agent.

            "Fixed Rate Determination Date" means, with respect to a Borrowing of Fixed Rate Loans, (i) the second Business Day prior to the first day of the Interest Period for any Borrowing or (ii) in the case of a Borrowing of Fixed Rate Loans under the Multicurrency Facility denominated in Pounds and maintained in Pounds, the first day of the Interest Period for such Borrowing.

            "Fixed Rate Interest Payment Date" means (i) with respect to any Fixed Rate Loan, the last day of each Interest Period applicable to such Loan and (ii) with respect to any Fixed Rate Loan having a Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Interest Period.

            "Fixed Rate Lending Office" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "Fixed Rate Lending

Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrowers and the Agent.

            "Fixed Rate Loans" means all Loans under the U.S. Facility and the Multicurrency Facility denominated in Dollars or an Optional Currency outstanding which bear interest at a rate determined by reference to the Fixed Rate applicable to such currency as provided in Section 4.01(a).

            "Floating Rate" means, for any period applicable to any Floating Rate Loan denominated in any Available Currency, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be (i) the U.S. Base Rate, in the case of Floating Rate Loans denominated in Dollars,
(ii) the Canadian Prime Rate, in the case of Floating Rate Loans denominated in Canadian Dollars and (iii) the Multicurrency Base Rate, in the case of Floating Rate Loans denominated in any Optional Currency.

            "Floating Rate Loans" means all Loans denominated in an Available Currency which bear interest at a rate determined by reference to the Floating Rate applicable to such currency as provided in Section 4.01(a).

            "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is main tained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

            "Foreign Pension Plan" means any Foreign Employee Benefit Plan which under applicable local law is required to be funded through a trust or other funding vehicle.

            "Funding Date" means, with respect to any Loan, the date of the funding of such Loan.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date of the most recent audited financial statements of Holdings and its Subsidiaries delivered to the Lenders prior to the Closing Date (unless otherwise specified pursuant to Section 13.04).

            "General Intangibles" means, with respect to any Person, all of such Person's present and future general intangibles (as defined in Section 9-106 of the Uniform Commercial Code or in any similar Statute of Canada, the United Kingdom or any other relevant jurisdiction, or any political subdivision thereof).

            "Governmental Authority" means any nation or govern ment, any federal, state, province, territory, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Agent, each Lender and each Issuing Bank.

            "Holdings" is defined in the preamble.

            "Holdings Guaranty" means the Guaranty dated as of the Closing Date duly executed and delivered to the Agent and the Canadian Agent by Holdings substantially in the form of Exhibit I hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Holdings Pledge Agreement" means the Pledge Agreement dated as of the Closing Date by and between Holdings and the Agent substantially in the form of Exhibit J hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Holdings Security Agreement" means the Security Agreement dated as of the Closing Date by and between Holdings and the Agent substantially in the form of Exhibit K hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Indebtedness", as applied to any Person, at any time, shall mean, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) in respect of obligations (A) to redeem, repurchase or exchange for cash any Securities at a fixed or determinable date, at the option of another Person or upon the occurrence of a condition not solely within the control of such Person, as of the time such payment date becomes fixed or determined, such option is exercised or such condition is satisfied, as the case may be, or (B) to pay cash dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except (A) accounts payable and accrued expenses arising in the ordinary course of business and (B) any obligation arising solely in respect of the conversion in the ordinary course of business of any current liability into a long-term obligation in a like amount and bearing interest at a rate not in excess of a market rate of interest, (v) in respect of Capital Leases, (vi) which are Accommodation Obligations, (vii) upon which interest charges are customarily paid (including zero coupon instruments but excluding obligations referred to in clauses (iv)(A) or (iv)(B) above) or (viii) under conditional sale or other title retention agreements relating to property purchased by such Person; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time (it being understood that if recourse with respect to such indebtedness, obligations or liabilities is limited to such property, such indebtedness, obligations or other liabilities shall be limited to the fair market value of such property); (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and Currency Agreements, net of liabilities owed to such Person by the counterparties thereon; and (d) all contingent Contractual Obligations with respect to any of the foregoing.

            "Indemnitee" is defined in Section 13.03.

            "Indemnified Matter" is defined in Section 13.03.

            "Initial Projections" means the financial projections initially dated November 2, 1995 and updated on February 8, 1996 with respect to Holdings and its Subsidiaries delivered by Holdings to the Lenders on or prior to the Closing Date.

            "Interbank Rate" means, for any period, (i) in respect of Loans denominated in Dollars, the Federal Funds Rate, and (ii) in respect of Loans denominated in any other Available Currency, the Floating Rate applicable to such currency.

            "Intercreditor Agreement" means the Intercreditor Agreement dated as of the Closing Date between Finova and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

            "Interest Period" is defined in Section 4.02(b).

            "Interest Rate Contract" means any interest rate exchange, swap, collar, future, protection, cap, floor or similar agreements providing interest rate protection.

            "Interest Rate Contract Exposure" means, with respect to any Borrower at any time and from time to time, an aggregate amount equal to one hundred and ten percent (110%) of the then pre-settlement risk of such Borrower (determined by the Agent in accordance with the Agent's (or its applicable Affiliate's) customary practices) of each Interest Rate Contract entered into by such Borrower and the Agent (or an Affiliate of the Agent) for the remaining term and volume of such Interest Rate Contract, disregarding (subject to the immediately succeeding sentence) any such Interest Rate Contract with respect to which the pre-settlement risk of such Borrower at such time is positive. If (i) such Borrower is a party to more than one Interest Rate Contract with the same counterparty and (ii) such Borrower and such counterparty have entered into a netting agreement in form and substance satisfactory to the Agent with respect to such Interest Rate Contracts, then the pre-settlement risk of such Persons at such time (determined by the Agent in accordance with the Agent's (or its applicable Affiliate's) customary practices) under such Interest Rate Contracts shall be netted against one another in determining such Borrower's aggregate Interest Rate Contract Exposure (it being understood and agreed that if any such netting of Interest Rate Contracts results in a positive net pre-settlement risk to such Borrower, such net pre-settlement risk shall be disregarded in the calculation of such Borrower's aggregate Interest Rate Contract Exposure).

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

            "Inventory" means, with respect to any Person, all of such Person's present and future (i) inventory (as defined in Section 9-109(4) of the Uniform Commercial Code or in any similar statute of Canada, the United Kingdom or any other relevant jurisdiction, or any political subdivision thereof) (including unbilled accounts receivable), (ii) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such Person and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of such Person's business, (iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Person's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above, (v) goods in which such Person has a joint or other interest to the extent of such Person's interest therein or right of any kind (including, without limitation, goods in which such Person has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Person; in each case whether in the possession of such Person, a bailee, a consignee, or any other Person for sale, storage, transit, processing, repair, use or otherwise, and any and all documents for or relating to any of the foregoing.

            "Inventory Sublimit" means the amount set forth opposite the name of the Borrower(s) set forth below (it being understood and agreed that the Company may from time to time by ten (10) Business Days' written notice to the Agent (and subject to the Agent's consent which shall not be unreasonably withheld) reallocate portions of the Inventory Sublimit to one or more of such Borrowers; provided that the sum of such portions so allocated shall not at any time exceed $35,000,000 in the aggregate):

              Borrower(s)                       Inventory Sublimit
              -----------                       ------------------

            Domestic Borrowers                        $32,000,000
            Canadian Borrower                         $ 3,000,000

            "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities issued by or other equity ownership interest in any other Person,
(ii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, (iii) any loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (iv) any accounts (including, without limitation, any such deposit, cash collateral and investment accounts) with banks or other financial institutions.

            "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

            "Issue" means, with respect to any Letter of Credit, either to issue, or extend the expiry of, or renew, or increase the amount of, such Letter of Credit, and the term "Issued" or "Issuance" shall have a corresponding meaning.

            "Issuing Banks" means the U.S. Issuing Banks and the Canadian Issuing Banks.

            "Knowledge" (and the related term "Know") means, with respect to Holdings' or any Borrower's knowledge, the knowledge of a Responsible Person of Holdings or such Borrower.

            "Leases" means those leases, tenancies or occupancies entered into by Holdings, any Borrower or any of the Borrowers' respective Subsidiaries, as tenant, sublessor or sublessee either directly or as the successor in interest to the Company or any of its Affiliates.

            "Lender" means, as of the Closing Date, Citicorp, the Canadian Lender and each other institution which is a signatory hereto and, at any other given time, the Canadian Lenders and each other institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

            "Letter Agreement" means the fee letter dated as of the date hereof from Citicorp Securities, Inc. and Citicorp and accepted by the Company.

            "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit Issued for the account of any Borrower pursuant to Section 2.02.

            "Letter of Credit Availability" means, at any particular time (i) with respect to the Domestic Borrowers, the Letter of Credit Sublimit for the Domestic Borrowers minus the aggregate Letter of Credit Obligations of the Domestic Borrowers outstanding at such time and (ii) with respect to the Canadian Borrower, the Letter of Credit Sublimit for the Canadian Borrower minus the Letter of Credit Obligations of the Canadian Borrower outstanding at such time.

            "Letter of Credit Fee" is defined in Section 4.03(a).

            "Letter of Credit Obligations" means, at any particular time with respect to any Borrower, the sum of (i) all outstanding Reimbursement Obligations of such Borrower, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of such Borrower (including, without limitation, any Letter of Credit with respect to which, notwithstanding the termination thereof pursuant to its terms, the beneficiary thereunder has a right to make drawings thereunder in accordance with applicable law), plus (iii) the aggregate face amount of all Letters of Credit requested by such Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.02). For purposes of determining the amount of Letter of Credit Obligations (or any component thereof) in respect of any Letter of Credit which is denominated in an Available Currency (other than Dollars), such amount shall equal the Dollar Equivalent of the amount of such currency at the time of determination thereof.

            "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the relevant Borrower and as are not materially adverse (in the reasonable judgment of the Issuing Bank) to the interests of the Lenders; provided, however, in the event of any conflict between the terms hereof and of any Letter of Credit Reimbursement Agreement, the terms hereof shall control.

            "Letter of Credit Sublimit" means the amount set forth opposite the name of the Borrower(s) set forth below (it being understood and agreed that the Company may from time to time by ten (10) Business Days' written notice to the Agent (and subject to the Agent's consent which shall not be unreasonably withheld) reallocate portions of the Letter of Credit Sublimit to one or more of such Borrowers; provided that the Letter of Credit Sublimit for the Canadian Borrower shall not exceed $4,000,000 at any time; provided, further, that the sum of the portions so allocated shall not at any time exceed $15,000,000 in the aggregate):

              Borrower(s)                       Letter of Credit Sublimit
              -----------                       -------------------------

            Domestic Borrowers                        $13,000,000
            Canadian Borrower                         $ 2,000,000

            "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses and damages with respect to or arising out of any of the following: personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of or associated with investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, voluntary disclosures made to, or settlements with, the United States Government or any foreign government or any political subdivision thereof, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, including interest, if any, thereon.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority, title retention or other security agreement or preferential arrangement (including, without limitation, any negative pledge arrangement and any agreement to provide equal and ratable security) of any kind or nature whatsoever in respect of any property of a Person intended to assure payment of any Indebtedness, obligation or other liability, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to ss. 9-408 of the Uniform Commercial Code or any similar statute of Canada, the United Kingdom or any other relevant jurisdiction, or any political subdivision thereof), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction, but does not include the interest of a lessor under an Operating

Lease.

            "Loan Documents" means this Agreement, the Notes, the Holdings Guaranty, the Borrower Guaranty, the Subsidiary Guaranty, the Borrower Security Agreements, the Holdings Security Agreement, the Company Trademark Security Agreement, the Holdings Pledge Agreement, the Borrower Pledge Agreements, the Subsidiary Security Agreements, the Letter Agreement, the Letter of Credit Reimbursement Agreements, the Intercreditor Agreement, the Collection Account Agreements, the other documents executed or delivered pursuant to Section 5.01(a) by Holdings, the Company or any Subsidiary of the Company, any Currency Agreements to which the Agent or any Affiliate of the Agent is a party, any Interest Rate Contracts to which the Agent or any Affiliate of the Agent is a party, and all other instruments, agreements and written Contractual Obligations between any Borrower or any Subsidiary of any Borrower, on the one hand, and any of the Agent, the Lenders or the Issuing Banks, on the other hand, in each case delivered to either the Agent, such Lender or such Issuing Bank before, on or after the Closing Date pursuant to or in connection with the transactions (including, without limitation, the cash management arrangements) contemplated hereby. The Loan Documents shall not include the Permitted Receivables Transaction Documents.

            "Loans" means all the Revolving Loans and the Swing Loans.

            "Lockboxes" means, collectively, the lockboxes established at the Collection Account Banks for collection of payments in respect of Receivables or other Collateral.

            "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G.

            "Material Adverse Effect" means a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Domestic Borrowers, taken as a whole, or the Canadian Borrower, individually, (ii) the ability of Holdings or any of the Borrowers to perform their respective material obligations under the Loan Documents or (iii) the ability of the Lenders, the Issuing Banks, or the Agent to enforce the Loan Documents.

            "Maximum Revolving Credit Amount" means, at any particular time, an amount equal to:

            (i) with respect to the U.S. Facility, (A) the lesser of (1) the U.S. Commitments in effect at such time and (2) the excess, if any, of (a) the Domestic Borrowing Base at such time over (b) the Multicurrency Commitments in effect at such time, minus (B) the amount of any Availability Reserves applicable to the U.S. Facility in effect at such time, minus (C) the aggregate amount of the Currency

      Agreement Exposure of the U.S. Borrowers at such time, minus (D) the aggregate amount of the Interest Rate Contract Exposure of the U.S. Borrowers at such time;

          (ii) with respect to the Multicurrency Facility, (A) the lesser of (1) the Multicurrency Commitments in effect at such time and (2) the Domestic Borrowing Base at such time, minus (B) the amount of any Availability Reserves applicable to the Multicurrency Facility in effect at such time, minus (C) the amount of the Currency Agreement Exposure of the Multicurrency Borrower at such time, minus (D) the amount of the Interest Rate Contract Exposure of the Multicurrency Borrower at such time; and

         (iii) with respect to the Canadian Facility, (A) the lesser of (1) the Canadian Commitments in effect at such time and (2) the Canadian Borrowing Base at such time, minus (B) the amount of any Availability Reserves applicable to the Canadian Facility in effect at such time, minus (C) the amount of the Currency Agreement Exposure of the Canadian Borrower at such time, minus (D) the amount of the Interest Rate Contract Exposure of the Canadian Borrower at such time.

            "Muehlstein International" is defined in the preamble.

            "Multicurrency Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest designated and published in London by the principal office of Citibank in London, England as the "base rate" applicable to an Optional Currency, in the case of Floating Rate Loans denominated in such Optional Currency.

            "Multicurrency Borrower" means Pegasus.

            "Multicurrency Commitment" means, as to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Multicurrency Loans to the Multicurrency Borrower in the aggregate principal amount outstanding not to exceed the amount on the Closing Date set forth opposite such Multicurrency Lender's name on Schedule 1.01.1 under the caption "Multicurrency Commitment," as such amount may be reduced or modified pursuant to this Agreement; provided, however, at no time shall the aggregate Multicurrency Commitments of all Multicurrency Lenders exceed $35,000,000 less any permanent reduction made pursuant to Section 3.01.

            "Multicurrency Facility" means the facility provided by the Multicurrency Lenders to make Multicurrency Loans to the Multicurrency Borrower in accordance with the terms and conditions contained in this Agreement.

            "Multicurrency Lenders" means the Lenders designated as such on
Schedule 1.01.1 under the caption "Multicurrency Commitment" and each other institution which is party hereto as a Multicurrency Lender pursuant to an Assignment and Acceptance.

            "Multicurrency LIBO Rate" means, with respect to any Interest Period applicable to a Borrowing of Fixed Rate Loans under the Multicurrency Facility denominated in an Optional Currency:

            (i) the interest rate per annum equal to (A) the offered quotations for deposits in the Optional Currency of the relevant Borrowing for a period comparable to the relevant Interest Period which appears on the Telerate Page 3750 or Telerate Page 3740 (as appropriate) at or about 11:00 a.m. (London time) on the applicable Fixed Rate Determination Date; or (B) if no such interest rate determined under clause (A) is available, the arithmetic mean (rounded upward to the nearest one-sixteenth of one percent (0.0625%)) of the interest rates, as supplied to Citibank at its request, quoted by the "London Reference Banks" to leading banks in the London interbank market at or about 11:00 a.m. (London time) on the applicable Fixed Rate Determination Date for the offering of deposits in the Optional Currency of the relevant Borrowing for a period comparable to the relevant Interest Period; plus

            (ii) in the case of Fixed Rate Loans denominated in Pounds, the amount (expressed as a percentage) of "associated reserve costs" being imposed by the Bank of England on the relevant Fixed Rate Determination Date. The Multicurrency LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the amount of associated reserve costs so imposed. The Agent shall provide to the Multicurrency Borrower, upon the reasonable request of the Multicurrency Borrower, a reasonably detailed explanation of any associated reserve costs used in the determination of the Multicurrency LIBO Rate.

For the purposes of this definition, "Telerate Page 3750" means the display designated as "Page 3750", and "Telerate Page 3740" means the display designated as "Page 3740" in each case on the Telerate Service (or such other page as may replace Page 3750 or Page 3740, as applicable, on the service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in the Optional Currency concerned).

            "Multicurrency Loan" is defined in Section 2.01(a).

            "Multicurrency Loan Notes" means one or more notes made payable to the Multicurrency Lenders evidencing the Multicurrency

Borrower's Obligation to repay the Multicurrency Loans.

            "Multicurrency Swing Loan Bank" means Citibank, in its individual capacity or, in the event Citicorp is not the Agent, the Agent (or any Affiliate of the Agent designated by the Agent), in its individual capacity. The Multicurrency Swing Loan Bank may from time to time make in its sole discretion Swing Loans under the Multicurrency Facility.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by any Borrower or any ERISA Affiliate.

            "Net Cash Proceeds" means (i) proceeds received by any Borrower or any of such Borrower's Subsidiaries in cash or Cash Equivalents from the sale (including, without limitation, any Sale and Leaseback Transaction), assignment or other disposition, of any Property, other than sales, assignments and other dispositions of Property between the Company and Wholly Owned Subsidiaries of the Company to the extent permitted hereunder and sales, assignments and other dispositions permitted under clauses (i) and (iv) through (viii) of Section 9.02, net of (A) the reasonable costs and expenses (including reasonable legal, accounting, investment banking, governmental, filing and other fees and expenses incurred in connection therewith) of sale, assignment or other disposition, (B) taxes paid or payable as a result thereof and (C) the amount of any Indebtedness (other than the Obligations but including the Finova Indebtedness) secured by such Property (to the extent permitted hereunder) and repaid in connection with such sale, provided that evidence of each of (A), (B) and (C) are provided to the Agent; (ii) proceeds of insurance on account of the loss of or damage to any Collateral or any other Property (net of the amount required to be paid under the terms of any Indebtedness (including the Finova Indebtedness) secured by such Property (to the extent permitted hereunder)) and payments of compensation for any Collateral or any such other Property taken by condemnation or eminent domain; (iii) proceeds received after the Closing Date by Holdings, the Company, or any of the Company's Subsidiaries in cash or Cash Equivalents from (A) the issuance of any Capital Stock by Holdings (other than any such issuance occurring (x) in the ordinary course of business to any member of the management of the Company in connection with such member's employment with the Company, (y) pursuant to the ESOP or the Retirement Plan or (z) Common Stock purchased after the Closing Date by certain employees of Holdings, the Company or its Subsidiaries pursuant to the Registration Statement), or any other additions to the equity of Holdings (other than retained earnings or by reason of any capital contributions or dividends among Holdings, the Company and its Subsidiaries permitted by this Agreement), net of the reasonable costs and expenses (including reasonable legal, accounting, investment banking, governmental, filing and other fees and expenses incurred in connection therewith) of sale, assignment or other disposition, provided that evidence of such costs is provided to the Agent or (B) the issuance of any Indebtedness by Holdings, the Company, or any Subsidiary of the Company (except for such Indebtedness permitted under Section 9.01 and any such Indebtedness incurred in connection with Currency Agreements or Interest Rate Contracts to the extent any Borrower is permitted to enter into such contracts pursuant to the terms hereof), net of the reasonable costs and expenses (including reasonable legal, accounting, investment banking, governmental, filing and other fees and expenses incurred in connection therewith) of issuance thereof, provided that evidence of such costs is provided to the Agent.

            "Non Pro Rata Loan" is defined in Section 3.02(b)(iv).

            "Nonvoting Common Stock" means the Nonvoting Common Stock, par value $0.01 per share, of Holdings.

            "Nonvoting Common Stock Purchase Agreement" means the Common Stock Purchase Agreement dated as of the Closing Date between Citicorp North America, Inc. and Holdings.

            "Notes" means, collectively, the U.S. Loan Notes, the Multicurrency Loan Notes and the Canadian Loan Notes and all amendments thereto, replacements thereof and substitutions therefor.

            "Notice of Borrowing" means a notice substantially in the form of
(i) Exhibit L-1 for Borrowings under the U.S. Facility, (ii) Exhibit L-2 for Borrowings under the Multicurrency Facility and (iii) Exhibit L-3 for Borrowings under the Canadian Facility.

            "Notice of Continuation/Conversion" means a notice substantially in the form of Exhibit M.

            "Notice of Letter of Credit Issuance" means a notice substantially in the form of (i) Exhibit N-1 for Letters of Credit Issued under the U.S. Facility and (ii) Exhibit N-2 for Letters of Credit Issued under the Canadian Facility.

            "Notice of Withdrawal" means a notice substantially in the form of
(i) Exhibit O-1 for withdrawals from the applicable Cash Collateral Accounts by the Multicurrency Borrower and (ii) Exhibit O-2 for withdrawals from the Canadian Cash Collection Account or Canadian Cash Collateral Account by the Canadian Borrower.

            "NPL" is defined in Section 6.01(o).

            "Obligations" means, to the extent arising hereunder, under the Notes or under any other Loan Document, all Loans, advances, debts, liabilities, obligations, covenants and duties owing by Holdings, any Borrower or any Subsidiary Guarantor to the Agent, the Canadian Agent, any Lender, any Issuing Bank, any Affiliate of the Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 13.03, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising (i) under or in connection with (A) a Currency Agreement with the Agent or any Affiliate of the Agent, (B) an Interest Rate Contract with the Agent or any Affiliate of the Agent or (C) the U.S. Concentration Account, the Canadian Cash Collection Account, the Cash Collateral Accounts or any cash management services provided by the Agent or any Affiliate of the Agent, or (ii) by reason of (A) an extension of credit, (B) opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, (C) loan, (D) guaranty or (E) indemnification or (iii) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limita tion, all interest, charges, expenses, fees, reasonable attor neys' fees and disbursements and any other sum chargeable to Holdings, any Borrower or any Subsidiary Guarantor hereunder or under any other Loan Document and the obligations of the Borrowers to cash collateralize the Letter of Credit Obligations and shall also include the obligations of Holdings or any of its Subsidiaries to Citibank or its Affiliates in respect of any liabilities such Person has in respect of any corporate credit cards (not to exceed, with respect to such credit cards, $450,000 in the aggregate for all such Persons) or in connection with cash management functions, performed by Citibank or its Affiliates on behalf of Holdings or any of its Subsidiaries.

            "Officer's Certificate" means, as to a corporation, a certificate executed on behalf of such corporation by an officer or director of such corporation and, with respect to Holdings, any Borrower or any Subsidiary Guarantor, substantially in the form of Exhibit P.

            "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

            "Optional Currency" means any of the lawful currencies of France, Germany, Italy, Spain or the United Kingdom.

            "Paid In Full", "Pay In Full" and "Payment In Full" means, with respect to the Obligations of any Borrower or Subsidiary Guarantor, (i) with respect to each Letter of Credit issued for the account of such Borrower, the termination and surrender for cancellation of such Letter of Credit, (ii) with respect to (A) each Letter of Credit (other than those referred to in clause (i) above, including, without limitation, any Letter of Credit with respect to which, notwithstanding the termination thereof pursuant to its terms, the beneficiary thereunder has a right to make drawings thereunder in accordance with applicable law), (B) each Currency Agreement with the Agent or any Affiliate of the Agent to which such Borrower or Subsidiary Guarantor is a counterparty, (C) each Interest Rate Contract with the Agent or any Affiliate of the Agent to which such Borrower or Subsidiary Guarantor is a counterparty, the delivery of Cash Collateral in such form as requested by the Agent (and, in the case of Letters of Credit, the applicable Issuing Bank) for deposit in the appropriate Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Agent may request in order to perfect or protect the Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations, Currency Agreement Exposure and Interest Rate Contract Exposure, respectively, with respect thereto and (iii) with respect to all other Obligations (other than, as of any date of payment, Obligations which are contingent and unliquidated and not then due and owing and which pursuant to Section 13.09, survive the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of the Commitments hereunder), the payment in full in cash of such Obligations.

            "Payment Account" means each account of the Agent or the Canadian Agent into which fundings of Loans and payments in respect of Obligations shall be made. The Payment Accounts as of the Closing Date are set forth on Schedule 1.01.2.

            "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

            "Pegasus" is defined in the preamble.

            "Pegasus Asia" means Pegasus Polymers Asia Limited, a Hong Kong corporation.

            "Pegasus Benelux" means Pegasus Polymers Benelux, Inc., a Delaware corporation.

            "Pegasus Coordination" means Pegasus Polymers International Coordination, Inc., a Delaware corporation.

            "Permits" means any permit, approval, authorization, license, variance, exemption, no-action letter or permission required from a Governmental Authority under an applicable Requirement of Law.

            "Permitted Existing Accommodation Obligations" means those Accommodation Obligations of the Company and its Subsidi aries identified as such on Schedule 1.01.3.

            "Permitted Existing Indebtedness" means the Indebted-ness of the Company and its Subsidiaries identified as such on Schedule 1.01.4.

            "Permitted Existing Investments" means those Invest ments identified as such on Schedule 1.01.5.

            "Permitted Existing Liens" means the Liens on assets of the Company or any of its Subsidiaries identified as such on Schedule 1.01.6.

            "Permitted Receivables Financing Program" means a receivables financing program providing, among other things, for (i) the sales to the Company by certain of its Subsidiaries of Receivables originated by such Subsidiaries, (ii) the sale by the Company or any of its Subsidiaries to Finsub of such Receivables, and (iii) the transfer of such Receivables by Finsub to a special purpose trust or corporation which is not an Affiliate of the Company or Finsub; provided that (x) all terms and conditions of such program shall be substantially consistent with the Proposal Letter dated November 20, 1995 between Citicorp North America, Inc. and the Company relating to such program or otherwise on terms and conditions satisfactory to the Requisite Lenders, (y) all documentation relating to such program shall be subject to the prior written approval of the Requisite Lenders (it being understood and agreed that certain amendments to Article X and the other provisions of this Agreement may be required in connection with the Permitted Receivables Financing Program) and (z) the Capital Stock of Finsub and any promissory notes issued by Finsub to the Borrowers in connection with such program shall have been pledged to the Agent pursuant to the Loan Documents as additional security for the Obligations.

            "Permitted Receivables Transaction Documents" means the documents approved in writing by the Requisite Lenders and executed and delivered in connection with the Permitted Receivables Financing Program, as such documents may be amended, supplemented or otherwise modified from time to time.

            "Permitted Subordinated Indebtedness" means unsecured Indebtedness that is subordinated to the Obligations, the terms of which (including, without limitation, terms relating to principal amount, interest, maturity, covenants, subordination and cross-default) and all documentation relating thereto have been approved by the Requisite Lenders in writing. The Finova Indebtedness shall not be deemed to be Permitted Subordinated Indebtedness.

            "Person" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any Governmental Authority.

            "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

            "Pounds" means the lawful currency of the United Kingdom.

            "Preferred Stock" means the Series A Preferred Stock, par value $0.01 per share, issued by Holdings to Muehlstein Holding Corporation (or a Mobil Affiliate (as defined in the Acquisition Agreement)) pursuant to the Acquisition Agreement, with a liquidation preference not exceeding $10,000,000.

            "Pro Rata Share" means (i) with respect to any Lender and any Credit Facility, the percentage obtained by dividing (A) such Lender's Revolving Credit Commitment in respect of such Credit Facility at such time by (B) the aggregate amount of all Revolving Credit Commitments in respect of such Credit Facility at such time and (ii) with respect to any Lender and the Credit Facilities taken as a whole, the percentage obtained by dividing (A) such Lender's Revolving Credit Commitment in respect of all Credit Facilities at such time by (B) the aggregate amount of all Revolving Credit Commitments at such time; provided, however, if all of the Revolving Credit Commitments are terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's Revolving Credit Obligations under all Credit Facilities by (y) the aggregate amount of all Revolving Credit Obligations.

            "Process Agent" is defined in Section 13.17.

            "Property" means any Real Property or personal prop erty, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, Receivable, or other asset owned, leased or operated by any Borrower or any of its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

            "Protective Advance" is defined in Section 12.09.

            "Real Property" means, with respect to any Person, all of such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in real property.

            "Reallocation Request" is defined in Section 3.01(c).

            "Receivables" means, with respect to any Person, all of such Person's present and future (i) accounts (as defined in the Section 9-106 of the Uniform Commercial Code or in any similar statute of Canada, the United Kingdom or any other relevant jurisdiction, or any political subdivision thereof), (ii) accounts receivable, (iii) rights to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not earned by perfor mance, (iv) all rights in any merchandise or goods which any of the same may represent, and (v) all rights, title, security, insurance, letters of credit and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

            "Reduction Amount" is defined in Section 3.01(c).

            "Register" is defined in Section 13.01(c).

            "Registration Statement" means Holdings' Registration Statement on Form S-1 under the Securities Act of 1933 (Registration No. 33-99754), as amended, relating to the offering by Holdings to certain Persons of up to 2,000,000 shares of Common Stock.

            "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

            "Regulation D" means Regulation D of the Federal Reserve Board as in effect from time to time.

            "Regulation G" means Regulation G of the Federal Reserve Board as in effect from time to time.

            "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

            "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

            "Reimbursement Date" is defined in Section 2.02(d)(i)(A).

            "Reimbursement Obligations" means, as to any Borrower, the aggregate non-contingent reimbursement or repayment obliga tions of such Borrower with respect to amounts drawn under Letters of Credit Issued for the account of such Borrower.

            "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

            "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; or (ii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

            "Reportable Event" means any of the events described in Section 4043 of ERISA.

            "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing docu ments of such Person, and any law, rule or regulation, or deter mination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, U and X, ERISA, the Fair Labor Standards Act and any similar statute of any foreign government or any political subdivision thereof and any certificate of occupancy, zoning ordinance, building, or land use requirement or Permit or labor or employment rule or regulation, including Environmental, Health or Safety Requirements of Law.

            "Requisite Lenders" means, at any time, Lenders holding, in the aggregate, at least fifty-one percent (51%) of the then aggregate amount of the Revolving Credit Commitments in effect at such time; provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan requested by any Borrower under any Credit Facility which such Lenders are obligated to fund under the terms hereof and any such failure has not been cured, then for so long as such failure continues, "Requisite Lenders" means at least two Lenders (excluding Lenders (and their Affiliates who are Lenders) whose failure to fund their respective Pro Rata Share of such Loans have not been so cured) whose Pro Rata Shares of the Credit Facilities represent at least fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders provided, that the requirement of two Lenders shall cease to be in effect at any time there are more than three Lenders holding U.S. Commitments; provided, further, however, that, in the event that the Revolving Credit Commitments have been terminated pursuant to the terms hereof, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Revolving Credit Obligations are at least fifty-one percent (51%).

            "Responsible Person" means (i) with respect to any Borrower, any Financial Officer of such Borrower or any other officer of such Borrower which is also a member of the leadership committee of the Company and (ii) solely in the case of the Company, any member of the leadership committee of the Company.

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Holdings or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in (x) shares of, or options or warrants (which do not contain put or call rights) with respect to, that class of stock and/or (y) shares of any class of stock which is junior to that class of stock, provided that such shares do not constitute Indebtedness, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Holdings or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Holdings or any of its Subsidiaries now or hereafter outstand ing and
(iv) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Indebtedness (other than the Finova Indebtedness) which by its terms is subordinated to the Obligations, including, without limitation, the Permitted Subordinated Indebtedness.

            "Retirement Plan" means the H. Muehlstein & Co., Inc. Employees' Retirement Plan, amended and restated as of January 1, 1994, as the same may be amended, supplemented or otherwise modified from time to time, subject in each case to Section 9.16.

            "Revolving Credit Availability" means, with respect to any Credit Facility at any particular time, the amount by which the Maximum Revolving Credit Amount for such Credit Facility exceeds the Revolving Credit Obligations outstanding under such Credit Facility at such time.

            "Revolving Credit Commitments" means, collectively, the U.S. Commitments, the Multicurrency Commitments and the Canadian Commitments (it being understood and agreed that the maximum aggregate principal amount of the Revolving Credit Commitments shall not exceed $125,000,000, as reduced from time to time pursuant to the terms hereof).

            "Revolving Credit Obligations" means, at any particular time with respect to any Credit Facility, the sum of (i) the outstanding principal amount of the Swing Loans at such time, plus (ii) the outstanding principal amount of the Revolving Loans at such time, plus (iii) the Letter of Credit Obligations outstanding at such time, plus (iv) the aggregate principal amount of Protective Advances outstanding at such time, in each case under such Credit Facility. For purposes of determining the amount of Revolving Credit Obligations (or any component thereof) in respect of any Revolving Loan which is denominated in any Available Currency (other than Dollars), such amount shall equal the Dollar Equivalent of the amount of such currency at the time of determination thereof.

            "Revolving Credit Termination Date" means the earlier to occur of (i) the date of termination of the Revolving Credit Commitments pursuant to the terms hereof and (ii) the fourth anniversary of the Closing Date.

            "Revolving Loan" is defined in Section 2.01(a).

            "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person and is thereafter leased back from the purchaser thereof by such Person.

            "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "Settlement Date" is defined in Section 2.01(f).

            "Shareholders' Agreement" means the Shareholders' Agreement dated as of January 31, 1996 among Holdings and certain holders of shares of Common Stock.

            "Solvent", when used with respect to any Person, means that at the time of determination:

            (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

            (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

            (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

            (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Spot Rate" means, as of any date of determination with respect to the conversion of an amount in one currency (the "Original Currency") to another currency (the "Other Currency"), the rate of exchange quoted by the Agent (or its Affiliate) in New York, New York (if the Original Currency is Dollars), London, England (if the Original Currency is an Optional Currency), or Toronto, Canada (if the Original Currency is Canadian Dollars), at 11:00 a.m. (New York time, London time or Toronto time, as applicable) on such date of determination to prime banks in New York, New York, London, England, or Toronto, Canada, as appropriate, for the spot purchase in the foreign exchange market of such city of such amount of the Original Currency with such Other Currency.

            "Standby Letter of Credit" means any Letter of Credit Issued by an Issuing Bank pursuant to Section 2.02 for the account of a Domestic Borrower which is not a Commercial Letter of Credit.

            "Standing Orders" means a letter agreement between the Agent and the applicable depository bank with respect to the transfer of funds into a Cash Collateral Account, in form and substance satisfactory to the Agent.

            "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

            "Subsidiary Guarantor" means each Subsidiary of the Company party to the Subsidiary Guaranty, Pegasus Asia (with respect to the Obligations (other than in respect of Acquisition Loans) of the Canadian Borrower, and any other guaranty of all or part of the Obligations.

            "Subsidiary Guaranty" means the Guaranty dated as of the Closing Date duly executed and delivered to the Agent by the Pegasus Benelux and Pegasus Coordination substantially in the form of Exhibit Q hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiary Investment Basket" means, for any Fiscal Year, an amount equal to (i) $2,000,000, plus (ii) the Unused Stock Proceeds Carryover Amount as of the last day of the immediately preceding Fiscal Year, plus (iii) fifty percent (50%) of the aggregate amount of Net Cash Proceeds received by Holdings in connection with the sale of its Capital Stock (after March 31, 1996) during the then current Fiscal Year. For purposes of this definition "Unused Stock Proceeds Carryover Amount" means, as of the last day of any Fiscal Year during the term of this Agreement, (i) fifty percent (50%) of the aggregate amount of Net Cash Proceeds received by Holdings in connection with the sale of its Capital Stock (after March 31, 1996) as of such date, minus (ii) for such Fiscal Year and each preceding Fiscal Year during the term of this Agreement, an amount equal to the excess, if any, of (1) all intercompany loans to, Investments in and capitalizations of Subsidiaries of the Company (other than Borrowers) made during such Fiscal Year (or such preceding Fiscal Year) over (2) $2,000,000 (except as otherwise permitted by this Agreement). For purposes of this calculation, the term of this Agreement shall be deemed to include all of Fiscal Year 1996.

            "Subsidiary Security Agreements" means (i) the Security Agreement dated as of the Closing Date duly executed and delivered to the Agent by Pegasus Benelux and (ii) the Security Agreement dated as of the Closing Date duly executed and delivered to the Agent by Pegasus Coordination, in each case in substantially the form of Exhibit R hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Swing Loan" is defined in Section 2.01(b).

            "Swing Loan Banks" means, collectively, the U.S. Swing Loan Bank, the Multicurrency Swing Loan Bank and the Canadian Swing Loan Bank.

            "Taxes" is defined in Section 3.03(a).

            "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on any Borrower or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan;
(v) any event or condition which would reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

            "Transaction Costs" means the fees, costs and expenses payable by the Borrowers in connection with the execution, delivery and performance of the Loan Documents and the Acquisition Documents.

            "Transaction Documents" means the Loan Documents, the Acquisition Documents, the Finova Documents and all other agreements or instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or in connection herewith or therewith or any of the transactions contemplated hereby or thereby.

            "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

            "Unused Commitment Fee" is defined in Section 4.03(b).

            "U.S. Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

            (i) the rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate; and

            (ii) the sum (adjusted to the nearest one quarter of one percent (0.25%) or, if there is no nearest one quarter of one percent (0.25%), to the next higher one quarter of one percent (0.25%)) of (A) one half of one percent (0.50%) per annum plus (B) the rate per annum obtained by dividing
      (1) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (2) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States, plus (C) the average during such three-week period of the annual assessment rates estimated by Citibank for determin ing the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States.

            "U.S. Cash Collateral Account" means account number 4068-9578 maintained with Citibank in New York, New York (i) into which, subject to the provisions of Section 3.05, funds from the U.S. Concentration Accounts shall be transferred and invested and (ii) from which, subject to the provisions of
Section 3.05, funds will be transferred to the U.S. Concentration Accounts.

            "U.S. Commitment" means, as to each U.S. Lender, the commitment of such U.S. Lender to make U.S. Loans to, and participate in Letters of Credit Issued for the account of, the Domestic Borrowers in the aggregate principal amount outstanding not to exceed the amount on the Closing Date set forth opposite such U.S. Lender's name on Schedule 1.01.1 under the caption "U.S. Commitment", as such amount may be reduced or modified pursuant to this Agreement; provided, however, at no time shall the aggregate U.S. Commitments of all U.S. Lenders exceed $125,000,000 less any permanent reduction made pursuant to Section 3.01.

            "U.S. Concentration Account" means (i) with respect to the Company, account number 4000-3644, (ii) with respect to Muehlstein International, account number 4069-1264 and (iii) with respect to Pegasus, account number 4069-1299, in each case maintained with Citibank in New York, New York (x) into which, subject to the provisions of Section 3.05, funds from such Borrower's U.S. Cash Collateral Account shall be transferred and (y) from which, subject to the provisions of Section 3.05, funds will be applied to the Obligations of such Borrower.

            "U.S. Facility" means the facility provided by the U.S. Lenders to make U.S. Loans to, and to Issue Letters of Credit for the account of, the Domestic Borrowers, in each case in accordance with the terms and conditions contained in this Agreement.

            "U.S. Issuing Banks" means Citibank and each other Lender (or Affiliate of a Lender) approved by the Agent and the Company who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit under the U.S. Facility pursuant to Section 2.02.

            "U.S. Lenders" means the Lenders designated as such on Schedule
1.01.1 under the caption "U.S. Commitment" and each other institution which is party hereto as a U.S. Lender pursuant to an Assignment and Acceptance.

            "U.S. LIBO Rate" means, with respect to any Interest Period applicable to a Borrowing of Fixed Rate Loans under the U.S. Facility denominated in Dollars, the interest rate per annum obtained by dividing:

            (i) an interest rate per annum determined by the Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Fixed Rate Determination Date for such Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of Citicorp's Fixed Rate Loan and for a period equal to such Interest Period, by

            (ii) a percentage equal to (A) 100% minus (B) the U.S. LIBOR Reserve Percentage in effect on the relevant Fixed Rate Determination Date. The U.S. LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the U.S. LIBOR Reserve Percentage.

For purposes of this definition, "U.S. LIBOR Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents). The Agent shall provide to the Company, upon the reasonable request of the Company, a reasonably detailed explanation of any U.S. LIBOR Reserve Percentage used in the determination of the U.S. LIBO Rate.

            "U.S. Loan" is defined in Section 2.01(a).

            "U.S. Loan Notes" means one or more notes made payable to the U.S. Lenders evidencing the Domestic Borrowers' Obligations to repay the U.S. Loans made to such Borrowers.

            "U.S. Swing Loan Bank" means Citicorp, in its individual capacity or, in the event Citicorp is not the Agent, the Agent (or any Affiliate of the Agent designated by the Agent), in its individual capacity. The U.S. Swing Loan Bank may from time to time make in its sole discretion Swing Loans under the U.S. Facility.

            "Voting Stock" means, with respect to any Person, securities with respect to any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

            "Wholly Owned Subsidiary" means any direct, wholly owned Subsidiary of the Company with respect to which the Agent has (i) a first priority Lien on the Capital Stock of such Subsidiary and (ii) a first priority Lien (subject only to Customary Permitted Liens) on the Receivables, Inventory and General Intangibles of such Subsidiary, in each case as security for the Obligations.

            1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

            1.03. Accounting Terms. Subject to Section 13.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

            1.04. Other Definitional Provisions. References to the "preamble", "Articles", "Sections", "subsections", "Schedules" and "Exhibits" shall be to the preamble, Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            1.05. Other Terms. All other terms contained herein shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

            1.06. Payments by the Borrowers. Except as expressly set forth herein to the contrary, (a) all payments made by the Borrowers in respect of principal and interest on the Loans made under any Credit Facility shall be made (i) with respect to the U.S. Facility, in Dollars, (ii) with respect to the Multicurrency Facility, in the Optional Currency in which such Loan was made, and (iii) with respect to the Canadian Facility, in Canadian Dollars and (b) all payments of Reimbursement Obligations shall be made in the Available Currency in which the Letter of Credit under which such Reimbursement Obligations arise is denominated.

                                  ARTICLE II
               AMOUNTS AND TERMS OF LOANS AND LETTERS OF CREDIT

            2.01. The Revolving Credit Facility.

            (a) Revolving Loans. Subject to the terms and conditions set forth herein, (i) pursuant to the U.S. Commitments, each U.S. Lender hereby severally and not jointly agrees to make revolving loans (each a "U.S. Loan") to the Domestic Borrowers from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Termination Date, in an aggregate amount not to exceed at any time outstanding such U.S. Lender's Pro Rata Share of the Revolving Credit Availability under the U.S. Facility at such time, provided, however, at no time shall the aggregate Revolving Credit Obligations owed by the Domestic Borrowers under the U.S. Facility exceed the Maximum Revolving Credit Amount for the U.S. Facility at such time, (ii) pursuant to the Multicurrency Commitments, each Multicurrency Lender hereby severally and not jointly agrees to make revolving loans (each a "Multicurrency Loan") to the Multicurrency Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Termination Date, in an aggregate amount (converted to the Dollar Equivalent thereof) not to exceed at any time outstanding such Multicurrency Lender's Pro Rata Share of the Revolving Credit Availability under the Multicurrency Facility at such time, provided, however, at no time shall the aggregate Revolving Credit Obligations owed by the Multicurrency Borrower under the Multicurrency Facility exceed the Maximum Revolving Credit Amount for the Multicurrency Facility at such time, and (iii) pursuant to the Canadian Commitments, each Canadian Lender hereby severally and not jointly agrees to make revolving loans (each a "Canadian Loan" and, together with the U.S. Loans and the Multicurrency Loans, the "Revolving Loans") to the Canadian Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Termination Date, in an aggregate amount (converted to the Dollar Equivalent thereof) not to exceed at any time outstanding such Canadian Lender's Pro Rata Share of the Revolving Credit Availability under the Canadian Facility at such time, provided, however, at no time shall the aggregate Revolving Credit Obligations owed by the Canadian Borrower exceed the Maximum Revolving Credit Amount for the Canadian Facility at such time. All Revolving Loans comprising the same Borrowing hereunder shall be made by the U.S. Lenders, the Multicurrency Lenders or the Canadian Lenders, as the case may be, simultaneously and proportionately to their then respective Pro Rata Shares of the applicable Credit Facility. Subject to the provisions hereof, any Borrower may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.01(a) at the time of such Borrowing, until the Revolving Credit Termination Date. Each Borrowing of U.S. Loans shall be in Dollars, each Borrowing of Multicurrency Loans shall be denominated in a single Optional Currency and each Borrowing of Canadian Loans shall be in Canadian Dollars. Each Borrowing of Multicurrency Loans shall be in an aggregate minimum amount of the Dollar Equivalent of $500,000 for Floating Rate Loans (and in approximately similar intervals in the applicable Optional Currency in excess thereof) and $1,000,000 for Fixed Rate Loans (and in approximately similar intervals in the applicable Optional Currency in excess thereof). The Multicurrency Borrower shall not request Borrowings of Multicurrency Loans on more than two (2) Business Days during any calendar week (it being agreed and understood that the Multicurrency Borrower may request more than one Borrowing on any such Business Day) and shall not request Borrowings in any Optional Currency if, after giving effect to such Borrowing, the aggregate Dollar Equivalent principal amount of all outstanding Multicurrency Loans denominated in such Optional Currency would be $20,000,000. Borrowings under the U.S. Facility and the Canadian Facility shall not be subject to a minimum amount; provided, that Borrowings of Fixed Rate Loans under the U.S. Facility shall be in the amounts specified in Section 4.02(a).

            (b) Swing Loans. With respect to each Credit Facility, the relevant Swing Loan Bank may, in its sole discretion, make to the Borrower or Borrowers to whom the Revolving Loans under such Credit Facility are available loans (each a "Swing Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Termination Date, in an aggregate amount not to exceed at any time the Dollar Equivalent of such Swing Loan Bank's Pro Rata Share of the Revolving Credit Availability under such Credit Facility at such time. In addition to the foregoing, the Swing Loan Bank under any Credit Facility may in its sole discretion permit to be outstanding at any time additional Swing Loans in excess of the amount of all such Loans permitted to be made pursuant to the preceding sentence in an aggregate Dollar Equivalent principal amount not to exceed the lesser of (i) $10,000,000 and (ii) the Revolving Credit Availability for such Credit Facility at such time. All Swing Loans made under any Credit Facility shall be made as Floating Rate Loans and shall be available in the same currencies as Revolving Loans made under such Credit Facility. Except as otherwise provided herein, all Swing Loans shall be subject to all the terms and conditions applicable to Revolving Loans. Swing Loans shall be repaid pursuant to the terms of Section 2.01(f) or as otherwise provided in this Agreement.

            (c) Notice of Borrowing in Respect of Loans under the Revolving Credit Facility. When a Borrower desires to make a Borrowing under this Section 2.01, it shall deliver to the Agent in a manner specified in Section 13.08 a signed Notice of Borrowing no later than (i) (A) 12:00 p.m. (New York time) on the proposed Funding Date for such Borrowing, in the case of a proposed Borrowing of U.S. Loans consisting of Floating Rate Loans and (B) 12:00 p.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date for such Borrowing, in the case of a proposed Borrowing of U.S. Loans consisting of Fixed Rate Loans, (ii) 11:00 a.m. (London time) at least two (2) Business Days in advance of the proposed Funding Date for such Borrowing, in the case of a proposed Borrowing of Multicurrency Loans consisting of Floating Rate Loans or Fixed Rate Loans, or (iii) 11:00 a.m. (Toronto time) at least one (1) Business Day in advance of the proposed Funding Date for such Borrowing, in the case of a proposed Borrowing of Canadian Loans.
 Any such Notice of Borrowing shall be irrevocable and shall first constitute a request by such Borrower to borrow Swing Loans under the applicable Credit Facility (other than a request for a Fixed Rate Loan); provided, however, in the event the Agent after consultation with the relevant Swing Loan Bank determines that a Borrowing of Swing Loans is not possible or feasible, such Notice of Borrowing shall constitute a request, as of the time such Notice of Borrowing was originally submitted, by such Borrower to borrow Revolving Loans under such Credit Facility; provided, further, however, all Notices of Borrowing with respect to Fixed Rate Loans shall constitute a request by such Borrower to borrow Revolving Loans under the U.S. Facility or the Multicurrency Facility, as the case may be. All Loans made under this Section 2.01 on the Closing Date shall be made initially as Floating Rate Loans and may thereafter be continued as Floating Rate Loans or, except in the case of Canadian Loans, converted into Fixed Rate Loans in the manner provided in Section 4.01(c). In the case of a Notice of Borrowing delivered in connection with a proposed Borrowing of Multicurrency Loans or Canadian Loans, the relevant Borrower shall request, within one-half hour prior to the issuance of such Notice of Borrowing, the advice of the Agent as to the Dollar Equivalent of the amount of such Borrowing, and such Borrower shall specify such amount in such Notice of Borrowing, provided that such advice shall not be deemed to be a prediction or guaranty of the Dollar Equivalent of such amount after the Notice of Borrowing is submitted and shall in no way limit the Borrowers' Obligations under this Agreement due to fluctuations in the applicable Available Currency.

            (d) Making of Swing Loans. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.01(c), the applicable Swing Loan Bank shall deposit in immediately available funds the amount it intends to fund, if any, in respect of the Loans requested in such Notice of Borrowing with the Agent (i) at its office in New York, New York not later than 3:00 p.m. (New York time) on the Funding Date, in the case of a proposed Borrowing of U.S. Loans, (ii) at its office in London, England not later than 3:00 p.m. (London time) on the Funding Date, in the case of a proposed Borrowing of Multicurrency Loans, or (iii) at its office in Toronto, Canada not later than 3:00 p.m. (Toronto time) on the Funding Date, in the case of a proposed Borrowing of Canadian Loans. No Swing Loan Bank shall make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 5.02 shall not on such date be satisfied, and ending when such conditions are satisfied, and no Swing Loan Bank shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 hereof have been satisfied in connection with the making of any Swing Loan. Subject to the preceding sentence, the Agent shall make such proceeds of each funding of a Swing Loan available to the relevant Borrower at the Agent's office in New York, New York, London, England, or Toronto, Canada, as applicable, on the Funding Date of the proposed Borrowing and shall disburse such proceeds to the Disbursement Account referred to in the applicable Notice of Borrowing. If the applicable Swing Loan Bank receives a Notice of Borrowing within the applicable time limits set forth in Section 2.01(c) and does not intend to fund such requested Borrowing as a Swing Loan, the Swing Loan Bank will promptly notify the Agent (to the extent the Swing Loan Bank and the Agent are not the same Person) of such intention, and no delay by the Swing Loan Bank shall impair the applicable Borrower's right to borrow Revolving Loans under this Section 2.01.

            (e) Making of Revolving Loans. (i) In the event any portion of the Loans requested in any Notice of Borrowing delivered to the Agent pursuant
Section 2.01(c) will be made as Revolving Loans, the Agent shall promptly notify each Lender under the applicable Credit Facility of the amount of such Borrowing of Revolving Loans. Each such Lender shall deposit an amount equal to its Pro Rata Share under such Credit Facility of the amount of such Borrowing with the Agent in the applicable Payment Account in immediately available funds and in the appropriate currency, not later than 3:00 p.m. (New York time or Toronto time) or 12:00 noon (London time), as applicable, on any Funding Date applicable thereto (or, if the Funding Date is the Closing Date, such earlier time as the Agent shall determine). Subject to the fulfillment of the conditions precedent set forth in Section 5.01 (solely with respect to the making of Revolving Loans on the Closing Date) or Section 5.02, the Agent shall make the proceeds of such amounts received by it available to the applicable Borrower at the Agent's office in New York, New York, London, England, or Toronto, Canada, as appropriate, on such Funding Date (or as soon thereafter as is customarily practicable) and shall disburse such proceeds to the Disbursement Account referred to in the applicable Notice of Borrowing.

                  (ii) The failure of any Lender to deposit the amount described in clause (i) above (or required to be paid pursuant to Section 2.01(f)) with the Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the U.S. Commitment, Multicurrency Commitment or Canadian Commitment of any Lender be increased or decreased as a result of any such failure.

                  (iii) Unless the Agent shall have been notified by any Lender prior to 2:00 p.m. (New York time or Toronto time) or 11:00 a.m. (London time), as applicable, on any applicable Funding Date in respect of any Borrowing of Revolving Loans after the Closing Date that such Lender does not intend to fund its Loan requested to be made on such Funding Date, the Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof in the applicable Payment Account on the Funding Date, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the applicable Borrower on the Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to such Borrower by the Agent but are not in fact deposited with the Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition such Borrower agrees to repay, to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of such Borrower until the date such amount is paid or repaid to the Agent, (A) in the case of such Borrower, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Interbank Rate for the first Business Day, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and such Borrower shall pay and repay such corresponding amount, the Agent shall promptly pay to such Borrower such corresponding amount (together with any interest included in such payment). This Section 2.01(e)(iii) does not relieve any Lender of its obligation to make its Revolving Loan on any Funding Date.

                  (iv) Anything hereinabove to the contrary notwithstanding, if any Multicurrency Lender shall, not later than 2:00 p.m. (London time) one Business Day before the date of any requested Borrowing of Multicurrency Loans, notify the Agent that such Lender is not satisfied that deposits in the relevant Optional Currency will be freely available to it in the relevant amount and, if applicable, for the relevant Interest Period, the right of the Multicurrency Borrower to request Multicurrency Loans in such Optional Currency from such Lender as part of such Borrowing or any subsequent Borrowing of Multicurrency Loans shall be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and, at the option of the Multicurrency Borrower, the Multicurrency Loan to be made by such Lender as part of such Borrowing (and the Multicurrency Loan to be made by such Lender as part of any subsequent Borrowing of Multicurrency Loans in respect of which such Optional Currency shall have been requested during such period of suspension) shall be denominated in any other Available Currency requested on the same Business Day which is available or, in Pounds if no such currency has been requested or is available, and having a Interest Period coextensive with the Interest Period in effect in respect of all other Multicurrency Loans comprising a part of such Borrowing. The Agent shall, upon becoming aware that the circumstances causing any such suspension no longer apply, promptly so notify the Multicurrency Borrower, provided that the failure of the Agent to so notify the Multicurrency Borrower shall not impair the rights of the Lenders under this
Section 2.01(e)(iv) or expose the Agent to any liability.

            (f) Settlement of Swing Loans. (i) The Agent shall from time to time notify (x) each U.S. Lender by 12:00 noon (New York time), (y) each Multicurrency Lender by 12:00 noon (London time), and (z) each Canadian Lender by 12:00 noon (Toronto time), in each case on a date to be selected weekly or more frequently by the Agent, in its sole discretion, of the aggregate principal amount of Swing Loans outstanding under the relevant Credit Facility (and the currency in which such Swing Loans are denominated) as of the close of business on the Business Day immediately preceding the date of such notice (each such Business Day being a "Settlement Date" in respect of such Credit Facility). Upon such notice, each U.S. Lender, Multicurrency Lender or Canadian Lender, as the case may be, shall deposit in the applicable Payment Account in the appropriate currency an amount equal to its Pro Rata Share under the applicable Credit Facility of the amount of such principal amount of Swing Loans outstanding in such currency in immediately available funds, not later than 3:00 p.m. (New York time, London time or Toronto time, as appropriate) on the date of such notice. Upon such payment, each Lender shall be deemed to have made a Revolving Loan denominated in such currency to the applicable Borrower or Borrowers in such amount (irrespective of the satisfaction of the conditions in Section 5.02).

                  (ii) In the event that no Swing Loans with respect to a particular Credit Facility are outstanding on any Settlement Date in any currency, the Agent shall, before 3:00 p.m. (New York time, London time or Toronto time, as applicable) on such Settlement Date, disburse to each Lender such Lender's Pro Rata Share under such Credit Facility of the funds in such currency, if any, on deposit in the applicable Payment Account applicable to the repayment of the Revolving Loans under such Credit Facility denominated in such currency.

                (iii) If and to the extent any Lender under any Credit Facility shall not have made available to the Agent on any Settlement Date with respect to such Credit Facility any amount payable by such Lender on such Settlement Date pursuant to this Section 2.01(f), such Lender agrees to pay to the Agent forthwith on demand such amount in the applicable currency together with interest thereon, for each day from such Settlement Date until the date such amount is paid to the Agent, for three (3) Business Days at the Interbank Rate and thereafter at the interest rate applicable to the Loans denominated in such currency hereunder.

            (g) Use of Proceeds. Proceeds of Loans shall be used through dividends to Holdings (i) in an aggregate amount of up to $100,000,000 on the Closing Date to finance the transactions contemplated by the Transaction Documents and to pay Transaction Costs and (ii) to fund purchase price adjustments, if any, after the Closing Date pursuant to the Acquisition Agreement. Proceeds of U.S. Loans and of Swing Loans under the U.S. Facility shall be used to provide for ongoing working capital needs in the ordinary course of the business of the Company and its Subsidiaries and for other lawful general corporate purposes not prohibited hereunder. Proceeds of Multicurrency Loans and of Swing Loans under the Multicurrency Facility shall be used to provide for ongoing working capital needs in the ordinary course of the business of the Multicurrency Borrower and its Subsidiaries and for other lawful general corporate purposes not prohibited hereunder. Proceeds of the Canadian Loans and of Swing Loans under the Canadian Facility shall be used to provide for ongoing working capital needs in the ordinary course of the business of the Canadian Borrower and its Subsidiaries and for other lawful general corporate purposes of the Canadian Borrower and its Subsidiaries not prohibited hereunder.

            (h) Revolving Credit Termination Date. The Revolving Credit Commitments shall terminate, and all outstanding Revolving Credit Obligations shall be Paid In Full, on the Revolving Credit Termination Date.

            2.02. Letters of Credit. Subject to the terms and conditions set forth herein, (x) each U.S. Issuing Bank hereby severally agrees to Issue for the account of any Domestic Borrower one or more Letters of Credit, up to an aggregate face amount at any one time outstanding for all Domestic Borrowers equal to the Letter of Credit Availability of the Domestic Borrowers and (y) each Canadian Issuing Bank hereby severally agrees to Issue for the account of the Canadian Borrower one or more Letters of Credit, up to an aggregate face amount at any one time outstanding equal to the Letter of Credit Availability of the Canadian Borrower, subject, in each case, to the following provisions:

            (a) Types and Amounts. An Issuing Bank shall not have any obligation to Issue, and shall not, except as otherwise agreed by the Requisite Lenders and Issuing Bank (except with respect to any notification received by an Issuing Bank pursuant to Section 2.02(a)(ii)(A), which shall require the agreement of all of the Lenders and the Issuing Bank), Issue any Letter of Credit at any time:

            (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the Issuance of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

          (ii) if the Issuing Bank receives notice (A) from the Agent at or before 11:00 a.m. (New York or Toronto time) on the date of the proposed Issuance of such Letter of Credit that, immediately after giving effect to the Issuance of such Letter of Credit, the Revolving Credit Obligations in respect of the U.S. Facility or the Canadian Facility, as applicable, at such time would exceed the Maximum Revolving Credit Amount for such Credit Facility or (B) from any of the Lenders at or before 11:00 a.m. (New York or Toronto time) on the date of the proposed Issuance of such Letter of Credit that one or more of the conditions precedent con tained in Sections
      5.01 (solely with respect to an Issuance of a Letter of Credit on the Closing Date) or 5.02 would not on such date be satisfied (or waived pursuant to Section 13.07), unless such conditions are thereafter satisfied or waived and notice of such satisfaction or waiver is given to the Issuing Bank by the Agent (and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 5.01 or 5.02, as applicable, have been satisfied or waived);

         (iii) which has an expiration date later than the earlier of (A) the date one (1) year after the date of Issuance or (B) the Business Day next preceding the Revolving Credit Termination Date, provided that it is agreed and understood that notwithstanding the termination of any Letter of Credit pursuant to its terms, the beneficiary under such Letter of Credit may, in accordance with applicable law, continue to make drawings thereunder; or

          (iv) which is in a currency other than (A) an Available Currency with respect to Letters of Credit requested by the Domestic Borrowers and (B) Dollars or Canadian Dollars with respect to Letters of Credit requested by the Canadian Borrower; or

           (v) the Issuance and terms of which is governed by the laws of any jurisdiction other than the United States, Canada, the United Kingdom, France or any other jurisdiction which is approved by the Agent and the applicable Issuing Bank.

            (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 5.01 (solely with respect to an Issuance of a Letter of Credit on the Closing Date) and 5.02, the obligation of an Issuing Bank to Issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

            (i) if the Issuing Bank so requests, the applicable Borrower shall have executed and delivered to such Issuing Bank and the Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

          (ii) the terms of the proposed Letter of Credit shall conform to the customary terms of letters of credit issued by the Issuing Bank.

            (c) Issuance of Letters of Credit. (i) A Borrower shall deliver to the applicable Issuing Bank and the Agent in a manner specified in Section 13.08 a signed Notice of Letter of Credit Issuance not later than 11:00 a.m. (New York or Toronto time) on the third Business Day preceding the requested date for Issuance of a Letter of Credit hereunder, or such shorter notice as may be acceptable to such Issuing Bank and the Agent. Such notice shall be irrevocable.

            (ii) The Issuing Bank shall give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the Issuance of a Letter of Credit.

            (d) Reimbursement Obligations; Duties of Issuing Banks. (i) Notwithstanding any provision to the contrary in any Letter of Credit Reimbursement Agreement:

            (A) each Borrower for whose account a Letter of Credit has been Issued agrees to reimburse the applicable Issuing Bank in the applicable currency for amounts drawn under such Letter of Credit pursuant to subsection (e)(ii) below, no later than the date (the

      "Reimbursement Date") which is one (1) Business Day after such Borrower receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

            (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the Floating Rate applicable to the currency in which such Letter of Credit was Issued plus the Applicable Floating Rate Margin from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with Section 4.01(d).

          (ii) The Issuing Bank shall give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the Borrowers on account of a Reimbursement Obligation.

         (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit (except for any such action resulting from the gross negligence or wilful misconduct of such Issuing Bank) shall put such Issuing Bank under any resulting liability to any Lender, any Borrower or, so long as such Letter of Credit is not Issued in violation of Section 2.02(a), relieve any Lender of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders or any Borrower other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered by the appropriate Person and that they appear on their face to comply with the requirements of such Letter of Credit.

            (e) Participations. (i) Immediately upon Issuance by an Issuing Bank of any Letter of Credit under the U.S. Facility or the Canadian Facility, as applicable, for the account of any Borrower under such Credit Facility in accordance with the procedures set forth in this Section 2.02, each Lender holding a Revolving Credit Commitment in such Credit Facility shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share under such Credit Facility, including, without limitation, all obligations of such Borrower with respect thereto (other than amounts owing to the Issuing Bank under Section 2.02(g)) and any security therefor and guaranty pertaining thereto.

          (ii) If any Issuing Bank makes any payment under any Letter of Credit for the account of any Borrower and such Borrower does not repay such amount to the Issuing Bank on the

Reimbursement Date, the Issuing Bank shall promptly notify the Agent, which shall notify the U.S. Swing Loan Bank or the Canadian Swing Loan Bank, as applicable, and if such Swing Loan Bank so elects, a Swing Loan under the applicable Credit Facility can be made in such amount (or the Dollar Equivalent of such amount (plus reasonable foreign exchange costs) if such Letter of Credit is in an Available Currency other than Dollars (in the case of the U.S. Facility) or is in Dollars (in the case of the Canadian Facility)), the proceeds of which (less such foreign exchange costs) shall be paid to the Agent for the account of such Issuing Bank, in immediately available funds, and the Agent shall promptly pay such proceeds to the Issuing Bank. In the event such Issuing Bank cannot be so paid from proceeds of a Swing Loan, the Agent shall promptly notify each Lender under such Credit Facility, and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank, in immediately available funds, the amount (or the Dollar Equivalent of such amount (plus reasonable foreign exchange costs) if such Letter of Credit is in an Available Currency other than Dollars (in the case of the U.S. Facility) or is in Dollars (in the case of the Canadian Facility)) of such Lender's Pro Rata Share under the applicable Credit Facility of the payment made by such Issuing Bank, and the Agent shall promptly pay to the Issuing Bank such amounts (less such foreign exchange costs) received by it. In the event such payments are made by such Lenders, such payments shall constitute Revolving Loans made to the applicable Borrower under the applicable Credit Facility pursuant to Section
2.01 (irrespective of the satisfaction of the conditions in Section 5.02). If a Lender does not make its Pro Rata Share under the applicable Credit Facility of the amount of any such payment available to the Agent, such Lender agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first Business Day after the date such payment was first due at the applicable Interbank Rate, and thereafter at the interest rate then applicable in accordance with Section 4.01(a). The failure of any such Lender to make available to the Agent for the account of an Issuing Bank its Pro Rata Share under the applicable Credit Facility of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuing Bank such other Lender's Pro Rata Share under the applicable Credit Facility of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. This Section does not relieve any Borrower of its obligation to pay or repay any Lender funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

         (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Swing Loan Bank has made a Swing Loan or any Lender has made a Revolving Loan pursuant to Section 2.02(e)(ii), such Issuing Bank shall promptly pay to the Agent such payment in accordance with
Section 3.02.

          (iv) Upon the request of any Lender under the applicable Credit Facility, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

            (v) The obligations of any Lender to make payments to the Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever (except the Issuance of the Letter of Credit in contravention of this Section 2.02) and shall be made in accordance with this Agreement (irrespective of the satisfaction of the conditions described in Sections 5.01 and 5.02) under all circumstances, including, without limitation, any of the following circumstances:

            (A) any lack of validity or enforceability hereof or of any of the other Loan Documents;

            (B) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith, with any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

            (C) any draft, certificate or any other document presented under the Letter of Credit having been deter mined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

            (E) any failure by such Issuing Bank to make any reports required pursuant to Section 2.02(h) or the inaccuracy of any such report; or

            (F) the occurrence of any Event of Default or Default.

            (f) Payment of Reimbursement Obligations. (i) Each Borrower for whose account a Letter of Credit has been Issued unconditionally agrees to pay to each Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with such Letter of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such Issuing Bank or any other Person.

          (ii) In the event any payment by a Borrower received by an Issuing Bank with respect to a Letter of Credit Issued for the account of such Borrower and distributed by the Agent to the Lenders under the applicable Credit Facility on account of their participation is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquida tion or bankruptcy proceeding, each such Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Pro Rata Share under such Credit Facility of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

            (g) Issuing Bank Charges. Each Borrower for whose account a Letter of Credit has been Issued agrees to pay to each Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of such Letter of Credit.

            (h) Issuing Bank Reporting Requirements. Each Issuing Bank shall, on the day it Issues such a Letter of Credit, provide to the Agent and the applicable Borrower separate schedules for Commercial Letters of Credit and Standby Letters of Credit Issued by it, in form and substance reasonably satisfactory to the Agent, setting forth the aggregate Letter of Credit Obligations of each Borrower under the applicable Credit Facility outstanding to it as of such date and any information requested by the Agent or such Borrowers relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit Issued by it. On each Settlement Date, the Agent shall provide to each Lender under the applicable Credit Facility copies of the most recent schedules provided to it by each Issuing Bank under such Credit Facility.

            (i) Indemnification; Exoneration. (A) In addition to all other amounts payable to an Issuing Bank, each Borrower for whose account such Issuing Bank has Issued a Letter of Credit agrees to defend, indemnify, and save the Agent, such Issuing Bank and each Lender under the applicable Credit Facility harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Agent, such

Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of such Letter of Credit other than as a result of the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction, or (ii) the failure of such Issuing Bank Issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

          (B) As between the Domestic Borrowers on the one hand and the Agent, the U.S. Lenders and the U.S. Issuing Banks on the other hand, such Borrowers assume all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit Issued pursuant to the U.S. Facility. As between the Canadian Borrower on the one hand and the Canadian Agent, the Canadian Lenders and the Canadian Issuing Banks on the other hand, the Canadian Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit Issued pursuant to the Canadian Facility. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Agent, the Issuing Banks and the Lenders shall not be responsible for: (i) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any litigation, proceeding or charges with respect to such Letter of Credit; and (ix) any consequences arising from causes beyond the control of the Agent, the Issuing Banks or the Lenders; except in the cases of clauses (iii), (iv), (v), (vi), (viii) and (ix) above, for the gross negligence or willful misconduct of the Issuing Bank, as determined in a judgment by a court of competent jurisdiction.

            (j) Obligations Several. The obligations of each Issuing Bank and each U.S. Lender under this Section 2.02 are several and not joint, and no Issuing Bank or U.S. Lender shall be responsible for the obligation to Issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or U.S. Lender.

            2.03. Evidence of Indebtedness. Each Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it (whether or not evidenced by a Note), and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms hereof and, to the extent evidenced thereby, of the Notes. On the Closing Date, (i) each Domestic Borrower shall execute and deliver to each U.S. Lender U.S. Loan Notes substantially in the form of Exhibit S-1 in a principal amount equal to the maximum amount of such Lender's U.S. Commitment evidencing the Loans to such Borrowers made under the U.S. Facility, (ii) the Multicurrency Borrower shall execute and deliver to each Multicurrency Lender Multicurrency Loan Notes substantially in the form of Exhibit S-2 in a principal amount equal to the maximum amount of such Lender's Multicurrency Commitment evidencing the Loans to such Borrowers made under the Multicurrency Facility and (iii) the Canadian Borrower shall execute and deliver to each Canadian Lender a Canadian Loan Note substantially in the form of Exhibit S-3 in a principal amount equal to the maximum amount of such Lender's Canadian Commitment evidencing the Loans to the Canadian Borrower made under the Canadian Facility. Thereafter each Borrower, as applicable, shall execute and deliver such other promissory notes substantially in the form of the Notes issued on the Closing Date as are necessary to evidence the Loans owing to the applicable Lenders after giving effect to any assignment thereof pursuant to
Section 13.01, all in form and substance acceptable to the Agent and the parties to such assignment, provided that the promissory notes being replaced are returned to such Borrower or other arrangements satisfactory to such Borrower and the Agent are made. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender under each Credit Facility in which it is a Lender resulting from each Loan made under such Credit Facility owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under each of the Notes.

            2.04. Authorized Officers and Agents. On the Closing Date and from time to time thereafter, the Borrowers shall deliver to the Agent an Officers' Certificate setting forth the names of the officers, employees and agents authorized to request Revolving Loans, Swing Loans and Letters of Credit and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrowers in respect of all other matters relating to the Loan Documents. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan or Letter of Credit until the Agent receives written notice to the contrary. In addition, the Agent shall be entitled to rely conclusively on any written notice sent to it by telecopy. The Agent shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan or Letter of Credit, the Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrowers. None of the Agent, any Lender or any Issuing Bank shall incur any liability to the Borrowers or any other Person in acting upon any telecopy or facsimile or telephonic notice referred to above which the Agent reasonably believes to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrowers.

                                  ARTICLE III
                           PAYMENTS AND PREPAYMENTS

            3.01. Prepayments; Reductions in and Reallocations of Revolving Credit Commitments.

             (a) Voluntary Reductions of Revolving Credit Commitments. The Borrowers, upon at least five (5) Business Days' prior written notice to the Agent, shall have the right, from time to time, to terminate in whole the Revolving Credit Commitments or permanently reduce in part the Revolving Credit Commitments, provided that the applicable Borrowers shall have made or caused to be made any payment required to be made pursuant to Section 3.01(b)(i) after giving effect to such reduction. Any partial reduction of a Lender's Revolving Credit Commitment (i) shall be applied to such Lender's U.S. Commitment, Multicurrency Commitment or Canadian Commitment, as requested by the Borrower (it being understood that no such partial reduction shall alter the Pro Rata Shares of the Multicurrency Lenders or the Canadian Lenders under the Multicurrency Facility or the Canadian Facility, as the case may be, and that any voluntary reduction of a Credit Facility shall permanently reduce the maximum amount of the Revolving Credit Commitments that may be allocated to such Credit Facility), (ii) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and (iii) shall reduce the aggregate Revolving Credit Commitment of such Lender (and, where applicable, its Affiliates) proportionately in accordance with their aggregate Pro Rata Share of all Credit Facilities. Any notice of termination or reduction given to the Agent under this Section 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction of the Revolving Credit Commitments is delivered as provided herein, the principal amount of the Revolving Loans under each Credit Facility so reduced shall become due and payable on the date specified in such notice to the extent the Revolving Credit Obligations under such Credit Facility would exceed the Maximum Revolving Credit Amount for such Credit Facility after giving effect to such reduction. The payments in respect of reductions and terminations described in this Section 3.01(a)(ii) may be made without premium or penalty (except as provided in Section 4.02(f)).

            (b) Mandatory Prepayments of Revolving Loans.

            (i) Immediately, if at any time the Revolving Credit Obligations under any Credit Facility are greater than the Maximum Revolving Credit Amount for such Credit Facility, the applicable Borrower or Borrowers agree to make a mandatory repayment of such Revolving Credit Obligations in an aggregate amount sufficient to reduce any such excess to zero, such amounts to be applied to the Obligations of the Borrower or Borrowers making such payments in accordance with
Section 3.02. In addition, if at any time the Maximum Revolving Credit Amount for any Credit Facility is less than the amount of contingent Letter of Credit Obligations outstanding under such Credit Facility at such time, the applicable Borrower or Borrowers agree to deposit and maintain Cash Collateral in the applicable Cash Collateral Account (or, with respect to Letters of Credit denominated in Canadian Dollars and Issued pursuant to the Canadian Facility, in the Canadian Cash Collection Account) in a Dollar Equivalent amount equal to the amount by which such Letter of Credit Obligations exceed such Maximum Revolving Credit Amount.

            (ii) Subject to Section 3.05, on a daily basis from funds on deposit in (A) (x) the U.S. Concentration Account of any Domestic Borrower located in the United States and (y) if necessary to repay in full all Revolving Credit Obligations of such Borrower under the U.S. Facility, the U.S. Cash Collateral Account of such Borrower, or (B) (x) the Canadian Cash Collection Account and
(y) if necessary to repay in full all Revolving Credit Obligations of the Canadian Borrower, the Canadian Cash Collateral Account, in each case prior to 1:00 p.m. (New York or Toronto time, as applicable) on any Business Day, the Agent or the Canadian Agent, as applicable, shall transfer funds in accordance with Section 3.05 and thereby cause such Domestic Borrower (in the case of clause (A) above) or the Canadian Borrower (in the case of clause (B) above) to make a mandatory repayment of the Revolving Credit Obligations owing by such Borrower on such Business Day in an amount equal to: first, any and all Non Pro Rata Loans made to such Borrower on a pro rata basis, second, any and all outstanding Protective Advances made on behalf of such Borrower, third, any and all outstanding Swing Loans made to such Borrower, and fourth, the repayment of the Revolving Credit Obligations and other Obligations owing by such Borrower then outstanding in accordance with the provisions of Section 3.02.

            (iii) Immediately after Holdings', any Borrower's or any of the Borrowers' Subsidiaries' receipt of any Net Cash Proceeds (other than those arising in connection with the initial sale of Receivables in connection with the Permitted Receivables Financing Program or in connection with the issuance of Capital Stock by Holdings after March 31, 1996), each Borrower receiving such Net Cash Proceeds agrees to make or cause to be made a mandatory prepayment of its Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds; provided, however, to the extent Holdings is permitted to redeem the Preferred Stock or the Nonvoting Common Stock pursuant to Section 9.06 or to make regularly scheduled payments of principal and interest on the Common Equity Notes pursuant to Section 9.06, then any such Net Cash Proceeds arising from the issuance of any Capital Stock by Holdings may be applied to redeem such Capital Stock or make such regularly scheduled payments. Immediately upon the Company's receipt of any Net Cash Proceeds from the initial sale of Receivables in connection with the Permitted Receivables Financing Program, each Borrower receiving such proceeds agrees to make or cause to be made a mandatory prepayment of its Loans in an aggregate amount equal to a percentage to be mutually agreed by the Company and the Agent. Immediately after Holdings' receipt of any Net Cash Proceeds arising in connection with the issuance of Capital Stock by Holdings after March 31, 1996, the Borrowers agree to make or cause to be made a mandatory prepayment of their Loans in an aggregate amount equal to fifty percent (50%) of such Net Cash Proceeds. Each mandatory prepayment required to be paid by any Borrower by this Section 3.01(b)(iii) shall be allocated and applied first, to the repayment of the Revolving Loans owed by such Borrower; second, to any remaining non-contingent Revolving Credit Obligations of such Borrower; and then, to the extent any such Obligations are contingent, with the Agent as Cash Collateral in respect of such contingent Obligations.

            (iv) The Revolving Credit Commitments shall be permanently reduced by the amount of any payment in respect of the Revolving Loans required to be made pursuant to Section 3.01(b)(iii) in connection with any Net Cash Proceeds arising from the initial sale of Receivables under the Permitted Receivables Financing Program (whether or not such payment could be applied to such Loans). All Revolving Credit Commitments reduced pursuant to this Section 3.01(b)(iv) shall be made in accordance with each Lender's Pro Rata Share of the Credit Facilities (it being understood that only the Pro Rata Shares of the U.S. Lenders under the U.S. Facility may be altered as a result of such reduction).

           (v) Nothing in this Section 3.01(b) shall be construed to constitute the Lenders' consent to any transaction which is not expressly permitted by
Article IX.

            (c) Reallocations of Revolving Credit Commitments. (i) The Company, upon five (5) Business Days' written notice to the Agent, may request (a "Reallocation Request"), no more than eight (8) times in any Fiscal Year, that a Lender under a Credit Facility reduce its Revolving Credit Commitment under such Credit Facility by an amount equal to not less than $1,000,000 (such amount, the "Reduction Amount"), and that the Revolving Credit Commitment of such Lender under another Credit Facility, as selected by the Company in the Reallocation Request, be correspondingly increased by the Reduction Amount; provided that a Reallocation Request may not be made if, after giving effect to the proposed reallocation, (x) the aggregate amount of the Multicurrency Commitments would exceed the maximum amount of the Multicurrency Facility in effect at such time or (y) the aggregate amount of the Canadian Commitments would exceed the maximum amount of the Canadian Facility in effect at such time. It is agreed and understood that, in connection with any such reallocation, (A) the Pro Rata Shares of the Lenders under the Multicurrency Facility or the Canadian Facility shall not change, (B) the aggregate Pro Rata Share under all Credit Facilities of a Lender and its Affiliated Lenders shall not change and (C) the amount of the aggregate Revolving Credit Commitments of all Lenders before and after such reallocation shall not change. After receiving a Reallocation Request, the Agent shall notify each affected Lender of such Reallocation Request, and such Revolving Credit Commitments shall be adjusted as contemplated thereby on the date set forth in such Reallocation Request.

            (ii) In the event the Pro Rata Shares of the U.S. Lenders are altered after giving effect to the Reallocation Request or after giving effect to any partial reduction of the Revolving Credit Commitments made pursuant to Sections 3.01(a) and 3.01(b)(iv), the U.S. Lenders whose Pro Rata Shares have increased as a result of such request shall effect such purchases of U.S. Loans from the other U.S. Lenders on the next Settlement Date such that after giving effect to such purchases each U.S. Lender is owed U.S. Loans in an amount equal to its adjusted Pro Rata Share of the Revolving Credit Obligations outstanding in respect of the U.S. Facility.

            3.02. Payments. (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and Reimburse ment Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Agent, the Lenders or any Issuing Bank shall be made without condition or reservation of right, in immediately available funds, delivered to the Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time, London time or Toronto time, as applicable) on the date and at the place due, to the applicable Payment Account (or, in the case of Reimbursement Obligations, such account of the Issuing Bank, as it may designate). Thereafter, payments in respect of any Swing Loans received by the Agent shall be distributed to the applicable Swing Loan Bank and payments in respect of any Revolving Loan received by the Agent shall be distributed to each Lender under the applicable Credit Facility in accordance with its Pro Rata Share of such Credit Facility in accordance with the provisions of Section 3.02(b) on the date received, if received prior to 1:00 p.m., and (except in the case of repayment of Swing Loans) on the next succeeding Business Day if received thereafter, by the Agent.

All payments of principal of and interest on the Multicurrency Loans, whether made directly or pursuant to Section 3.05(c)(ii), shall be made upon at least two (2) Business Days' prior notice to the Agent.

            (b) Apportionment of Payments. (i) Subject to the provisions of
Section 3.02(b)(ii) and (iv), except as otherwise provided herein (A) all payments of principal and interest in respect of outstanding Revolving Loans under any Credit Facility, and all payments in respect of Reimbursement Obligations under the U.S. Facility or the Canadian Facility, shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares of such Credit Facility and (B) all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares of the applicable Credit Facility (if such Obligation relates to such Credit Facility) or otherwise to their respective Pro Rata Shares of all the Credit Facilities. All such payments and any other proceeds of Collateral or other amounts received by the Agent from or for the benefit of a Borrower shall be applied first, to pay principal of and interest on any portion of the Loans made to such Borrower which the Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender other than the Lender then acting as Agent, for which the Agent has not then been reimbursed by such Lender or such Borrower, second, to pay principal of and interest on any Protective Advance made to such Borrower for which the Agent has not then been paid by such Borrower or reimbursed by the Lenders, third, to pay all other Obligations of such Borrower then due and payable and fourth, if such Borrower is a Domestic Borrower and such payment is denominated in Dollars, to the U.S. Cash Collateral Account to be held as Cash Collateral in accordance with this Agreement. Except as set forth in Sections 3.01(a) and (b) and unless otherwise designated by the Company, (A) all principal payments made by any Borrower in respect of outstanding Swing Loans or Revolving Loans of such Borrower, as the case may be, shall be applied first, to the outstanding Swing Loans of such Borrower and second, to the outstanding Revolving Loans of such Borrower, in each case, first, to repay outstanding Floating Rate Loans, and then (other than in the case of the Canadian Borrower) to repay outstanding Fixed Rate Loans with those Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods (provided, that, so long as no Default or Event of Default shall have occurred and be continuing, such Borrower (other than the Canadian Borrower) may, in lieu of having amounts applied to repay, in full or in part, a Fixed Rate Loan on a date which is not the last day of the applicable Interest Period, request that any amount to be so applied be deposited into such Borrower's U.S. Cash Collateral Account (or, in the case of Fixed Rate Loans denominated in an Optional Currency, a Cash Collateral Account for such currency) as Cash Collateral for application by the Agent to such Loan on the last day of such Interest Period). In addition, all principal payments made by each Borrower in respect of outstanding Swing Loans or Revolving Loans of such Borrower shall be deemed to repay, first Acquisition Loans made to such Borrower, and second all other Loans made to such Borrower.

          (ii) After the occurrence and during the continuance of an Event of Default, the Agent may, and shall upon the acceleration of the Obligations pursuant to Section 11.02(a), apply all payments in respect of any Obligations (other than payments in respect of Obligations of the Canadian Borrower, which shall be applied solely to the payment of Obligations under the Canadian Facility) and all proceeds of Collateral (including, without limitation, all amounts held as Cash Collateral, but excluding any proceeds of Collateral which are owned by the Canadian Borrower, which proceeds shall be applied solely to the payment of Obligations under the Canadian Facility) to the Obligations in the following order (it being understood that the Agent shall have the right to convert, at a rate of exchange equal to the Spot Rate as of such conversion date and at the Borrowers' expense, any of such payments or proceeds of Collateral into the currency in which such Obligations are denominated):

            (A) first, to pay interest on and the principal of any portion of the Revolving Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or a Borrower;

            (B) second, to pay interest on and then principal of first any outstanding Protective Advance and then any Swing Loan;

            (C) third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Agent, including, without limitation, fees and expenses in respect of cash management services, foreign exchange services (including Currency Agreements) provided to the Company and its Subsidiaries by the Agent;

            (D) fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuing Banks;

            (E) fifth, to pay Obligations in respect of any fees then due to the Agent, the Lenders and the Issuing Banks;

            (F) sixth, to pay interest due in respect of the Loans and Reimbursement Obligations;

            (G) seventh, to pay or prepay (or, to the extent such Obligations are contingent, provide Cash Collateral pursuant to Section 11.02(b) in respect of) principal outstanding on Loans and all outstanding Letter of Credit Obligations;

            (H) eighth, to the ratable payment of Interest Rate Contracts to which the Agent or any Affiliate of the Agent is a party;

            (I) ninth, to the ratable payment of all other Obligations;

provided, however, if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (I), the available funds being applied with respect to any such Obligations referred to in any one of such clauses (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agent's and each Lender's or Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses; provided, further, however, all amounts applied in respect of outstanding Swing Loans or Revolving Loans of any Borrower shall be deemed to repay, first Acquisition Loans made to such Borrower, and second all other Loans made to such Borrower. Notwithstanding the foregoing, (x) the Agent, the Canadian Agent, the Lenders and the Issuing Banks further agree and acknowledge that in no event shall proceeds of the Collateral of the Canadian Borrower, more than sixty-five percent (65%) of the Capital Stock of the Canadian Borrower or Pegasus Asia or amounts received from the Canadian Borrower as described herein be applied on any of the Obligations (the "Non-Canadian Obligations") other than the Obligations of the Canadian Borrower, (y) the Agent and the Canadian Agent shall attempt to liquidate all Collateral which does not secure the Non-Canadian Obligations (the "Canadian Collateral") and apply the same to the Obligations of the Canadian Borrower prior to the application thereto of any proceeds of other Collateral until such time as the Agent and the Canadian Agent, in their reasonable judgment, determine that further liquidation of the Canadian Collateral is improbable, economically undesirable or will subject the Agent, the Canadian Agent, any Lender, any Issuing Bank or any other Holder to liability and (z) no application of Collateral (other than Canadian Collateral) may be made to the Obligations of the Canadian Borrower until such time as the aggregate outstanding Obligations owing to each Lender (and its Affiliates) are in proportion to (or as near thereto as is reasonably practicable) the outstanding Obligations owing to each other Lender (and its Affiliates), in accordance with their respective Pro Rata Shares of all Credit Facilities. The order of priority set forth in this Section 3.02(b)(ii) and the related provisions hereof are set forth solely to determine the rights and priorities of the Agent, the Lenders, the Issuing Banks and other Holders as among themselves. The order of priority set forth in clauses (A) through (I) of this Section 3.02(b)(ii) may at any time and from time to time be changed by the agreement of all Lenders without necessity of notice to or consent of or approval by any Borrower, any Holder which is not a Lender or Issuing Bank, or any other Person; provided, however, the order of priority set forth in clauses (A) through (E) of this Section 3.02(b)(ii) may not be changed without the prior written consent of the Agent.

            (iii) The Agent, in its sole discretion subject only to the terms of this Section 3.02(b)(iii), may pay from the proceeds of Revolving Loans made under the applicable Credit Facility (which Loans may not have been requested by a Borrower pursuant to a Notice of Borrowing) made to a Borrower hereunder, whether made following a request by such Borrower pursuant to Section 2.01 or 2.02 or a deemed request as provided in this Section 3.02(b)(iii), all amounts then due and payable by any Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to Section 13.02. Each Borrower hereby irrevocably authorizes each Swing Loan Bank and the Lenders to make Swing Loans or Revolving Loans in the appropriate currency, which Loans shall be Floating Rate Loans, in each case, upon notice from the Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from any Borrower, reimbursing expenses pursuant to
Section 13.02 and paying any and all other amounts due and payable by any Borrower hereunder or under the Notes, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to Section 2.01 and 2.02 as of the date of the aforementioned notice, provided, that, with respect to any expenses incurred by third parties which are reimbursable pursuant to Section 13.02, (A) the Agent shall notify the applicable Borrower at least ten (10) days prior to giving the aforementioned notice to the applicable Swing Loan Bank or Lenders, together with a reasonably detailed explanation of any amounts with respect thereto to be paid directly by the Agent with proceeds of Revolving Loans or Swing Loans made pursuant to this Section 3.02(b)(iii) and (B) in the event that such Borrower, at least one (1) Business Day prior to the date on which the Agent has indicated it will give the aforementioned notice to the applicable Swing Loan Bank or Lenders, notifies the Agent that it disagrees with any such amount in the notice received by the Borrower, the Agent shall not give the aforementioned notice to the applicable Swing Loan Bank or Lenders until the earlier of (1) thirty (30) days after the Borrower so notifies the Agent of such disagreement and (2) the date on which any disagreement with respect to such amount is resolved; provided, however, notwithstanding the payment of such amount at the expiration of such 30-day period without resolving such disagreement, the Borrower reserves its right to continue to object to such amount. The Agent shall request Swing Loans or Revolving Loans on behalf of a Borrower as described in the preceding sentence by notifying the Lenders under the applicable Credit Facility by telex, telecopy, telegram or other similar form of transmission (which notice the Agent shall thereafter promptly transmit to such Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on such Borrower's behalf pursuant to this Section 3.02(b)(iii). On the proposed Funding Date, the relevant Swing Loan Bank or Lenders under the relevant Credit Facility, as the case may be, shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.01 or 2.02 (irrespective of the satisfaction of the conditions described in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(c), which conditions and requirements, for the purposes of the payment of Swing Loans and Revolving Loans at the request of the Agent as described in the preceding sentence, the Lenders irrevocably waive).

            (iv) If any Lender fails to fund its Pro Rata Share of any Revolving Loan Borrowing requested by a Borrower under any Credit Facility which such Lender is obligated to fund under the terms hereof (the funded portion of such Revolving Loan Borrowing being hereinafter referred to as a "Non Pro Rata Loan"), excluding any such Lender who has delivered to the Agent written notice that one or more of the conditions precedent contained in Section 5.02 shall not on the date of such request be satisfied and until such conditions are satisfied, then until the earlier of such Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Agent by any Borrower in respect of such Credit Facility and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms hereof shall be advanced to the Borrower requesting such Revolving Loan Borrowing by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything contained herein to the contrary:

            (A) the foregoing provisions of this Section 3.02(b)(iv) shall apply only with respect to the proceeds of payments of Obligations;

            (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Revolving Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 3.02(b)(iv), and whether or not the Non Pro Rata Loan with respect thereto has been repaid;

            (C) amounts advanced to a Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Revolving Loan Borrowing ("Cure Loans") shall bear interest from and after the date made available to the applicable Borrower at the rate applicable to the other Revolving Loans comprising such Borrowing and shall be treated as Revolving Loans comprising such Borrowing for all purposes herein;

            (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding Revolving Loans shall be applied first, ratably to all Revolving Loans constituting Non Pro Rata Loans, second, ratably to Revolving Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Revolving Loans constituting Cure Loans; and

            (E) no Lender shall be relieved of any obligation such Lender may have to the Borrower under the terms of this Agreement as a result of the provisions of this Section 3.02(b)(iv).

            (c) Payments on Non-Business Days. Whenever any pay ment to be made by a Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 4.02(b)(iv), the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

            3.03.  Taxes.

            (a) Payment of Taxes. Any and all payments by the Borrowers hereunder or under any Note or other document evidencing any Obligations shall be made free and clear of and without reduction for any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Revolving Credit Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank and the Agent, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it by (i) the United States, except certain withholding taxes contemplated pursuant to Section 3.03(d)(ii)(C), (ii) the Governmental Authority of any jurisdiction (or any political subdivision thereof) in which any Applicable Lending Office of such Lender is located, (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof or (iv) any political subdivision of the United States, unless such taxes are imposed solely as a result of such Lender's performance of any of the Loan Documents in such political subdivision and such Lender would not otherwise be subject to tax by such political subdivision (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or the Agent, (x) the sum payable to such Lender, such Issuing Bank or the Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this
Section 3.03) such Lender, such Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) such Borrower shall make such withholding or deductions, and (z) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) Indemnification. The Borrowers (other than the Canadian Borrower, which so agrees to indemnify the Canadian Agent, the Canadian Lenders and the Canadian Issuing Banks only with respect to Taxes with respect to the Canadian Facility) jointly and severally agree to indemnify each Lender, each Issuing Bank and the Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this
Section 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank or the Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable (other than any liability that results from the gross negligence or willful misconduct of the Lenders and the Agent, whether or not such Taxes were correctly or legally asserted by the relevant taxing authority or other governmental authority). A certificate as to any additional amount payable to any Person under this Section 3.03 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender, the Agent and each Issuing Bank agrees (i) within a reasonable time after receiving a written request from the Company, to provide the Company and the Agent with such certificates as are reasonably required, and (ii) take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Agent or such Issuing Bank or Affiliate may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 3.03 in respect of any payments under this Agreement or under the Notes. If any Lender or the Agent receives a refund in respect of any Taxes for which such Lender or the Agent has received payment from a Borrower hereunder, it shall promptly apply such refund (including any interest received by such Lender or the Agent from the taxing authority with respect to the refund with respect to such Taxes) to the Obligations of such Borrower, net of all out-of-pocket expenses of such Lender or the Agent; provided that such Borrower, upon the request of such Lender or the Agent, agrees to reimburse such refund (plus penalties, interest or other charges) to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund.

            (c) Receipts. Within thirty (30) days after the date of any payment of Taxes pursuant to this Section 3.03 by any Borrower or any of the Borrowers' Subsidiaries, the Company will furnish to the Agent at its request, at its notice address in effect under Section 13.08, a copy of a receipt, if any, or other documentation reasonably satisfactory to the Agent, evidencing payment thereof. The Borrowers shall furnish to the Agent, within thirty (30) days after the request of the Agent from time to time, an Officer's Certificate stating that all Taxes of which they are aware are due have been paid and that no additional Taxes of which it is aware are due.

            (d) Foreign Bank Certifications. (i) Each Lender (other than the Canadian Lenders) or Issuing Bank (other than the Canadian Issuing Banks) that is not created or organized under the laws of the United States or a political subdivision thereof has delivered to the Borrowers and the Agent on the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank or shall deliver to the Borrowers on the date such Lender becomes a Lender or such Issuing Bank becomes an Issuing Bank, if such date is after the Closing Date, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or Issuing Bank to the effect that such Lender or Issuing Bank is eligible to receive all payments hereunder and under the Notes without deduction or withholding of United States federal income tax (1) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (2) under Section 1441(c)(1) as modified for purposes of Section 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)). If a Lender (other than the Canadian Lender) or an Issuing Bank (other than a Canadian Issuing Bank) is unable to deliver the certificate and forms described in, and on the dates required by, the preceding sentence, then the applicable Borrower shall withhold the applicable tax and shall have no indemnification obligation with respect to such withholding tax.

            (ii) Each Lender (other than the Canadian Lenders) and each Issuing Bank (other than the Canadian Issuing Banks) further agrees to promptly deliver to the Borrowers and the Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or such Issuing Bank before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Agent pursuant to this Section 3.03(d) (including, but not limited to, a change in such Lender's or such Issuing Bank's lending office). Each certificate required to be delivered pursuant to this Section 3.03(d)(ii) shall certify as to one of the following:

            (A) that such Lender or such Issuing Bank can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

            (B) that such Lender or such Issuing Bank cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 3.03(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers;

            (C) that such Lender or Issuing Bank is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank and that it is not capable of recov ering the full amount of the same from a source other than the Borrowers; or

            (D) that such Lender or such Issuing Bank is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank.

Each Lender (other than the Canadian Lenders) and each Issuing Bank (other than the Canadian Issuing Banks) agrees to deliver to the Borrowers and the Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender or such Issuing Bank to the Borrowers and the Agent, unless any change in treaty, law, regulation or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender or the Issuing Bank promptly advises the Borrowers that it is not capable of receiving payments hereunder or under the Notes without any deduction or withholding of United States federal income tax.

            3.04. Increased Capital. If after the date hereof any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its

Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to Issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrowers (other than the Canadian Borrower which so agrees to pay only with respect to the Canadian Lenders and the Canadian Issuing Banks) jointly and severally agree immediately to pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a reasonably detailed statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations. Such statement shall be conclusive and binding for all purposes, in the absence of manifest error.

            3.05. Cash Management and Cash Collateral Accounts.

            (a) Establishment of Accounts. On the Closing Date, the Borrowers and certain of their respective Subsidiaries shall have established the Lockboxes, Collection Accounts, Cash Collateral Accounts and Disbursement Accounts identified on Schedule 6.01-AA as "at closing accounts". As soon as practicable after the Closing Date, the Borrowers agree to establish, and cause their respective Subsidiaries who are Subsidiary Guarantors, whose Capital Stock has been pledged under the Loan Documents, who act as agent for any Borrower in connection with the purchase and sale of Inventory and/or the invoicing and collection of Receivables or are otherwise agreed to by the Agent and the Company to establish, the Lockboxes, Collection Accounts, Cash Collateral Accounts and Disbursement Accounts identified on Schedule 6.01-AA as "post closing accounts". After any such bank account is established, the Borrowers or such Subsidiaries may change the bank accounts or add to the bank accounts listed on Schedule 6.01-AA as their needs may require and agree to notify the Agent in writing of any such changes (such schedule being deemed to be amended by any such notice); provided, however, no Borrower and no such Subsidiary shall (x) change any Collection Account or zero-balance Disbursement Account (except as contemplated above) or establish any new Collection Account or zero-balance Disbursement Account with any bank which is not acceptable to the Agent and which, in the case of a Collection Account to be maintained at such bank, has not executed a Collection Account Agreement with respect to such Collection Account or (y) establish any other Disbursement Account or new Cash Collateral Account, or modify any arrangement with respect to any other existing Disbursement Account or Cash Collateral Account, without the prior consent of the Agent, which consent may be granted or withheld in the reasonable discretion of the Agent (it being understood and agreed that no Disbursement Account which is not a zero-balance account and no Cash Collateral Account may be established at any bank other than the Agent or an Affiliate of the Agent). All Lockboxes and Collection Accounts maintained by any Subsidiary of a Borrower who acts as agent for any Borrower in connection with the purchase and sale of Inventory and/or the invoicing and collection of Receivables shall be maintained in the name of such Subsidiary for the account of such Borrower.

            (b) Collections. Except as may be otherwise required after the Closing Date pursuant to the Permitted Receivables Transaction Documents, each Borrower and each Subsidiary described in Section 3.05(a) (i) has directed, and in the future will direct, all of its account debtors to remit all monies, checks, notes, drafts or funds received by it, including, without limitation, all payments in respect of Receivables and other proceeds of Collateral directly to a Lockbox or Collection

Account or (ii) to the extent that the account debtors of such Borrower or such Subsidiary, notwithstanding the instructions described in clause (i) above, remit such monies, checks, notes, drafts or funds directly to such Borrower or such Subsidiary, such Borrower and such Subsidiary hereby agrees to deposit all such collections of Receivables into a Collection Account (or, in the case of collections of Receivables of the Canadian Borrower, into the Canadian Cash Collection Account or the Canadian Cash Collateral Account, as applicable, and, in the case of Receivables of the Multicurrency Borrower denominated in Swiss Francs, in the Cash Collateral Account for such currency) and promptly upon such Person's receipt thereof. The contents of each Lockbox shall automatically be deposited into a Collection Account or be emptied and deposited into a Collection Account by a representative of the Collection Account Bank at which the applicable Collection Account has been established. Only the Agent and the applicable Collection Account Bank, if any, shall have power of withdrawal from each Lockbox and the related Collection Account. Except as may be otherwise required after the Closing Date pursuant to the Permitted Receivables Transaction Documents, the Borrowers and Holdings agree to cause all collections of Receivables, all proceeds of Collateral and all Net Cash Proceeds now or hereafter received directly or indirectly by Holdings, any Borrower or any Subsidiary of any Borrower or in the possession of Holdings, any Borrower or any such Subsidiary to be held in trust for the Agent for the benefit of the Lenders and, promptly upon receipt thereof, to be deposited into a Collection Account (in the case of collections of Receivables (or, in the case of collections of Receivables of the Canadian Borrower, into the Canadian Cash Collection Account or the Canadian Cash Collateral Account, as applicable, and, in the case of Receivables of the Multicurrency Borrower denominated in Swiss Francs, in the Cash Collateral Account for such currency) or a Cash Collateral Account (in all other cases); provided, however, all Net Cash Proceeds or other amounts not constituting proceeds of Collateral which are required to be applied to the Revolving Credit Obligations by any Borrower pursuant to the terms of this Agreement shall be paid directly to the applicable Payment Account.

            (c) U.S. Concentration Account; Canadian Cash Collection Account; Cash Collateral Accounts. All immediately available funds in any Collection Account (w) of any Domestic Borrower shall be automatically transferred into the U.S. Concentration Account, (x) of the Canadian Borrower shall be automatically transferred into (A) with respect to funds denominated in Canadian Dollars, the Canadian Cash Collection Account and (B) with respect to funds denominated in Dollars, the Canadian Cash Collateral Account, (y) of the Multicurrency Borrower, shall be automatically transferred into the applicable Cash Collateral Account designated pursuant to the applicable Collection Account Agreement and
(z) of any Subsidiary of a

Borrower acting as an agent for such Borrower, shall be automatically transferred to the Cash Collateral Account for the applicable currency of such Borrower. The U.S. Concentration Account and each Cash Collateral Account (other than the Canadian Cash Collateral Account) shall be under the sole dominion and control of the Agent. The Canadian Cash Collection Account and the Canadian Cash Collateral Account shall be under the sole dominion and control of the Canadian Agent. The following procedures shall apply to the U.S. Concentration Account, the Canadian Cash Collection Account and the Cash Collateral Accounts:

                  (i) The U.S. Concentration Account, the Canadian Cash Collection Account and the U.S. Cash Collateral Account. With respect to the U.S. Concentration Account and the U.S. Cash Collateral Account, the Agent alone shall have power of withdrawal from such accounts. With respect to the Canadian Cash Collection Account, the Canadian Agent alone shall have power of withdrawal from such account, except as provided below. Subject to Sections 3.01(b)(ii), 3.01(b)(iii), 3.02(b)(ii), 3.02(b)(iii) and 11.03, each Domestic Borrower hereby authorizes the Agent to apply all immediately available funds on deposit in its U.S. Concentration Account and, if necessary, U.S. Cash Collateral Account to such Borrower's Obligations under the U.S. Facility, and the Canadian Borrower hereby authorizes the Canadian Agent to apply all immediately available funds on deposit in the Canadian Cash Collection Account and, if necessary, the Canadian Cash Collateral Account (after any necessary conversion of funds), to such Borrower's Obligations under the Canadian Facility. Solely with respect to the U.S. Concentration Account, to the extent any such funds remain after such application, each Domestic Borrower hereby authorizes the Agent to transfer such funds to such Borrower's U.S. Cash Collateral Account and invest the same in accordance with Section 3.05(c)(iii). Solely with respect to the Canadian Cash Collection Account, so long as no Default or Event of Default has occurred and is continuing, the Canadian Agent shall honor any request made by the Canadian Borrower and received by the Canadian Agent no later than 12:00 noon (Toronto time) to transfer funds from the Canadian Cash Collection Account (but only if no Canadian Loans are outstanding or other Obligations under the Canadian Facility are then due and payable) to the Canadian Dollar Disbursement Account of the Canadian Borrower and such funds shall be transferred to such Disbursement Account on the same Business Day, provided that such request shall be made pursuant to a signed Notice of Withdrawal and the conditions set forth therein have been met as of the date of such request and that the use of such funds are consistent with Section 2.01(g) (assuming for such purpose that such funds are proceeds of Canadian Loans) and provided, further, that after giving effect to such withdrawal, the Revolving Credit Availability under the Canadian Facility is greater than zero. Following the occurrence and during the continuance of any Default or Event of Default, the Canadian Agent shall not be required to honor any Notice of Withdrawal, and the Canadian Agent shall be entitled to apply all funds on deposit in the Canadian Cash Collection Account to the Obligations of the Canadian Borrower, as the case may be, in accordance with Section 3.02(b)(ii).

                (ii) Cash Collateral Accounts located in Canada, Europe and Asia. Each Cash Collateral Account located in Canada, Europe and Asia shall be denominated in a single currency and all proceeds of Collateral which are in such currency shall be deposited in a corresponding Cash Collateral Account. So long as no Default or Event of Default has occurred and is continuing, (A) the Multicurrency Borrower may instruct the Agent by no later than 12:00 noon (London time), at least two (2) Business Days prior to the date of such application, to apply any funds denominated in Dollars or an Optional Currency on deposit in such Cash Collateral Account maintained by it to the Obligations of the Multicurrency Borrower under the Multicurrency Facility denominated in such currency (or, in the case of any such Cash Collateral Account of the Multicurrency Borrower denominated in Dollars, to the Obligations of the Multicurrency Borrower under the U.S. Facility), (B) the Canadian Borrower may instruct the Canadian Agent by no later than 12:00 noon (Toronto time) to apply any funds denominated in Dollars on deposit in the Canadian Cash Collateral Account (after any conversion of such funds into Canadian Dollars) to the Obligations of the Canadian Borrower under the Canadian Facility, and (C) the Agent shall honor any request made by the Multicurrency Borrower and the Canadian Agent shall honor any request made by the Canadian Borrower, as applicable, and received by the Agent or the Canadian Agent, as applicable, no later than 12:00 noon (London or Toronto time, as applicable), at least two (2) Business Days prior to the date of such transfer (in the case of the Multicurrency Borrower), to transfer funds from any such Cash Collateral Account (whether or not any Multicurrency Loan or Canadian Loan, as the case may be, is outstanding) to a Disbursement Account of such Borrower and such funds shall be transferred to such Disbursement Account of the Canadian Borrower on the same Business Day or of the Multicurrency Borrower on the following Business Day, provided that such request shall be made pursuant to a signed Notice of Withdrawal and the conditions set forth therein shall have been met as of the date of such request and that the intended use of such funds shall be consistent with Section 2.01(g) (assuming for such purpose that such funds are proceeds of Revolving Loans), and provided, further, that after giving effect to such withdrawal, the Revolving Credit Availability under the applicable Credit Facility is greater than zero. Following the occurrence and during the continuance of any Default or Event of Default, the Agent shall not be required to honor any Notice of Withdrawal, and the Agent shall be entitled to apply all funds on deposit in any such Cash Collateral Account to the Obligations of the Multicurrency Borrower or the Canadian Borrower, as the case may be, in accordance with Section 3.02(b)(ii).

                  (iii) Investments. If requested by the applicable Borrower and subject to the right of the Agent or the Canadian Agent to withdraw funds from the Canadian Cash Collection Account and the Cash Collateral Accounts as provided in this Agreement, the Agent or the Canadian Agent, as applicable, shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in such accounts and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case in such Cash Equivalents as the applicable Borrower may select (it being agreed that if such Borrower does not make any such selection such funds shall be invested in an overnight investment selected by the Agent). None of the Agent, any Lender or any Issuing Bank shall be liable to any Borrower for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Accounts which shall have been invested pursuant to this Section 3.05(c)(iii) at the direction of the applicable Borrower (or pursuant to such overnight investments selected by the Agent). Cash Equivalents from time to time purchased and held pursuant to this Section 3.05(c)(iii) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Accounts in amounts equal to their respective outstanding principal amounts. Any funds not requested to be invested in Cash Equivalents shall bear interest in accordance with the applicable account agreement.

                  (iv) Additional Payments. If at any time the Agent determines that any funds held in the Canadian Cash Collection Account or any Cash Collateral Account are subject to any interest, right, claim or Lien (other than Liens arising in the ordinary course of business for amounts which are not yet due and payable) of any Person other than the Agent or the applicable Borrower, the Borrowers (other than the Canadian Borrower, which so agrees only with respect to any funds deposited by the Canadian Borrower) jointly and severally agree that (i) forthwith upon demand by the Agent, to pay to the Agent, as additional funds to be deposited and held in the Canadian Cash Collection Account or the applicable Cash Collateral Account, as the case may be, an amount equal to the amount of funds subject to such interest, right, claim or Lien or (ii) if no such payment is made, the Agent shall immediately and without requirement of notice as set forth in the definitions of Canadian Borrowing Base and Domestic Borrowing Base, impose an Eligibility Reserve in the amount of such funds (unless such interest, right, claim or Lien has then been included in any Eligibility Reserve with respect to such funds or has been factored into a decreased advance rate with respect to Cash Collateral).

                  (v) Custody of Cash Collateral. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the U.S. Concentration Account, the Canadian Cash Collection Account and the Cash Collateral Accounts and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own like property, it being understood that the Agent shall not be required to preserve rights of the Borrowers in such accounts or any amounts on deposit therein or any Investments subject thereto against third parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Canadian Borrower with respect to any funds deposited by the Canadian Borrower or the joint and several account of the Domestic Borrowers with respect to any funds deposited by the Domestic Borrowers, and, in each case, shall constitute Obligations hereunder.

Notwithstanding anything to the contrary contained in this Agreement, (i) except as set forth in this clause (c), none of the Borrowers or any Person or entity claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the U.S. Concentration Account, the Canadian Cash Collection Account or any Cash Collateral Account, (ii) the Agent shall not be required to honor any Notice of Withdrawal with respect to the Canadian Cash Collateral Account or any Cash Collateral Account that requires the Agent to transfer funds deposited in such account which are not in immediately available funds and (iii) the Multicurrency Borrower shall not maintain on deposit in the Cash Collateral Accounts located in Europe or Asia (or any operating account from which funds on deposit in such Cash Collateral Accounts have been transferred) deposits in excess of $5,000,000 (or such larger amount acceptable to the Agent) at any time outstanding. Upon the Payment In Full of the Obligations and termination of the Commitments, any funds remaining in the U.S. Concentration Account, the Canadian Cash Collection Account or any Cash Collateral Account shall be returned by the Agent to the relevant Borrower or paid by the Agent to whomever may be legally entitled thereto.

            (d) Fees and Expenses. The Borrowers (other than the Canadian Borrower, which so agrees only with respect to fees, costs and expenses so incurred in respect of the Canadian Facility) jointly and severally agree to pay to the Agent any and all reasonable fees, costs and expenses which the Agent incurs in connection with opening and maintaining the Collection Accounts and the Cash Collateral Accounts, lock box or other similar payment collection mechanisms for the Borrowers and depositing for collection any check or item of payment received by and/or delivered to the Collection Account Banks or the Agent on account of the Obligations. The Borrowers (other than the Canadian Borrower, which so agrees only with respect to the Collection Account Banks for the Canadian Borrower's Collection Accounts) jointly and severally agree to reimburse the Agent for any amounts paid to any Collection Account Bank arising out of any required indemnification by the Agent of such Collection Account Bank against damages incurred by the Collection Account Bank in the operation of a Collection Account.

            3.06. Right to Remove Affected Lender. In the event that any Borrower is required to pay any amounts deemed material by the Company and the Agent with respect to a Lender (or its Affiliates, if applicable) pursuant to Sections 3.03, 3.04 or 4.01(f) or receives a notice from a Lender pursuant to
Section 4.02(e) and such amounts, or similar amounts, have not been demanded by the Lenders constituting the Requisite Lenders, or, in the event any Lender fails to fund its Pro Rata Share of any Revolving Loan requested by any Borrower which such Lender is obligated to fund under the terms hereof and any such failure has not been cured, such Borrower shall have the right to designate an Eligible Assignee which is not an Affiliate of such Borrower and which is reasonably acceptable to the Agent to purchase for cash, pursuant to an Assignment and Acceptance, the outstanding Loans and Reimbursement Obligations (if any) of such Lender and to assume all of such Lender's other rights and obligations (including, without limitation, in the case of a U.S. Lender, such Lender's obligation to participate in all outstanding Letters of Credit pursuant to
Section 2.02(e)) hereunder without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid Unused Commitment Fees and Letter of Credit Fees in respect of that Lender's Commitment hereunder and any other amounts that may be owing to such Lender hereunder. In the event any Issuing Bank fails to Issue a Letter of Credit requested by a Borrower which such Issuing Bank is obligated to Issue under the terms hereof and any such failure has not been cured, such Borrower shall have the right to designate an Eligible Assignee which is not an Affiliate of such Borrower and which is reasonably acceptable to the Agent to (i) replace such Issuing Bank if no Letter of Credit Obligations are outstanding to such Issuing Bank or (ii) become an additional Issuing Bank hereunder (it being agreed and understood that, as of the date of such addition, the defaulting Issuing Bank's obligations to Issue Letters of Credit pursuant to Section 2.02 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit Issued prior to such date).

                                  ARTICLE IV
                               INTEREST AND FEES

            4.01. Interest on the Loans and Other Obligations. (a) Rate of Interest. All Loans and the out standing principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:

            (i) If a Floating Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Floating Rate applicable to the currency in which such Obligation is denominated in effect from time to time as interest accrues, plus (B) the Applicable Floating Rate Margin in effect from time to time;

          (ii) If a Fixed Rate Loan, at a rate per annum equal to the sum of (A) the Fixed Rate determined for the applicable Interest Period and the applicable currency, plus (B) the Applicable Fixed Rate Margin in effect from time to time during such Interest Period;

The applicable basis for determining the rate of interest on any Loan shall be initially determined in accordance with Section 2.01(c). The applicable basis for determining the rate of interest on such Loan shall be selected thereafter by the relevant Borrower at the time a Notice of Conversion/Continuation is delivered by such Borrower to the Agent. Notwithstanding the foregoing, such Borrower may not select the Fixed Rate as the applicable basis for determining the rate of interest on such a Loan if (x) such Loan is to be made on the Closing Date, (y) at the time of such selection an Event of Default or Default would occur or has occurred and is continuing, or (z) such Loan is a Canadian Loan. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Agent in accordance with the terms hereof specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the applicable Floating Rate.

            (b) Interest Payments. (i) Interest accrued on each Floating Rate Loan shall be payable in arrears in the currency in which such Loan is denominated (A) on the first Business Day of each calendar month for the preceding calendar month, commencing on the first such day following the making of such Floating Rate Loan and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Floating Rate Loan.

          (ii) Interest accrued on each Fixed Rate Loan shall be payable in arrears in the currency in which such Loan is denominated on the last day of each Fixed Rate Interest Payment Date with respect to such Loan and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Fixed Rate Loan.

          (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears in the currency in which such Obligation is denominated (A) on the first Business Day of each month, commencing on the first such day following the incurrence of such Obligation and (B) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

            (c) Conversion or Continuation. (i) Each Borrower shall have the option (A) to convert at any time all or any part of its outstanding Floating Rate Loans (other than Swing Loans and Canadian Loans) to Fixed Rate Loans denominated in the same Available Currency; (B) to convert all or any part of its outstanding Fixed Rate Loans having Interest Periods which expire on the same date to Floating Rate Loans denominated in the same currency on such expiration date; or (C) to continue all or any part of its outstanding Fixed Rate Loans having Interest Periods which expire on the same date as Fixed Rate Loans denominated in the same currency, and the succeeding Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Fixed Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 4.02 or (ii) if an Event of Default or Default would occur or has occurred and is continuing. Any conversion into or continuation of Fixed Rate Loans under this Section 4.01(c) shall be in a minimum amount of $5,000,000 (or the Dollar Equivalent of $1,000,000 for Fixed Rate Loans denominated in an Optional Currency) and in integral Dollar Equivalent multiples of $1,000,000 (or approximately similar intervals in Optional Currencies) in excess of that amount. Such minimum levels may be achieved under the U.S. Facility by combining the Loans of more than one Borrower being continued as or converted into Fixed Rate Loans with the same Interest Period so long as the minimum amount of any single Borrowing is $1,000,000.

          (ii) To convert or continue a Loan under Section 4.01(c)(i), the applicable Borrower shall deliver a Notice of Conversion/Continuation to the Agent no later than 12:00 noon (New York time or London time, as applicable) at least three (3) Business Days (or two (2) Business Days in the case of Multicurrency Loans) in advance of the proposed conversion/continuation date. Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(c)(ii), the Agent shall notify each Lender under the applicable Credit Facility by telex or telecopy, or other similar form of trans mission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan shall be irrevocable, and the applicable Borrower shall be bound to convert or continue in accordance therewith.

            (d) Default Interest. Notwithstanding the rates of interest specified in Section 4.01(a) or elsewhere herein, and to the extent permitted by applicable law, effective immediately upon the occurrence of any Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is two percent (2.0%) per annum in excess of the rate of interest applicable to such Loans and Obligations from time to time.

            (e) Computation of Interest. Interest on all Obliga tions (other than Obligations of the Canadian Borrower) shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. Interest on all Obligations of the Canadian Borrower shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365 or 366 days, as applicable. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded.

            (f) Changes; Legal Restrictions. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

            (i) subjects a Lender or an Issuing Bank (or its Applicable Lending Office) to charges (other than Taxes) of any kind which is applicable to the Revolving Credit Commitments of the Lenders and/or the Issuing Banks to make Fixed Rate Loans or to Issue and/or participate in Letters of Credit; or

          (ii) imposes, modifies or holds applicable, any reserve (other than reserves taken into account in calculating any Fixed Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Fixed Rate Affiliate of that Lender or Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Revolving Credit Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrowers (other than the Canadian Borrower, which so agrees to pay only the Canadian Lenders) jointly and severally agree promptly to pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its Fixed Rate Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a reasonably detailed summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

            (g) Confirmation of Fixed Rate. Upon the reasonable request of any Borrower from time to time, the Agent shall promptly provide to such Borrower such information with respect to the applicable Fixed Rate as may be so requested.

            4.02.  Special Provisions Governing Fixed Rate Loans.
With respect to Fixed Rate Loans:

            (a) Amount of Advance. Each Fixed Rate Loan shall be for a minimum amount of $5,000,000 (or the Dollar Equivalent of $1,000,000 for Fixed Rate Loans denominated in an Optional Currency) and in integral $1,000,000 (or approximately similar intervals in Optional Currencies) in excess of that amount. Such minimum levels may be achieved under the U.S. Facility by combining the Borrowings of more than one Borrower so long as the minimum amount of any single Borrowing is $1,000,000.

            (b) Determination of Interest Period. By giving notice as set forth in Section 2.01(c) (with respect to a new Borrowing of U.S. Loans or Multicurrency Loans) or Section 4.01(c) (with respect to a conversion into or continuation of a Fixed Rate Loan), the applicable Borrower shall have the option, subject to the other provisions of this Section 4.02, to select an interest period (each, an "Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

            (i) Such Borrower may only select, as to a par ticular Borrowing of Fixed Rate Loans, a Interest Period of either one (1), two (2), three (3) or, to the extent consented to by the Agent, six (6) months in duration;

            (ii) In the case of immediately successive Interest Periods applicable to a Borrowing of Fixed Rate Loans, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there shall be no succeeding Business Day in such calendar month, such Interest Period shall expire on the immediately preceding Business Day;

            (iv) Such Borrower may not select a Interest Period as to any Loan if such Interest Period terminates later than the Revolving Credit Termination

      Date;

            (v) There shall be no more than five (5) Interest Periods for Fixed Rate Loans denominated in Dollars and no more than ten (10) Interest Periods in the aggregate for Fixed Rate Loans denominated in Optional Currencies in effect at any one time; and

            (vi) No Fixed Rate Loan may be borrowed on the Closing Date, and no Notice of Conversion/Continuation may be delivered prior to the Closing Date.

            (c) Determination of Interest Rate. As soon as prac ticable on the applicable Fixed Rate Determination Date, the Agent shall determine (pursuant to the procedures set forth in the definition of "Fixed Rate") the interest rate which shall apply to Fixed Rate Loans for which an interest rate is then being determined for the applicable Interest Period and currency and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrowers and to each Lender (other than the Canadian Lenders). The Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon such Borrowers.

            (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (x) in the case of U.S. Loans, at least one (1) Business Day before and (y) in the case of Multicurrency Loans, on the Fixed Rate Determination Date with respect to any Fixed Rate Loan in the relevant currency:

            (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the applicable Fixed Rate for the applicable Available Currency then being determined is to be fixed;

            (ii) the Agent determines that deposits in such currency and in the principal amounts of the Fixed Rate Loans comprising such Borrowing are not generally available in the London interbank market for a period equal to such Interest Period; or

            (iii) the Requisite Lenders in the Applicable Credit Facility advise the Agent that the applicable Fixed Rate for the applicable Available Currency, as determined by the Agent, after taking into account the adjustments for reserves and increased costs provided for in Section 4.01(f), will not adequately and fairly reflect the cost to such Lenders of funding the relevant Fixed Rate Loans in the currency in which such Loans are denominated;

then the Agent shall forthwith give notice thereof to the

Borrowers, whereupon (until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist) the right of the Borrowers to elect to have Loans bear interest based upon the Fixed Rate in such currency shall be suspended and each outstanding Fixed Rate Loan which is denominated in the affected currency shall be converted into a Floating Rate Loan denominated in such currency on the last day of the then current Interest Period therefor, and any Notice of Borrowing with respect to Loans denominated in such currency for which Revolving Loans have not then been made shall be deemed to be a request for Floating Rate Loans in such currency, notwithstanding any prior election by a Borrower to the contrary.

            (e) Illegality. (i) If at any time any Lender deter mines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Fixed Rate Loan in any currency has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrowers and the Agent, and the Agent shall promptly transmit the notice to each other Lender.

          (ii) When notice is given by a Lender under Section 4.02(e)(i), (A) the Borrowers' right to request from such Lender and such Lender's obligation, if any, to make Fixed Rate Loans in such currency shall be immediately suspended, and such Lender shall make a Floating Rate Loan as part of any requested Borrowing of Fixed Rate Loans in such currency and (B) if the affected Fixed Rate Loan or Loans are then outstanding, the applicable Borrower shall immediately, or if not permitted by applicable law to do so immediately, then by no later than the date it is permitted to do so in accordance with applicable law, upon at least one (1) Business Day's prior written notice to the Agent and the affected Lender, convert each such Loan into a Floating Rate Loan.

         (iii) If at any time after a Lender gives notice under Section 4.02(e)(i) in respect of a Fixed Rate Loan in any currency such Lender determines that it may lawfully make Fixed Rate Loans in such currency, such Lender shall promptly give notice of that determination, in writing, to the Borrowers and the Agent, and the Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Fixed Rate Loans shall thereupon be restored.

            (f) Compensation. In addition to all amounts required to be paid by the Borrower pursuant to Section 4.01, each

Borrower agrees to compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Fixed Rate Loans made to such Borrower but excluding any loss of the Applicable Fixed Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing of, conversion into or continuation of such Fixed Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by such Borrower or a successive Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), including, without limitation, pursuant to Section 4.02(d), (ii) if for any reason any Fixed Rate Loan made to such Borrower is prepaid (including, without limitation, mandatorily pursuant to Section 3.01) on a date which is not the last day of the applicable Interest Period (it being understood and agreed that, notwithstanding anything contained in this Agreement to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, such Borrower (other than the Canadian Borrower) may, in lieu of making a mandatory prepayment of a Fixed Rate Loan which would otherwise be required to be made under this Agreement on a date which is not the last day of the applicable Interest Period, deposit an amount equal to the amount which would otherwise be required to be so prepaid (plus interest accrued thereon for the appropriate number of days at the rate applicable to such Loan) into the U.S. Cash Collateral Account (or, in the case of Fixed Rate Loans denominated in an Optional Currency, an appropriate Cash Collateral Account) as Cash Collateral for application by the Agent to such Loan on the last day of such Interest Period), (iii) as a consequence of a required conversion of such Fixed Rate Loan to a Floating Rate Loan as a result of any of the events indicated in Section 4.02(d) or (e) or (iv) as a consequence of any failure by such Borrower to repay Fixed Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the applicable Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

            (g) Booking of Fixed Rate Loans. Any Lender may make, carry or transfer Fixed Rate Loans at, to or for the account of its Fixed Rate Lending Office or Fixed Rate Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections 3.03, 3.04, 4.01(f) or 4.02(f) as a result of the transfer of any such Fixed Rate Loan to any office (other than such Fixed Rate Lending Office) or any Affiliate (other than such Fixed Rate Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless, such Lender provides reasonably satisfactory evidence to the Company that (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim in the relevant amount would have arisen even if such transfer had not occurred.

            (h) Affiliates Not Obligated. No Fixed Rate Affiliate or other Affiliate of any Lender shall be deemed a party hereto or shall have any liability or obligation hereunder.

            4.03. Fees. (a) Letter of Credit Fee. In addition to any charges paid pursuant to Section 2.02(g), each Domestic Borrower agrees to pay to the Agent for the account of the U.S. Lenders as provided in the following sentence, and the Canadian Borrower agrees to pay to the Canadian Agent for the account of the Canadian Lenders as provided in the following sentence, with respect to any Letter of Credit Issued by any Issuing Bank for the account of such Borrower, a fee per annum (the "Letter of Credit Fee") equal to two percent (2.0%) as of the date of each such payment on the undrawn face amount of such Letter of Credit, payable in arrears on the first Business Day of each calendar month for the preceding calendar month and on the date on which such Letter of Credit expires in accordance with its terms; provided, however, effective immediately upon the occurrence of any Event of Default and for so long thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fees shall accrue and be payable shall be equal to four percent (4.0%) per annum. The Agent shall pay each Letter of Credit Fee to the U.S. Lenders in accordance with their respective Pro Rata Shares of the U.S. Facility, and the Canadian Agent shall pay each Letter of Credit Fee to the Canadian Lenders in accordance with their respective Pro Rata Shares of the Canadian Facility.

            (b) Unused Commitment Fee. The Domestic Borrowers agree to pay to the Agent, for the account of the U.S. Lenders in accordance with their respective Pro Rata Shares of the U.S. Facility, and the Canadian Borrower agrees to pay to the Canadian Agent, for the account of the Canadian Lenders in accordance with their respective Pro Rata Shares of the Canadian Facility, a fee (the "Unused Commitment Fee"), accruing from the Closing Date at a rate of one-half of one percent (0.5%) per annum on the average amount by which the Revolving Credit Commitments under such Credit Facility exceed the Revolving Credit Obligations under such Credit Facility for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date, the accrued portion of such fee being payable (A) monthly, in arrears, on the first Business Day of the immediately succeeding calendar month, commencing on the first such day after the Closing Date and (B) on the Revolving Credit Termination Date (whether or not such date occurs on, before or after the Closing Date). Notwithstanding the foregoing, in the event that any

Lender fails to fund its Pro Rata Share of any Revolving Loan requested by a Borrower which such Lender is obligated to fund under the terms hereof, such Lender shall not be entitled to any Unused Commitment Fees with respect to its Revolving Credit Commitment under the applicable Credit Facility until such failure has been cured in accordance with Section 3.02(b)(iv)(B) and no Borrower shall be required to pay any Unused Commitment Fees with respect to such Credit Facility to such Lender for such period.

            (c) Other Fees. The Borrowers agree to pay to the Agent solely for its own account such other fees as are set forth in the Letter Agreement.

            (d) Calculation and Payment of Fees. All of the above fees that are based on a per annum rate shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the applicable Payment Account in accordance with Section 3.02. All fees payable hereunder shall be fully earned and, subject only to Section 13.01(c), nonrefundable when paid. All fees specified or referred to herein due to the Agent, any Issuing Bank or any Lender, including, without limitation, those referred to in this Section 4.03, shall bear interest, if not paid when due, at the interest rate for Loans in accordance with Section 4.01(d), shall constitute Obligations and shall be secured by the Collateral.

                                   ARTICLE V
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

            5.01. Conditions Precedent to the Initial Loans and Letters of Credit. The obligation of each Lender on the Closing Date to make its Revolving Loan requested to be made by it and the agreement of each Issuing Bank on the Closing Date to Issue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

            (a) Documents. The Agent (on behalf of itself and the Lenders) shall have received on or before the Closing Date all of the following:

            (i) this Agreement, the Notes and all other agreements, documents and instruments (other than items designated as "post-closing" items) described in the List of Closing Documents attached hereto and made a part hereof as Exhibit T (the "Closing List"), each duly executed where appropriate and in form and substance satisfactory to the Lenders and in sufficient copies for each of the Lenders; without limiting the foregoing, the Borrowers hereby direct their counsel, (A) McDermott, Will & Emery and (B) each of its other counsel listed in such List of Closing Documents to prepare and deliver to the Agent, the Lenders, the Issuing Banks and Sidley & Austin, the opinions referred to in the Closing List with respect to such counsel;

            (ii) the Company's historical financial statements as of September 30, 1995, and as of each succeeding month-end date for which such financial statements are available prior to the Closing Date, accompanied by appropriate pro forma financial statements as of December 31, 1995, as well as a pro forma estimated balance sheet of Holdings and its Subsidiaries as of the Closing Date, giving effect to the transactions contemplated in the Transaction Documents, and the Initial Projections; and

            (iii) such additional documentation as the Agent and the Lenders may reasonably request.

            (b) Collateral Information; Perfection of Liens. The Agent shall have received complete and accurate information from the Company with respect to the name and the location of the principal place of business and chief executive office for the Company and each of its Subsidiaries; all Uniform Commercial Code and other filing and recording fees and taxes shall have been paid or duly provided for; and the Agent shall have received evidence to the satisfaction of the Lenders that all Liens granted to the Agent with respect to all Collateral are valid and effective and, upon the filing of the duly executed Uniform Commercial Code financing statements (or similar filings required by the applicable statutes of Canada, any political subdivision thereof or other foreign jurisdiction in which the Agent is being granted a Lien by the Borrowers) which shall have been delivered to the Agent (in the case of such financing statements for Connecticut and Texas, and, to the extent not prohibited by any Contractual Obligation of Mobil Corporation or any of its Subsidiaries, prior to the Closing Date in time to have such statements filed with the relevant filing office at least two (2) Business Days prior to the Closing Date), will be perfected and of first priority, except as otherwise permitted under this Agreement. All certificates representing Capital Stock included in the Collateral shall have been delivered to the Agent (with duly executed stock powers, as appropriate) and all instruments included in the Collateral shall have been delivered to the Agent (duly endorsed to the Agent).

            (c) Acquisition Agreement and Related Matters. The Agent and the Lenders shall be satisfied that: (i) the Acquisition Agreement and all other Acquisition Documents which are to be entered into as of or prior to the Closing Date shall have been duly approved and executed and delivered by the parties thereto, (ii) the Registration Statement shall have been declared effective by the Securities and Exchange Commission, (iii) shares of Common Stock and/or Nonvoting Common Stock shall have been purchased in accordance with the Registration Statement and/or the Nonvoting Common Stock Purchase Agreement for an aggregate purchase price of not less than $15,000,000, (iv) Holdings shall have issued the Preferred Stock to Muehlstein Holding Corporation (or a Mobil Affiliate (as defined in the Acquisition Agreement)) for an aggregate purchase price of not less than $10,000,000, (v) the Finova Indebtedness shall have been funded, and the Company shall have received not less than $8,000,000 of proceeds therefrom, (vi) all conditions precedent to closing under the Acquisition Agreement and the other Acquisition Documents which are to be entered into as of or prior to the Closing Date have been met (or waived with the consent of the Requisite Lenders) and such documents are, or simultaneously with the execution hereof, shall be, in full force and effect, and (vii) good and marketable title to the Capital Stock of the Company purported to be transferred by the terms of the Acquisition Agreement and the Acquisition Documents, free and clear of all Liens, has been transferred to Holdings on terms satisfactory to the Agent and the Lenders.

            (d) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall exist, and the Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans on the Closing Date or (B) the consummation of the transactions contemplated pursuant to the Transaction Documents or (ii) would be reasonably expected to impose or result in the imposition of a Material Adverse Effect.

            (e) No Change in Condition. No change deemed material by the Lenders, in their opinion, in the condition (financial or otherwise), business, performance, assets, operations or prospects of Holdings, the Company, or any of the Company's Subsidiaries shall have occurred that would (i) cause the Initial Projections to be unreasonable in light of then current circumstances, (ii) have a material adverse effect on the ability of Holdings and the Borrowers to perform their material obligations under the Loan Documents or (iii) have a material adverse effect on the ability of the Lenders, the Issuing Banks or the Agent to enforce the Loan Documents.

            (f) No Default. No Event of Default or Default shall have occurred and be continuing or would result from the making of the Loans requested to be made or the Issuance of the Letters of Credit requested to be Issued on the Closing Date.

            (g) Representations and Warranties. All of the repre-sentations and warranties contained in Section 6.01 and in any of the other Loan Documents shall be true and correct on and as of the Closing Date, both before and immediately after giving effect to the making of the Loans.

            (h) Fees and Expenses Paid. There shall have been paid to the Agent, for the account of the Lenders and the Agent, for their respective individual accounts, all fees (including, without limitation, the reasonable legal fees of counsel to the Agent and local counsel to the Agent for the benefit of the Lenders) due and payable on or before the Closing Date (including, without limitation, all such fees described in the Letter Agreement), and all expenses (including, without limitation, legal expenses) due and payable on or before the Closing Date.

            (i) Closing Date. The Closing Date shall have occurred on or prior to February 12, 1996.

            (j) Consents, Etc. Except as set forth on Schedule 6.01-E, each of Holdings, the Company and the Company's Subsidiaries shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material Permits of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow each of Holdings, the Company, and the Company's other Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, under the other Transaction Documents to which each of them is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents. No such consent or authorization shall impose any conditions upon Holdings, the Company, or any of the Company's Subsidiaries that are not acceptable to the Lenders.

            (k) Transaction Costs. The Borrowers and Holdings shall have paid and be obligated to pay not more than $6,600,000 in Transaction Costs.

            (l) Environmental Review. The Lenders shall have been provided with a written report or written reports of a Phase II investigation or investigations conducted by ATEC Associates, Inc., identifying potential environmental Liabilities and Costs to which Holdings, the Company and the Company's Subsidiaries may be subject, in form and substance satisfactory to the Lenders and the Agent.

            5.02. Conditions Precedent to All Subsequent Revolving

Loans, Swing Loans and Letters of Credit. The obligation of each Lender to make any Revolving Loan and of any Swing Loan Bank to make any Swing Loan, requested to be made by it on any date after the Closing Date, the agreement of each Issuing Bank to Issue any Letter of Credit on any date after the Closing Date, and the agreement of the Agent to honor any Notice of Withdrawal is subject to the following conditions precedent as of each such date:

            (a) Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be Issued on such date, all of the representations and warranties of Holdings, the Company and the Company's Subsidiaries contained in Section 6.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date, which representations shall be only made on such date) shall be true and correct in all material respects.

            (b) No Default. No Event of Default or Default shall have occurred and be continuing or would result from the making of the requested Loan or the Issuance of the requested Letter of Credit.

            (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received from any Lender, any Swing Loan Bank or Issuing Bank, as the case may be, notice that, in the judgment of such Person, any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which is likely to enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit, (ii) any Swing Loan Bank's making of the requested Swing Loan or (iii) such Issuing Bank's issuance of the requested Letter of Credit.

            (d) No Material Adverse Change. No change (other than as contemplated in the Registration Statement) deemed material by the Requisite Lenders, in their opinion, in the condition (financial or otherwise), business, performance, assets, operations or prospects of the Domestic Borrowers, taken as a whole, or the Canadian Borrower, individually, shall have occurred since December 31, 1994, which change has had or is reasonably likely to have a Material Adverse Effect.

Each submission by a Borrower to the Agent of a Notice of Bor rowing with respect to a Revolving Loan or Swing Loan, each acceptance by a Borrower of the proceeds of each such Loan so made, each submission by a Borrower to an Issuing Bank of a Notice of a Letter of Credit Issuance and the issuance of such

Letter of Credit, and each submission by a Borrower to the Agent of a Notice of Withdrawal, shall constitute a representation and warranty by such Borrower as of the Funding Date in respect of such Revolving Loan, as of the Swing Loan Funding Date in respect of such Swing Loan, as of the date of issuance of such Letter of Credit and as of the date of such Notice of Withdrawal, that all the conditions contained in subsections (a), (b) and (c) of this Section 5.02 have been satisfied or waived in accordance with Section 13.07 (it being understood that a Notice of Withdrawal shall be deemed to be a request for a Borrowing of Revolving Loans for purposes of determining whether such conditions have been satisfied or waived).

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

            6.01. Representations and Warranties of the Borrowers. In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to Issue the Letters of Credit described herein, each of Holdings and the Borrowers (other than the Canadian Borrower, which so represents and warrants in favor of the Canadian Lenders, only with respect to itself and its unconsolidated liabilities, assets, business and opportunities) hereby represents and warrants to each Lender, each Issuing Bank and the Agent as of the Closing Date and thereafter on each date as required by Section 5.02(a) that the following statements are true, correct and complete:

            (a) Organization; Corporate Powers. Each of Holdings, the Company and the Company's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing has or is reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business in all material respects as presently conducted.

            (b) Authority. (i) Each of Holdings, the Company and the Company's Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is a party.

          (ii) The execution, delivery and performance, as the case may be, of each of the Loan Documents which have been executed and to which any of Holdings, the Company or any of the Company's Subsidiaries is a party and the consummation of the transactions contemplated thereby, have been duly approved by each of the boards of directors and (to the extent required by law) the shareholders of Holdings, the Company and such Subsidiary, respectively, and such approvals have not been rescinded, revoked or modified in any material respect. No other corporate action or proceedings on the part of Holdings, the Company or any of the Company's Subsidiaries is necessary to consummate such transactions.

         (iii) Each of the Loan Documents to which Holdings, the Company or any of the Company's Subsidiaries is a party has been duly executed, or delivered on behalf of Holdings, the Company or such Subsidiary, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws affecting the enforcement of creditors' rights generally and to the effect of general equitable principles (whether considered in a proceeding in equity or at law)) and is in full force and effect.

            (c) Subsidiaries; Ownership of Capital Stock. Schedule 6.01-C (i) contains a diagram indicating the corporate structure of Holdings, the Company, the Company's Subsidiaries and any other Affiliate thereof in which Holdings, the Company or any of the Company's Subsidiaries holds an equity interest as of the Closing Date after giving effect to the transactions contemplated in the Transaction Documents; and (ii) accurately sets forth as of the Closing Date after giving effect to the transactions contemplated in the Transaction Documents (A) the correct legal name, the jurisdiction of incorporation, and Employer Identification Number of each of Holdings, the Company and the Company's Subsidiaries, and the jurisdictions in which each of Holdings, the Company and the Company's Subsidiaries is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of Holdings, the Company and each of the Company's Subsidiaries and the owners of such shares, and (C) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of Holdings, the Company and each Subsidiary of the Company in any Person that is not a corporation. None of the issued and outstanding Capital Stock of Holdings, the Company or any of the Company's Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock except as provided in the ESOP, the Shareholders' Agreement and the Nonvoting Common Stock Purchase Agreement. The outstanding Capital Stock of Holdings, the Company and each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

            (d) No Conflict. The execution, delivery and perfor mance of each of the Loan Documents to which Holdings, the

Company or any of the Company's Subsidiaries is a party do not and shall not (i) conflict with the Constituent Documents of Holdings, the Company or any such Subsidiary, (ii) to the best Knowledge of Holdings and its Subsidiaries, constitute a tortious interference with any Contractual Obligation of any Person, (iii) except as set forth on Schedule 6.01-D conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material Requirement of Law or any Transaction Document or other material Contractual Obligation of Holdings, the Company or any such Subsidiary, or require the termination of any Transaction Document or other material Contractual Obligation, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of Holdings, the Company or any such Subsidiary, other than Liens contemplated by the Loan Documents and the Finova Documents, or (v) require any approval of Holdings', the Company's or any such Subsidiary's shareholders that has not been obtained.

            (e) Governmental Consents, etc. Except as set forth on Schedule 6.01-E, the execution, delivery and performance of each of the Loan Documents (or, solely as of the Closing Date, the other Transaction Documents executed and delivered on such date) to which Holdings, the Company or any of the Company's Subsidiaries is a party do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given, or, in a timely manner, shall be made, obtained, or given, (ii) filings necessary to create or perfect security interests in the Collateral, (iii) routine filings made in the ordinary course of business and
(iv) non-essential filings contemplated by the Transaction Documents but not necessary to consummate the transactions contemplated thereby. None of Holdings, the Company or any of the Company's Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Loan Documents.

            (f) Accommodation Obligations; Contingencies. Except as set forth on
Schedule 1.01.3, none of Holdings, the Company or any of the Company's Subsidiaries has any Accommodation Obliga tion, contingent liability or liability for any Taxes, long-term lease or commitment, not reflected in its financial statements delivered to the Agent on or prior to the Closing Date or otherwise disclosed to the Agent and the Lenders in the other Schedules hereto, which shall have or is reasonably likely to have a Material Adverse Effect.

            (g) Restricted Junior Payments. None of Holdings, the Company or any of the Company's Subsidiaries has directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to Section 9.06 hereof.

            (h) Financial Position. The Initial Projections, the pro forma financial statements referred to in Section 5.01(a)(ii) and each of the Company's business plans and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto were prepared in good faith and are based upon facts and assumptions that are reasonable in light of the then current and foreseeable business conditions and prospects of the Company and represent management's opinion of the Company's projected financial performance based on the information available to Holdings and the Company at the time so furnished.

            (i) Litigation; Adverse Effects. Except as set forth in Schedule 6.01-I, there is no action, suit, audit, proceeding, allegation of defective pricing, investigation or arbitration (or series of related actions, suits, proceedings, allegations, investigations or arbitrations) before or by any Governmental Authority or private arbitrator pending or, to the Knowledge of Holdings, the Company or any of the Company's Subsidiaries, threatened against Holdings, the Company or any of the Company's Subsidiaries or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Docu ments or (ii) which shall have or is reasonably likely to have a Material Adverse Effect. None of Holdings, the Company or any of the Company's Subsidiaries is (A) in violation of any applicable Requirements of Law which violation shall have or is reasonably likely to result in a Material Adverse Effect, or (B) subject to or in default with respect to any judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority, in each case which shall have or is reasonably likely to have a Material Adverse Effect.

            (j) No Material Adverse Change. Except as contemplated in the Registration Statement, since December 31, 1994 there has occurred no event which shall have or is reasonably likely to have a Material Adverse Effect.

            (k) Payment of Taxes. All tax returns and reports of each of Holdings, the Company and the Company's Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid other than such taxes, assessments, fees and other governmental charges (i) which are being contested in good faith by Holdings, the Company or such Subsidiary, as the case may be, by appropriate proceedings diligently instituted and conducted and (ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made. Neither the Company nor Holdings has any Knowl edge of any proposed tax assessment against Holdings, the Company or any of the Company's Subsidiaries that shall have or is reasonably likely to have a Material Adverse Effect.

            (l) Performance. None of Holdings, the Company or any of the Company's Subsidiaries has received notice or has actual Knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, shall not have or are not reasonably likely to have a Material Adverse Effect.

            (m) Disclosure. The representations and warranties of each of Holdings, the Company and the Company's Subsidiaries contained in the Loan Documents and, solely as of the Closing Date, the other Transaction Documents and the Registration Statement, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms hereof and the other Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which and the time at which they were made, not misleading, provided that (a) the statements contained in the Registration Statement describing documents and agreements are summary only and as such are qualified in their entirety by reference to such documents and agreements, (b) to the extent any such information in the Registration Statement was based upon or constitutes a forecast or projection, each of Holdings, the Company and the Company's Subsidiaries represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the best information Known to it at the time in the preparation of such information and (c) as to the information and representations and warranties in the Registration Statement and other certificates and documents attached as exhibits thereto that is specified as having been supplied by third parties, each of Holdings, the Company and the Company's Subsidiaries represents only that it is not aware of any material misstatement therein or omission therefrom. Neither Holdings nor the Company has intentionally withheld any fact from the Agent, any Issuing Bank or any Lender in regard to any matter which shall have or is reasonably likely to have a Material Adverse Effect.

            (n) Requirements of Law. Each of Holdings, the Company and the Company's Subsidiaries is in compliance with all

Requirements of Law applicable to it and its business, in each case where the failure to so comply individually or in the aggregate shall have or is reasonably likely to have a Material Adverse Effect.

            (o) Environmental Matters. Except as set forth in Schedule 6.01-O:

            (A) the operations of Holdings, the Company and the Company's Subsidiaries comply with all applicable Environmental, Health or Safety Requirements of Law where failure to so comply has or is reasonably likely to have a Material Adverse Effect;

            (B) Holdings, the Company and each of the Company's Subsidiaries have obtained or have taken appropriate steps, as required by Environmental, Health or Safety Requirements of Law, to obtain all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and each of Holdings, the Company and each of the Company's Subsidiaries are currently in compliance with such Permits where failure to so comply has or is reasonably likely to have a Material Adverse Effect;

            (C) to the Company's Knowledge, none of Holdings, the Company or the Company's Subsidiaries or any of their respective operations or present or past Property are subject to any investigation or any judicial or administrative proceeding, order, judgment, settlement, decree, or other agreement alleging, respecting or addressing (i) a violation of any Environmental, Health or Safety Requirement of Law where such violation has or is reasonably likely to have a Material Adverse Effect; (ii) any Remedial Action where such Remedial Action has or is reasonably likely to have a Material Adverse Effect; or (iii) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment where such Claims or Liabilities and Costs has or is reasonably likely to have a Material Adverse Effect, nor has Holdings, the Company or any of the Company's Subsidiaries received any notice of the foregoing;

            (D) to the Company's Knowledge, none of Holdings, the Company or the Company's Subsidiaries is the owner or operator of any Property which has any of the following which could result in a liability that is reasonably likely to have a Material Adverse Effect:

                  (i) any past or present on-site generation, treatment,
            recycling, storage or disposal of any hazardous waste, as that term is defined under 40

            C.F.R. Part 261 or any state or local equivalent or any similar statute of Canada, the United Kingdom, another foreign jurisdiction, or political subdivision thereof;

                  (ii) any past or present landfill, waste-pile, underground storage tank or surface impoundment;

                  (iii) any asbestos-containing material or suspected
            asbestos-containing material; or

                  (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other Equipment;

            (E) to the Company's Knowledge, except as reported to the Agent pursuant to Section 7.07, no Environmental Lien has attached to any Property of Holdings, the Company or any of the Company's Subsidiaries;

            (F) to the Company's Knowledge, except as reported to the Agent pursuant to Section 7.07, there have been no Releases of any Contaminants into the environment in quantities reportable pursuant to 40 C.F.R. 302 by Holdings, the Company or any of the Company's Subsidiaries;

            (G) to the Company's Knowledge, except as reported to the Agent pursuant to Section 7.07, neither Holdings, nor the Company, nor any of the Company's Subsidiaries has any liability in connection with any Release or threatened Release of any Contaminants into the environment that is reasonably likely to have a Material Adverse Effect ;

            (H) to the Company's Knowledge, except as reported to the Agent pursuant to Section 7.07, neither Holdings, nor the Company nor any of the Company's Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA, or any similar statute of Canada, the United Kingdom, another foreign jurisdiction, or a political subdivision thereof, or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar state list;

            (I) to the Company's Knowledge, except as reported to the Agent pursuant to Section 7.07, none of Holdings', the Company's or the Company's Subsidiaries' present or past Property is listed or proposed for listing on the NPL pursuant to CERCLA, or any similar statute of Canada, the United Kingdom, another foreign jurisdiction, or a political subdivision thereof, or on the CERCLIS or any similar state list of sites requiring Remedial Action, and the Company and the Company's Subsidiaries are unaware of any conditions on such Property which would qualify such Property for inclusion on any such list;

            (J) none of Holdings, the Company or any of the Company's Subsidiaries is subject to any Environmental Property Transfer Act as a result of the transactions contemplated by the Loan Documents;

            (K) none of the products Holdings, the Company or any of the Company's Subsidiaries manufactures, distributes or sells, or has ever manufactured, distributed or sold, contains asbestos-containing material or suspected asbestos-containing material; and

            (L) none of Holdings, the Company or any of the Company's Subsidiaries is subject to any Environmental, Health or Safety Requirements of Law relating to financial responsibility, including, without limitation, those contained in 40 C.F.R. Parts 264 and 265, Subparts H, and state and local law equivalents, and those contained in 40 C.F.R. Part 280, Subpart H, and state and local law equivalents.

            (p) ERISA Matters. None of Holdings, the Company or the ERISA Affiliates maintains or contributes to any Plan other than those listed on
Schedule 6.01-P hereto. With respect to each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect, Holdings, the Company or an ERISA Affiliate has received or is in the process of seeking, a favorable determination letter that the Plan is so qualified and that each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect, except as disclosed on Schedule 6.01-P. None of Holdings, the Company or the ERISA Affiliates has Knowledge of any reason why such Plans or trusts are not qualified. Except as disclosed in Schedule 6.01-P, none of Holdings, the Company or any of the Company's Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Holdings, the Company and all of the ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Except as disclosed in Schedule 6.01-P, neither Holdings, nor the Company, nor any ERISA Affiliate, nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. None of Holdings, the Company or the ERISA Affiliates has incurred any potential liability under Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. None of Holdings, the Company or the ERISA Affiliates has incurred any liability to the PBGC which remains outstanding. There are no premium payments which have become due to the PBGC which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Agent is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither Holdings, nor the Company, nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan. Except as disclosed in Schedule 6.01-P, neither Holdings, nor the Company nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither Holdings, nor the Company, nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on Schedule 6.01-P, neither Holdings, nor the Company, nor any of the ERISA Affiliates has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. The Company has made available to the Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence, or for which Holdings, the Company or any ERISA Affiliate has taken any corporate action to authorize the adoption thereof, as of the Closing Date and in respect of which Holdings, the Company or any ERISA Affiliate is currently an "employer" as defined in section 3(5) of ERISA, and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by Holdings, the Company or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by Holdings, the Company and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to Holdings, the Company or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; and each employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees of

Holdings, the Company or any of the Company's Subsidiaries after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

            (q) Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Plan. With respect to any Foreign Employee Benefit Plan maintained by Holdings, the Company, any of the Company's Subsidiaries or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans are not material. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against Holdings, the Company, any of the Company's Subsidiaries or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

            (r) Labor Matters. (i) Except as set forth in Schedule 6.01-R, as of the Closing Date there is no collective bargaining agreement covering any of the employees of Company or any Subsidiary of Company. To the Company's Knowledge, except as set forth on Schedule 6.01-R, as of the Closing Date no attempt to organize the employees of Company or any such Subsidiary is pending, threatened or planned.

          (ii) Set forth in Schedule 6.01-R or Schedule 6.01-P, as the case may be, is a list, as of the Closing Date, of all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, and severance plans of Company and its Subsidiaries providing for benefits for employees of Company and its Subsidiaries.

            (s) Securities Activities. None of Holdings, the Company or any of the Company's Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (t) Solvency. After giving effect to the transactions contemplated in the Transaction Documents and the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made and the disbursement of the proceeds of such Loans pursuant to the Company's instructions, each of Holdings, each Borrower and each Subsidiary Guarantor is Solvent.

            (u) Patents, Trademarks, Permits, Etc.; Government Approvals. (i) Holdings, the Company and each of the Company's Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, industrial designs, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 6.01-U, as of the Closing Date no claims are pending or, to the best of Company's Knowledge following inquiry, threatened that Holdings, the Company or any of its Subsidiaries is infringing in any material respect upon the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, trade names, industrial designs, copyrights, tech nology, know-how and processes.

          (ii) Except for Liens granted to the Agent for the benefit of the Agent, the Issuing Banks and the Lenders, the transactions contemplated by the Transaction Documents shall not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, industrial designs, copyrights, technology, know-how or processes by Holdings, the Company or any of the Company's Subsidiaries in any manner which shall have or is reasonably likely to have a Material Adverse Effect.

            (v) Assets and Properties. Each of Holdings, the Company and the Company's Subsidiaries has good and marketable title to all of its material assets and Property (tangible and intangible) owned by it or a valid leasehold interest in all of its material leased assets (except for Liens permitted under Section 9.03 and minor defects in title which do not interfere with their ability to conduct their business as presently conducted insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under Section 9.03. As of the Closing Date Schedule 6.01-V contains a true and complete list of (i) all of the Real Property owned in fee simple by each of Holdings, the Company and the Company's Subsidiaries as of the Closing Date,
(ii) a true and complete list of all Leases in effect on the Closing Date the annual rental payments under which exceed $250,000 and (iii) a true and complete list of all warehouses in which there is, or is reasonably expected to be, (i) for a period of 30 days or more during any twelve-month period, Inventory with a fair market value of $250,000 or more or (ii) at any time, Inventory with a fair market value of $1,000,000 or more. Substantially all of the assets and Property owned by or leased to Holdings, the Company and/or each such Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of any known defects except such defects that do not substantially interfere in any material respect with the continued use thereof in the conduct of normal operations. Except for Liens granted to the Agent for the benefit of the Agent, the Issuing Banks and the Lenders, neither this Agreement nor any other Transaction Document, nor any transaction contem plated herein or therein, shall affect any right, title or interest of Holdings, the Company or such Subsidiary in and to any of such assets in a manner that shall have or is reasonably likely to have a Material Adverse Effect.

            (w) Insurance. The Certificate of Insurance delivered to the Lenders pursuant Section 5.01(a) accurately sets forth as of the Closing Date all insurance policies currently in effect with respect to the respective assets and business of the Company and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the general risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof and (v) the expiration date thereof. Such insurance policies and programs are in amounts sufficient to cover the replacement value of the respective assets of the Company and its Subsidiaries.

            (x) Pledge of Collateral. The grant and perfection of the security interests in the Capital Stock of the Company and its Subsidiaries constituting a portion of the Collateral for the benefit of the Agent, the Issuing Banks and the Lenders, as contemplated by the terms of the Loan Documents, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law, or applicable general corporation law or in violation of any other Requirement of Law.

            (y) Transactions with Affiliates. Schedule 6.01-Y lists as of the Closing Date each and every existing material agreement (other than the Transaction Documents) as of the Closing Date and arrangement that any of Holdings, the Company or the Company's Subsidiaries has entered into with any of their respective Affiliates (other than Holdings, the Company's and the Company's Subsidiaries).

            (z) Transaction Documents. Solely with respect to the Transaction Documents (other than the Loan Documents), as of the Closing Date the following are true and correct and complete:

            (i) All conditions precedent to, and all material consents and Permits necessary to permit, the consummation of the transactions contemplated by such Transaction Documents which will be entered into as of the or prior to the Closing Date have been satisfied or delivered, or waived (to the extent required under Section 9.16) with the prior written consent of the Requisite Lenders, and no action has been taken, or to the best of Holdings and the Company's Knowledge, shall be taken by any Governmental Authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the consummation of the transactions contemplated in such Transaction Documents.

            (ii) Each of Holdings, the Company and the Company's Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of such Transaction Documents to which it is a party.

            (iii) The execution, delivery and performance, as the case may be, of each of such Transaction Documents which have been executed and to which any of Holdings, the Company or any of the Company's Subsidiaries is a party and the consummation of the transactions contemplated thereby, have been duly approved by each of the boards of directors and (to the extent required by law) the shareholders of Holdings, the Company and such Subsidiary, respectively, and such approvals have not been rescinded, revoked or modified in any material respect. No other corporate action or proceedings on the part of Holdings, the Company or any of the Company's Subsidiaries is necessary to consummate such transactions.

            (iv) Each of such Transaction Documents to which Holdings, the Company or any of the Company's Subsidiaries is a party has been duly executed, or delivered on behalf of Holdings, the Company or such Subsidiary, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws affecting the enforcement of creditors' rights generally and to the effect of general equitable principles (whether considered in a proceeding in equity or at law)), is in full force and effect and, except as permitted pursuant to Section 9.16, no term or condition thereof has been amended, modified or waived from the terms and conditions contained in such Transaction Documents delivered to the Agent pursuant to Section 5.01(a) without the prior written consent of the Requisite Lenders. Each of Holdings, the Company and the Company's Subsidiaries that is a party to such Transaction Documents and, to the Knowledge of the Company, all other parties thereto, have performed and complied in all material respects with all material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and as of such date, no material default, event of default or breach of any covenant by any such party exists thereunder.

            (aa) Bank Accounts. Schedule 6.01-AA sets forth as of the Closing Date all of (i) Holdings', the Company's and the Company's Subsidiaries' Collection Account Banks and other banks where funds are from time to time deposited, including the Lockboxes, the Collection Accounts and the Disbursement Accounts their addresses and the relevant account numbers, and (ii) the Cash Collateral Accounts, and the Company has disclosed all additions, subtractions and modifications to such Schedule to the Agent and the Lenders as required by
Section 3.05.

                                  ARTICLE VII
                              REPORTING COVENANTS

            Each of Holdings and the Borrowers (other than the Canadian Borrower which so covenants in favor of the Canadian Lenders only with respect to itself and its consolidated liabilities, assets, business and opportunities) covenants and agrees that so long as any Commitment is outstanding and thereafter until Payment In Full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

            7.01. Financial Statements. The Company and Holdings shall maintain, and shall cause each of the Company's Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Company or Holdings, as the case may be, shall deliver or cause to be delivered to the Agent and the Lenders:

            (a) Monthly Reports. Within thirty (30) days after the end of each fiscal month in each Fiscal Year, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flow of Holdings and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, and for the corresponding period during the previous Fiscal Year, and a comparison of the statement of the year to date earnings and cash flow to the corresponding statement for the corresponding period from the previous Fiscal Year, and the most recently prepared forecasted consolidated balance sheet and consolidated statement of earnings and cash flow of Holdings and its Subsidiaries for and as of the end of such Fiscal Year, and a comparison of the statement of year to date earnings and cash flow to the annual operating plan, certified by a Financial Officer of the Company as fairly presenting the consolidated and consolidating financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

            (b) Annual Reports. Within ninety (90) days after the end of each Fiscal Year, (i) audited financial statements of Holdings and its Subsidiaries and (ii) annual consolidating financial statements of Holdings and its Subsidiaries reported on by independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, which report shall be unqualified (or, if qualified, only as to non-material matters) and shall state that such financial statements fairly present the consolidated and consolidating financial position of Holdings and its Subsidiaries as at the dates indi cated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and that the examination by such accountants in connection with such consolidating financial statements has been made in accordance with generally accepted auditing standards.

            (c) Officer's Certificate. Together with each delivery of any financial statement pursuant to paragraph (a) and (b) of this Section 7.01, an Officer's Certificate of the Company signed by a Financial Officer of the Company setting forth calculations for the period then ended and which demonstrate compliance, when applicable, with the provisions of Article X (the "Compliance Certificate").

            (d) Business Plans; Financial Projections. Not later than fifteen
(15) days prior to the end of each Fiscal Year, and containing substantially the same types of financial information contained in the Initial Projections, (i) the annual business plan of the Company for the next succeeding Fiscal Year and
(ii) forecasts prepared by management of the Company for each fiscal quarter in the next Fiscal Year and for each succeeding Fiscal Year, up to and including the Fiscal Year immediately following the Fiscal Year during which it is anticipated that the Obligations shall be Paid In Full, containing a consolidated balance sheet, an income statement and a consolidated statement of cash flow.

            (e) Accountant's Statement and Reliance Letter. Together with each delivery of the financial statements referred to in Section 7.01(b), a written statement of the firm of independent certified public accountants of recognized national standing acceptable to the Lenders giving the report stating (i) that their audit examination has included a review of the terms hereof as it relates to accounting matters and (ii) whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof. The statement referred to above shall be accompanied by (x) a copy of the management letter or any similar report delivered to the Company or Holdings or to any officer or employee thereof by such accountants in connection with such financial statements and (y) a reliance letter in form and substance reasonably satisfactory to the Agents from such accountants to the Company or Holdings. The Agent and each Lender may communicate directly with such accountants.

            (f) Opening Balance Sheet. Within ninety (90) days after the Closing Date, the Closing Date Balance Sheet (as defined in the Acquisition Agreement).

            7.02. Events of Default. Promptly upon (and, in any event, within five (5) Business Days of) any Borrower or Holdings, as the case may be, obtaining Knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender, any Issuing Bank or the Agent has given any written notice with respect to a claimed Event of Default or Default, (ii) that any Person has given any written notice to Holdings, the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(e), (iii) of any condition or event which has or is reasonably likely to materially and adversely affect the value of, or the Agent's interest in, the Collateral, or (iv) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, the Company or Holdings, as the case may be, shall deliver to the Agent and the Lenders an Officer's Certificate specifying
(A) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) the remedial action the Company or Holdings, as the case may be, has taken, is taking and proposes to take with respect thereto.

            7.03. Lawsuits. Promptly upon (and, in any event, within ten (10) Business Days of) the Company or Holdings, as the case may be, obtaining Knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation, any allegation of defective pricing, or any arbitration against or affecting Holdings, the Company or any of the Company's Subsidiaries or any Property of Holdings, the Company or any of the Company's Subsidiaries not previously disclosed pursuant to Section 6.01(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in Holdings' or the Company's reasonable judgment, Holdings, the Company or any of the Company's Subsidiaries to liability in an amount aggregating $1,000,000 or more, or which could otherwise reasonably be expected to result in a Material Adverse Effect, Holdings or the Company, as the case may be, shall give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters.

            7.04. Insurance. As soon as practicable and in any event within ninety (90) days after the Closing Date and ninety (90) days after the end of each Fiscal Year ending after the Closing Date, the Company shall deliver to the Agent (i) a report in form and substance satisfactory to the Agent and the Lenders outlining all material insurance coverage (including any self-insurance provided by Holdings and/or the Company but excluding health, medical, dental and life insurance (other than key man life insurance)) maintained as of the date of such report by Holdings, the Company and the Company's Subsidiaries and the duration of such coverage and (ii) to the extent such insurance coverage is not provided by Holdings and/or the Company, an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid (except as otherwise agreed to by the Agent).

            7.05. Borrowing Base Certificate. Promptly and in any event (a) within five (5) days (or up to an additional five (5) days with the consent of the Agent) after the close of each fiscal week (or more or less frequently as may be requested by the Agent), the Company shall provide the Agent (which the Agent will promptly deliver to each Lender) with a Borrowing Base Certificate, together with such supporting documents as the Agent requests (including weekly updated information concerning Receivables of the Borrowers) and (b) within fifteen (15) days of (or up to an additional five (5) days with the consent of the Agent) after the close of each fiscal month (or more or less frequently as may be requested by the Agent), monthly Inventory reports of the Borrowers as of the last day of the preceding month, all certified as being true, accurate and complete by a Financial Officer of the Company.

            7.06. ERISA Notices. The Company shall deliver or cause to be delivered to the Agent, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) within ten (10) Business Days after the

            Company or any ERISA Affiliate Knows or reasonably should Know that a Termination Event has occurred, a written statement of a Financial Officer of the Company describing such Termination Event and the action, if any, which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when Known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within ten (10) Business Days after the Company or any
            ERISA Affiliate Knows or reasonably should Know that a prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred that would have a material adverse effect (financial or otherwise) on the Company or any ERISA Affiliate for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL, a statement of a Financial Officer of the Company describing such transaction and the action which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                  (iii) within ten (10) Business Days after receipt by the
            Company of written request therefor from the Agent, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                  (iv) within ten (10) Business Days after receipt by the
            Company of written request therefor from the Agent, copies of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan;

                  (v) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and, if requested by the Agent, all communications received by the Company or any ERISA Affiliate with respect to such request;

                  (vi) within ten (10) Business Days upon the occurrence
            thereof, notification of any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which the Company or any ERISA Affiliate was not previously contributing;

                  (vii) within ten (10) Business Days after receipt by the
            Company or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (viii) within ten (10) Business Days after receipt by the
            Company or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under
            Section 401(a) of the Internal Revenue Code, copies of each such letter; provided, that if Company or any ERISA Affiliate has reason to believe that the IRS erroneously sent such letter, then a copy of such letter need not be delivered to the Agent if the IRS shall confirm in writing within such 10-day period that such letter is withdrawn, invalid or otherwise should be disregarded;

                  (ix) within ten (10) Business Days after receipt by the
            Company or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (x) within ten (10) Business Days after the Company or any
            ERISA Affiliate fails to make a required installment or any other required payment that would give rise to a Lien under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

                  (xi) within ten (10) Business Days after the Company or any
            ERISA Affiliate Knows or reasonably should Know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

                  (xii) within ten (10) Business Days after receipt by the
            Company of a written notice from the Agent, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence as requested by the Agent in such notice.

For purposes of this Section 7.06, the Company and any ERISA Affiliate shall be deemed to Know all facts Known by the administrator of any Plan of which the Company or any ERISA Affiliate is the plan sponsor.

            7.07. Environmental Notices. (a) The Company shall notify the Agent and the Lenders in writing, promptly and in any event within 10 Business Days upon the Company's learning thereof, of any:

            (i) notice or claim by a Governmental Authority or any third party to the effect that Holdings, the Company or any of the Company's Subsidiaries is or may be liable to any Person, or is subject to an investigation by a Governmental Authority, relating to a material Release or threatened Release of any Contaminant into the environment, or any materially unsafe or unhealthy condition at any Property of Holdings, the Company or any of the Company's Subsidiaries;

            (ii) notice that any Property of Holdings, the Company or any of the Company's Subsidiaries is subject to an Environmental Lien;

            (iii) commencement or threat of any judicial or administrative proceeding alleging a material violation by Holdings, the Company or any of the Company's Subsidiaries of any Environmental, Health or Safety Requirement of Law;

            (iv) new and material changes to any existing Environmental, Health or Safety Requirement of Law that would or could reasonably be expected to have a Material Adverse Effect; or

            (v) any intent to execute an agreement, letter of intent or commitment to acquire stock, assets or real estate, or to lease property, or to take any other action by Holdings, the Company or any of the Company's Subsidiaries that would subject Holdings, the Company or any of the Company's Subsidiaries to environmental, health or safety Liabilities and Costs that would or could reasonably be expected to have a Material Adverse Effect.

            (b) The Company shall notify the Agent and the Lenders in writing, promptly and in any event within ten (10) Business Days upon any filing or report made by Holdings, the Company or any of the Company's Subsidiaries with any Governmental Authority with respect to (i) the violation of any Environmental, Health or Safety Requirement of Law, (ii) any unpermitted Release or threatened Release of a Contaminant that is reportable under 40 C.F.R. 302 or
(iii) any unsafe or unhealthful condition at any Property of Holdings, the Company or any of the Company's Subsidiaries that would or could reasonably be expected to have a Material Adverse Effect.

            7.08. Labor Matters. The Company shall notify the Agent and the Lenders in writing, promptly after the Company has Knowledge thereof, of (i) any material labor dispute to which Holdings, the Company or any of the Company's Subsidiaries is or may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material liability (arising pursuant to the Worker Adjustment and Retraining Notification Act or otherwise) incurred with respect to the closing of any plant or other facility of such Persons.

            7.09. Public Filings and Reports. Promptly upon the filing thereof with the Securities and Exchange Commission, the Company shall deliver to the Agent and the Lenders copies of all filings or reports made in connection with outstanding Indebtedness and Capital Stock of Holdings or the Company.

            7.10. Notices under Acquisition Agreement. Promptly upon receipt thereof, Holdings shall cause a copy of every written notice or communication received by Holdings pursuant to the Acquisition Agreement to be promptly delivered to the Agent.

            7.11. Other Information. Promptly upon receipt of a request therefor from the Agent, the Company shall prepare and deliver to the Agent and the Lenders such other information with respect to Holdings, the Company, any of the Company's Subsidiaries or the Collateral including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof and copies of each existing written agreement or arrangement set forth on
Schedule 6.01-Y, as from time to time may be reasonably requested by the Agent.

                                 ARTICLE VIII
                             AFFIRMATIVE COVENANTS

            Each of Holdings and the Borrowers (other than the Canadian Borrower which so covenants in favor of the Canadian Lenders only with respect to itself and its consolidated liabilities, assets, business and opportunities) covenants and agrees that so long as any Commitment is outstanding and there after until Payment In Full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent:

            8.01. Corporate Existence, Etc. Each of Holdings and the Company shall, and shall cause each of the Company's Subsidiaries to, at all times maintain its respective corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect their respective rights and franchises material to their respective businesses except where the failure to so maintain or preserve would not have or be reasonably likely to have a Material Adverse Effect.

            8.02. Corporate Powers; Conduct of Business, Etc. Each of Holdings and the Company shall, and shall cause each of the Company's Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have or be reasonably likely to have a

Material Adverse Effect.

            8.03. Compliance with Laws, Etc. Each of Holdings and the Company shall, and shall cause each of the Company's Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property or operations of such Person, and (b) obtain as needed all Permits necessary for such Person's operations and maintain such Permits in good standing, except, in each case, where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

            8.04. Payment of Taxes and Claims; Tax Consolidation. Each of Holdings and the Company shall, and shall cause each of the Company's Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or in respect of any of its franchises, business, income or Property before any penalty or interest for late payment (except as such penalty or interest relates to underpayment of estimated tax payments) accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of Holdings', the Company's or such Subsidiary's Property (other than Property with a fair market value of less than $100,000), prior to the time when any penalty or fine shall be incurred with respect thereto. Notwithstanding the preceding sentence, any Borrower shall have the right to contest in good faith the validity or amount of any such taxes or claims by proper proceedings timely instituted, and may permit the taxes or claims to be contested to remain unpaid during the period of such contest if (i) it diligently prosecutes such contest, (ii) it makes adequate provision in conformity with GAAP with respect to the contested items, and (iii) during the period of such contest, the enforcement and ability of any taxing authority to force payment of any contested item or to impose a Lien with respect thereto is effectively stayed. The Borrower shall promptly pay or cause to be paid any valid judgment enforcing any such taxes and cause the same to be satisfied of record.

            8.05. Insurance. The Company shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain, in full force and effect the insurance policies and programs listed in the most recent report delivered to the Agent pursuant to Section 7.04 or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Agent. Each certificate and policy relating to Collateral damage and/or business interruption coverage shall contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Agent, and naming the Agent as an additional insured under such policy and



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

providing that no act, whether willful or negligent, or default of the Company, any of the Company's Subsidiaries or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. Each certificate and policy relating to general liability, umbrella and excess insurance coverages other than the foregoing shall contain an endorsement naming the Agent as an additional insured under such policy. Such endorsement or an independent instrument furnished to the Agent shall provide that the insurance companies shall give the Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be cancelled or altered materially adversely to the interests of the Agent, the Issuing Banks and the Lenders. In the event that the Company or any of its Subsidiaries, at any time or times hereafter, shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times after the occurrence of an Event of Default (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. The Agent agrees to give the Company reasonable notice of any such payments made by it, but the Agent's failure to do so shall not limit its rights under this section. All sums so disbursed by the Agent shall constitute Protective Advances and be part of the Obligations, payable as provided herein.

            8.06. Inspection of Property; Books and Records; Discussions. (a) Holdings and the Company shall permit, and shall cause each of the Company's Subsidiaries to permit, any authorized representative(s) designated by the Agent to visit and inspect any of the Properties of such Person or such Subsidiary, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Transaction Documents (including, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, in each case upon reasonable notice and at such times during normal business hours, as often as may be reasonably requested. All costs and expenses reasonably incurred by the Agent as a result of such inspection, audit or examination conducted pursuant to this Section 8.06 shall be paid by the Company. It is presently anticipated that four (4) such inspections and audits will take place in each Fiscal Year, provided that this sentence shall in no way limit the right of the Agent to conduct greater or fewer inspections during such time period.

            (b) Holdings and the Company shall keep and maintain, and shall cause its respective Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries consistent with past practices or otherwise in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Company, upon the Agent's request, shall promptly turn over true, correct and complete copies of all such records to the Agent or any of its representatives.

            8.07.  [Intentionally omitted]

            8.08. ERISA Compliance. Holdings and the Company shall, and shall cause each of the Company's Subsidiaries and each of the ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans. Unless otherwise consented to by the Requisite Lenders, the Company shall exercise its discretion under Section 11.3 of the ESOP to require that the payment for company stock purchased upon the exercise of a put option be made with a Common Equity Note commencing within the 30-day period immediately following the date of exercise of the put option.

            8.09. Foreign Employee Benefit Plan Compliance. Holdings and the Company shall, and shall cause each of the Company's Subsidiaries and each of the ERISA Affiliates to establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.

            8.10. Maintenance of Property. The Company shall, and shall cause each of its Subsidiaries to, cause all material Property used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such Property if (i) such Property is permitted to be disposed of under Section 9.02 or (ii) such discontinuance is, in the judgment of the Company, necessary or appropriate in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous to the Agent, the Issuing Banks or the

Lenders.

            8.11.  Further Assurances; Additional Collateral.

            (a) Each of Holdings and the Borrowers shall execute and deliver, and cause its Subsidiaries to execute and deliver, within the time periods set forth with respect to such items on the Closing List, all agreements, documents and instruments designated as "post-closing items" on the Closing List.

            (b) In addition to and not in lieu of the rights and obligations of the parties under clause (a) above, (i) at any time and from time to time, promptly following the Agent's written request and at the expense of the applicable Person, each of Holdings and the Borrowers agrees to duly execute and deliver, and to cause its Subsidiaries to duly execute and deliver, any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable in order to perfect and protect any Lien granted or purported to be granted pursuant to the Loan Documents or to enable the Agent, in accordance with the terms of the applicable Loan Documents, to exercise and enforce its rights and remedies under the Loan Documents with respect to such Collateral and (ii) in the event that the average aggregate Revolving Credit Availability under all Credit Facilities during any thirty day period is less than $10,000,000, each Borrower agrees to grant, and cause any of its Subsidiaries to grant, to the Agent or the Canadian Agent, as applicable, a security interest in any additional property which, as of the Closing Date, does not constitute Collateral. Notwithstanding the foregoing, the granting of such further assurances or security interest under this Section 8.11(b) shall not be required if it would (w) be prohibited by other Contractual Obligations to which such Borrower or such Subsidiary is a party, (x) be prohibited by applicable law, (y) attach to assets constituting the "Term Loan Lenders Collateral" under (and as defined in) the Intercreditor Agreement or (z) result in material adverse tax consequences to the Domestic Borrowers, taken as a whole, or the Canadian Borrower, individually. The obligation to provide such further assurances or additional security interests may be avoided with respect to any Borrower or Subsidiary if the assets with respect to which the related security arrangements are proposed to be altered are excluded from the Domestic Borrowing Base or the Canadian Borrowing Base, as applicable. In the event that the Company notifies the Agent that the granting of such further assurances or additional security interests requested by the Agent would be reasonably likely to cause material adverse tax consequences, the Agent shall use its best efforts to work with the Company to, and will consider such structures prepared by the Company which would, avoid or minimize such adverse tax consequences.

            8.12. Landlord and Bailee Waivers. On or prior to the



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

Closing Date, the Company shall obtain and deliver to the Agent Collateral Access Agreements relating to each warehouse location listed on Schedule 6.01-V (with such exceptions thereto as agreed to by the Agent). The Company shall use its best efforts to obtain and deliver to the Agent Collateral Access Agreements
(w) relating to the Lease which is located at the Company's headquarters in Norwalk, Connecticut, (x) with respect to any Lease entered into after the Closing Date which relates to a location in which there is, or is reasonably expected to be, Inventory with a fair market value of $250,000 or more and (y) with respect to any warehouse location listed on Schedule 6.01-V that was not obtained on or prior to the Closing Date and any other warehouse location obtained after the Closing Date in which there is, or is reasonably expected to be, (i) for a period of 30 days or more during any twelve-month period, Inventory with a fair market value of $250,000 or more or (ii) at any time, Inventory with a fair market value of $1,000,000 or more.

            8.13. Environmental Compliance. (a) Holdings, the Company and the Company's Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, noncompliance with which reasonably could be expected to have a Material Adverse Effect.

            (b) Holdings, the Company and each of the Company's Subsidiaries shall obtain as needed all Permits necessary for their operations, and shall maintain such Permits in good standing, where the failure to obtain and maintain such Permits is reasonable likely to have a Material Adverse Effect.

            8.14. Interest Rate Contracts. (i) On or before March 15, 1996, the Company shall obtain, and shall thereafter cause to be maintained for a period of not less than two years, one or more Interest Rate Contracts with respect to the Loans, covering an aggregate notional amount of not less than $50,000,000 and otherwise on terms reasonably acceptable to the Agent and, in the event such Interest Rate Contract constitutes Indebtedness of the Company, shall be purchased from a financial institution reasonably acceptable as a credit matter to the Agent. Upon the request of the Agent, the Company shall take all steps necessary to arrange that payments owing to the Company or any of its Subsidiaries from any counterparty under any Interest Rate Contract shall be paid directly to the Agent for application to the Obligations.

            (ii) The Company agrees to take all such other action with respect to each such Interest Rate Contract as the Agent may reasonably request in order to perfect its Lien therein, including, without limitation, executing a collateral assignment of such Interest Rate Contract in a form and substance reasonably satisfactory to the Agent.




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

                                  ARTICLE IX
                              NEGATIVE COVENANTS

            Each of Holdings and the Borrowers (other than the Canadian Borrower which so covenants in favor of the Canadian Lenders only with respect to itself and its consolidated liabilities, assets, business and opportunities) covenants and agrees that it shall comply with the following covenants so long as any Commitment is outstanding and thereafter until Payment In Full of all of the Obligations, unless (except as otherwise provided below) the Requisite Lenders shall otherwise give prior written consent thereto:

            9.01. Indebtedness. None of Holdings, the Company or any of the Company's Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

            (i) the Obligations;

            (ii) the Finova Indebtedness; provided that the outstanding principal amount of the Finova Indebtedness shall at no time exceed $8,000,000;

            (iii) Permitted Existing Indebtedness and any extensions, renewals, refundings or replacements of such Indebtedness, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and, taken as a whole is on terms no less favorable to such Borrower or such Subsidiary than the terms of, such Indebtedness so extended, renewed, refunded or replaced;

            (iv) Indebtedness in respect of taxes, assess ments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 8.04;

            (v) Indebtedness constituting Accommodation Obligations permitted by
      Section 9.05;

            (vi) Indebtedness under appeal bonds in connection with judgments which do not result in an Event of Default or Default or any other breach hereunder;

            (vii) to the extent permitted by Article X and in any event in an aggregate amount not to exceed $3,000,000 at any time, Capital Leases and purchase money Indebtedness incurred by the Borrowers to finance the acquisition of fixed assets, and Indebtedness incurred by the Borrowers to refinance such Capital Leases and purchase money

      Indebtedness;

            (viii) Indebtedness incurred pursuant to the Permitted Receivables Transaction Documents;

            (ix) Permitted Subordinated Indebtedness;

            (x) Indebtedness arising from intercompany loans (A) from any Borrower to any other Borrower; provided that such loans shall be evidenced by promissory notes substantially in the form of Exhibit U and shall be pledged to the Agent or the Canadian Agent, as applicable, as additional Collateral, (B) from any Subsidiary of the Company (other than Borrowers) to a Borrower, (C) from Holdings to any Borrower, (D) from any Borrower to any Subsidiary of the Company (other than Borrowers) in a principal amount, together with any Investments made after the Closing Date in such Subsidiaries and Finsub and other Subsidiaries permitted to be created or capitalized after the Closing Date under Section 9.07(b), in any Fiscal Year not to exceed the Subsidiary Investment Basket for such Fiscal Year and (E) in addition to any loans made to such Person under clause (D) above, from Pegasus to Pegasus Asia in an amount at any time outstanding not to exceed the sum of (1) $2,000,000, plus (2) the amount of dividends received by Pegasus from Pegasus Asia after the Closing Date; provided, that no loans permitted by clauses (D) or (E) shall be made if an Event of Default or Default has occurred and is continuing;

            (xi) Indebtedness arising pursuant to Interest Rate Contracts entered into pursuant to Section 8.14 and other Interest Rate Contracts reasonably acceptable to the Agent having aggregate Interest Rate Contract Exposure for all Borrowers in an amount not to exceed an amount equal to
      (x) $5,000,000 minus (y) the aggregate Currency Agreement Exposure for all Borrowers at such time;

            (xii) Indebtedness arising pursuant to Currency Agreements entered into in the ordinary course of business or otherwise reasonably acceptable to the Agent having aggregate Currency Agreement Exposure for all Borrowers in an amount not to exceed an amount equal to (x) $5,000,000 minus (y) the aggregate Interest Rate Contract Exposure for all Borrowers at such time; and

            (xiii) Indebtedness of Holdings in respect of the Common Equity
      Notes.

            9.02. Sales of Assets. None of Holdings, the Company or any of the Company's Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

            (i) the sale of Property (other than General Intangibles) in the ordinary course of business (including sales of such Property between the Borrowers and their Subsidiaries);

            (ii) the sale of Receivables pursuant to the Permitted Receivables Transaction Documents;

            (iii) sales of assets outside of the ordinary course of business not in excess of $1,000,000 in any Fiscal Year; provided, however, (A) sales of Collateral permitted pursuant to this clause shall be for cash or on customary payment terms and (B) sales of other assets permitted pursuant to this clause may be for cash, on customary payment terms or for promissory notes, provided, that all cash shall be applied to the Obligations (in accordance with Section 3.01(b)) of the Borrower whose Collateral is being sold and all promissory notes shall be pledged to the Agent or the Canadian Agent, as applicable, as additional Collateral;

            (iv) sales of Receivables in the ordinary course of business made
      (A) between Borrowers or (B) from Subsidiaries of the Company to a Borrower, provided, that all actions under the Uniform Commercial Code and other applicable Requirements of Law required to perfect the purchaser's interest in such Receivables shall have been taken;

            (v) assignments and licenses of intellectual property of the Company in the ordinary course of business;

            (vi) subleases of leases or leases of owned Real Property, to the extent such leases and subleases have anticipated annual rentals of less than $1,000,000 each;

            (vii) sales of Receivables backed by foreign letters of credit of not more than $3,500,000 in any Fiscal Year (or such larger amount as the Agent may approve in its sole discretion);

            (viii) sales of Capital Stock of Subsidiaries of the Company permitted by Section 9.13; and

            (ix) additional dispositions which may be approved by the Agent in its sole discretion and which result in Net Cash Proceeds of not more than $2,500,000 in the aggregate; and

            9.03. Liens. None of Holdings, the Company or any of the Company's Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

            (i) Liens created by the Loan Documents and the Finova Documents;

            (ii) Permitted Existing Liens;

            (iii) Customary Permitted Liens;

            (iv) purchase money Liens granted by a Borrower (including the interest of a lessor under a Capital Lease) and Liens to which any Property is subject at the time of the Company's acquisition thereof) securing Indebtedness permitted under Sections 9.01(vii) and limited in each case to the property purchased or subject to such lease;

            (v) any attachment or judgment Lien the existence of which does not constitute an Event of Default under Section 11.01(h);

            (vi) Liens filed to perfect the transfers of Receivables pursuant to the Permitted Receivables Transaction Documents or otherwise to evidence the transactions contemplated thereunder;

            (vii) to the extent Indebtedness secured thereby is permitted to be extended, renewed, replaced or refinanced pursuant to Section 9.01(ii), a future Lien upon any Property which is subject to a Lien described in clauses (ii) or (iv) above, if such future Lien attaches only to the same Property, secures only such permitted extensions, renewals, replacements or refinancings and is of like quality, character and extent; and

        (viii) certain statutory and contractual rights of retention on the Inventory of the Company or any of its Subsidiaries located outside of the United States and Canada.

            9.04. Investments. None of Holdings, the Company or any of the Company's Subsidiaries shall directly or indirectly make or own any Investment except:

            (i) Investments in cash and Cash Equivalents (including, without limitation, Cash Collateral) (A) pledged to the Agent or deposited in the Lockboxes, the Collection Accounts and the Cash Collateral Accounts in accordance with the provisions of this Agreement and the other Loan

      Documents and (B) on deposit in the Disbursement Accounts or other operating or payroll accounts of the Borrower; provided that the aggregate amount in such disbursement or other accounts on an overnight basis shall not exceed at any time $1,500,000;

            (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

            (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (iv) Investments by Holdings and the Borrowers on the Closing Date in the Capital Stock of their Subsidiaries and additional Investments made after the Closing Date in such Subsidiaries and Finsub and other Subsidiaries permitted to be created or acquired after the Closing Date under Section 9.07;

            (v) Investments in loans to employees made in the ordinary course of business (but excluding any such loans the proceeds of which are intended to be used to purchase Capital Stock); and

            (vi) Investments constituting Indebtedness permitted by Section 9.01, Accommodation Obligations permitted by Section 9.05 or Capital Expenditures permitted by Section 10.03.

            9.05. Accommodation Obligations. None of Holdings, the Company or any of the Company's Subsidiaries shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

            (i) Permitted Existing Accommodation Obligations;

            (ii) Accommodation Obligations arising under the Loan Documents;

            (iii) obligations, warranties and indemnities which have been or are undertaken or made in the ordinary course of business, in connection with the Transaction Documents or in connection with any sale of assets permitted under Section 9.02;

            (iv) (A) Accommodation Obligations of any Subsidiary of Holdings in respect of obligations of a Borrower or a Subsidiary Guarantor and (B) Accommodation Obligations of any Subsidiary of Holdings in respect of obligations of any other Subsidiary of Holdings (other than the Borrowers or the Subsidiary Guarantors) but only if the aggregate amount of such Accommodation Obligations does not exceed $17,500,000 at any time outstanding; and

            (v) Accommodation Obligations of the Company and Finsub pursuant to the Permitted Receivables Transaction Documents; and

            (vi) Accommodation Obligations in respect of Indebtedness permitted under Section 9.01 or constituting a Lien permitted under Section 9.03 or an Investment permitted under Section 9.04.

            9.06. Restricted Junior Payments. None of Holdings, the Company or any of the Company's Subsidiaries shall declare or make any Restricted Junior Payment, except:

            (i) regularly scheduled cash dividends by Holdings on the Preferred Stock in an aggregate amount not to exceed $1,200,000 in any Fiscal Year; provided that in the event such dividends actually paid in any Fiscal Year are less than the maximum permitted to be paid during such Fiscal Year, the unpaid amount for such Fiscal Year may be carried over to the next succeeding Fiscal Year;

            (ii) regularly scheduled payments of principal and interest by Holdings on the Indebtedness evidenced by the Common Equity Notes issued to the holders of Common Stock either (A) pursuant to the Shareholders' Agreement or (B) pursuant to the ESOP;

            (iii) cash dividends on the Capital Stock of the Company to Holdings paid and declared on or prior to the Closing Date to fund the transactions contemplated by the Acquisition Documents;

            (iv) cash dividends on the Capital Stock of the Company to Holdings paid and declared in any Fiscal Year (A) to fund the payment of taxes and ordinary operating expenses of Holdings, (B) to fund the payment of Transaction Costs of Holdings not in excess of $6,000,000 in the aggregate and (C) to fund payments permitted to be made by Holdings pursuant to clauses (i), (ii) and (vii) of this Section 9.06;

            (v) cash dividends paid solely to a Borrower by any of such Borrower's Subsidiaries;

            (vi) regularly scheduled payments of interest and principal on the Permitted Subordinated Indebtedness but only to the extent permitted to be paid pursuant to the terms of such Permitted Subordinated Indebtedness; and

            (vii) after the first anniversary of the Closing Date, payments made by Holdings in respect of (A) redemptions of the Preferred Stock, (B) repurchases of the Nonvoting Common Stock (but only to the extent such Nonvoting Common Stock is subject to a put or call pursuant to the Nonvoting Common Stock Purchase Agreement), (C) repurchases of other Capital Stock of Holdings put to (or, in the case of Capital Stock subject to the Shareholders' Agreement and held by former employees of Holdings, the Borrowers or any Subsidiary Guarantor, called by) Holdings pursuant to the terms of the Shareholders' Agreement or the ESOP and principal prepayments of any Common Equity Notes;

provided, however, that the Restricted Junior Payments described in clauses (i),
(ii)(A), (iv) and (vii) above shall not be permitted if either (A) a Default or an Event of Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Junior Payment is prohibited under the terms of any Indebtedness or Capital Stock of Holdings, the Company or any of the Company's Subsidiaries; and provided, further, that cash redemptions permitted under clause (vii) above shall be limited to the excess, if any, of the average aggregate Revolving Credit Availability under all Credit Facilities (plus, after the inception of the Permitted Receivables Financing Program, the average liquidity available to the Borrowers under the Permitted Receivables Financing Program) during the thirty days immediately preceding the date set for such payment over $15,000,000.

            9.07. Conduct of Business; Subsidiaries; Acquisitions.

            (a) Neither the Company nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Company on the date hereof and any business or activities which are substantially similar, related or incidental thereto. Holdings shall engage in no business or activity other than acting as the parent of the Company and owning all of the issued and outstanding shares of the common stock of the Company and activities reasonably related thereto or as otherwise permitted by the Loan Documents. The Subsidiaries of the Company (other than Borrowers) conducting business in Europe shall not engage in any business or activity other than acting as the agent for Pegasus pursuant to the terms of an agency agreement between Pegasus and such Subsidiary, in form and substance reasonably satisfactory to the Agent which agreement shall have been collaterally assigned to the Agent pursuant to an assignment agreement substantially in the form of Exhibit V.

            (b) Neither Holdings nor the Company shall create, capitalize or acquire any Subsidiary after the date hereof;

provided, however, the Company may capitalize Finsub in accordance with the Permitted Receivables Transaction Documents and may capitalize the Subsidiaries proposed to be created on Schedule 6.01-C for the purposes set forth on such schedule in an aggregate amount during any Fiscal Year, together with the initial principal amount of all intercompany loans permitted to be made in such Fiscal Year pursuant to Section 9.01(x), not to exceed the amounts permitted by Sections 9.01(x)(D) and 9.01(x)(E) for such Fiscal Year.

            (c) No Borrower shall enter into any transaction or series of transactions (other than the transactions contemplated in the Acquisition Documents) in which it acquires all or any significant portion of the Capital Stock or assets of another Person; provided, however, with the consent of the Agent and so long as no Event of Default has occurred and is continuing, the Borrowers may acquire the assets or Capital Stock of Persons having a fair market value (as determined by the Company's board of directors), net of any liabilities assumed by such Borrower in such acquisition (determined in accordance with GAAP) in the aggregate for all such acquisitions after the Closing Date of not greater than $2,000,000.

            9.08. Transactions with Shareholders and Affiliates. Except for the consummation of the transactions contemplated in the Transaction Documents, none of Holdings, the Company or any of the Company's Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings or the Company which is not its Subsidiary, on terms that are less favorable to Holdings, the Company or any such Subsidiary, as applicable, than those that could be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate other than transactions with such Affiliates who are officers, directors or members of the leadership committee of Holdings, the Company or a Subsidiary of the Company which (a) are approved by the board of directors of Holdings, the Company or such Subsidiary, as applicable, or (b) are in the ordinary course of business of Holdings, the Company or such Subsidiary, as applicable.

            9.09. Restriction on Fundamental Changes. None of Holdings, the Company or any of the Company's Subsidiaries shall (a) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), except for a merger of a Domestic Borrower into another Domestic Borrower, provided that the documents governing such merger are satisfactory to the Requisite Lenders and a merger of a Wholly Owned Subsidiary (other than a Borrower) into the Company (with the Company as the surviving corporation) or another Wholly Owned Subsidiary or the dissolution of a Subsidiary of the Company that

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is not a party to any Loan Document and the Capital Stock of which is not pledged in full or in part to the Agent, or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of Holdings, the Company's or any such Subsidiary's business or Property, whether now or hereafter acquired, except transactions permitted under Section 9.02 or (b) enter into any partnership or joint venture (other than (x) profit sharing arrangements with suppliers that are not conducted through a corporation or partnership established for such purpose and (y) partnerships or joint ventures which are at least 51% owned by a Domestic Borrower.

            9.10. Sales and Leasebacks; Operating Leases. (a) None of Holdings, the Company or any of the Company's Subsidiaries shall enter into any Sale and Leaseback Transaction except to the extent otherwise permitted by Article X and in an aggregate amount not to exceed the amount specified in Section 9.01(vii).

            (b) None of Holdings, the Company or any of the Company's Subsidiaries shall become liable in any way, whether directly or by assignment or by Accommodation Obligation, for the obligations of a lessee under any Operating Lease unless, immediately after giving effect to the incurrence of liability with respect to such Operating Lease, the aggregate amount of all rents paid or accrued under all Operating Leases of Holdings, the Company and the Company's Subsidiaries (determined in conformity with GAAP) shall not exceed $4,000,000 in any Fiscal Year.

            9.11. Margin Regulations; Securities Laws. None of Holdings, the Company or any of the Company's Subsidiaries, shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

            9.12. ERISA and Certain Employment Matters. The Company shall not:

            (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL or with respect to which the aggregate liability of the Company and its ERISA Affiliates arising from such transaction is greater than $1,000,000;

            (ii) permit to exist any accumulated funding deficiency (as defined in sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

            (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

            (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in a material liability of Company or any ERISA Affiliate under Title IV of ERISA;

            (v) fail to make any contribution or payment to any Multiemployer Plan which Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

            (vi) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required that would give rise to a Lien under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

            (vii) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

            (viii) permit any unfunded liabilities with respect to any Foreign Pension Plan other than as permitted under local law; or

            (ix) fail, or permit any Subsidiary or ERISA Affiliate to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

            9.13. Issuance or Sale of Capital Stock. Other than pursuant to the Registration Statement, the Retirement Plan, the ESOP, the Shareholders' Agreement and the Nonvoting Common Stock Purchase Agreement, none of the Company or any of the Company's Subsidiaries shall (i) issue any Capital Stock, except, in the case of the Company, the Capital Stock of the Company issued to Holdings on or prior to the Closing Date and, in the case of Company's Subsidiaries, the Capital Stock of any such Subsidiary to the extent the creation thereof is permitted pursuant to Sections 9.04 and 9.07, (ii) grant any rights (either preemptive or other) to subscribe for or to purchase, or any option for the purchase of, its Capital Stock or (iii) create calls, commitments, or claims of any character relating to any of its Capital Stock. The Company shall not sell or otherwise dispose of, or permit the sale or disposition of, any shares of Capital Stock of any of its Subsidiaries, except (x) as required by applicable law for the qualification of directors or to satisfy minimum shareholder requirements and (y) for the Capital Stock of Subsidiaries of the Company that are not party to any Loan Document and the Capital Stock of which is not pledged in full or in part to the Agent or the Canadian Agent.

            9.14. Constituent Documents. None of Holdings, the Company or any of the Company's Subsidiaries shall materially amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Closing Date, except that Holdings, the Company or any such Subsidiary may change its name, provided that any change of name of Holdings, the Company or any Subsidiary party to the Subsidiary Security Agreement shall be made in accordance with the Holdings Security Agreement, the Borrower Security Agreements and the Subsidiary Security Agreements, respectively.

            9.15. Fiscal Year. None of Holdings, the Company or any of the Company's Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

            9.16. Cancellation of Debt; Prepayment; Certain Amendments. Neither Holdings, nor the Company, nor any of the Company's Subsidiaries shall (i) cancel any material claim or debt or amend or modify the terms thereof, except in the ordinary course of its business or pursuant to the exercise of reasonable business judgment or (ii) except for regularly scheduled payments as expressly permitted pursuant to the terms of the Loan Documents, prepay, redeem, purchase, repurchase, defease or retire the Finova Indebtedness or any other long-term Indebtedness; provided, however, after the inception of the Permitted Receivables Financing Program, the Borrowers shall be entitled to prepay the Finova Indebtedness or any such other long-term Indebtedness (other than Permitted Subordinated Indebtedness) by an amount limited to the excess, if any, of the average aggregate Revolving Credit Availability under all Credit Facilities (plus the average liquidity available to the Borrowers under the Permitted Receivables Financing Program) during the thirty (30) days immediately preceding the date set for such prepayment over $20,000,000, or (iii) terminate, amend, supplement or otherwise modify the terms of (A) the Acquisition Documents (other than the Common Equity Notes) in any respect that is materially adverse to the Lenders or (B) the Finova Documents, the Common Equity Notes, the Permitted Receivables Transaction Documents or any documents evidencing the Permitted Subordinated Indebtedness in any respect that is adverse to the Lenders .

            9.17. Environmental Matters. Neither Holdings, nor the Company, nor any of Company's Subsidiaries shall become subject to any Liabilities and Costs which would have a Material

Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (b) any violation of any Environmental, Health and Safety Requirements of Law.

            9.18. Cash Management. Neither the Company nor any of its Subsidiaries may open any deposit or payroll account except in accordance with
Section 3.05, or as may be required after the Closing Date pursuant to the Permitted Receivables Transaction Documents. The Company shall not authorize or direct any Person to take any action with respect to amounts deposited in the Lockboxes, the Collection Accounts, the Cash Collateral Accounts, the Canadian Cash Collection Account or the U.S. Concentration Account in contravention of the provisions hereof.

            9.19.  [Intentionally Omitted]

            9.20. No New Restrictions on Subsidiary Dividends. Except to the extent that any such agreement may be contained in the Loan Documents or the Permitted Receivables Transaction Documents, neither Holdings nor the Company will agree, or permit any of the Company's Subsidiaries to agree, to create or otherwise permit to exist any consensual encumbrance or restriction of any kind on the ability of any of the Company's Subsidiaries to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owing to, the Company.

                                   ARTICLE X
                              FINANCIAL COVENANTS

            Each of Holdings and the Borrowers (other than the Canadian Borrower which so covenants in favor of the Canadian Lenders only with respect to itself and its consolidated liabilities, assets, business and opportunities) covenants and agrees that so long as any Commitment is outstanding and thereafter until Payment In Full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

            10.01. Minimum Consolidated Tangible Net Worth. Holdings and its Subsidiaries shall maintain a Consolidated Tangible Net Worth at all times (i) with respect to the first fiscal quarter of 1996, from the Closing Date until the day preceding the last day of such fiscal quarter and (ii) with respect to each fiscal quarter in each Fiscal Year set forth below thereafter, in each case from the last day of the fiscal quarter preceding such fiscal quarter to the day preceding the last day of such fiscal quarter of not be less than the minimum amount set forth opposite such fiscal quarter:

            Period                                    Minimum Amount
            ------                                    --------------

      First fiscal quarter of 1996                    $18,000,000
      Second fiscal quarter of 1996                    19,000,000
      Third fiscal quarter of 1996                     20,500,000
      Fourth fiscal quarter of 1996                    22,000,000
      First fiscal quarter of 1997                     23,125,000
      Second fiscal quarter of 1997                    24,250,000
      Third fiscal quarter of 1997                     25,375,000
      Fourth fiscal quarter of 1997                    26,500,000
      First fiscal quarter of 1998                     27,750,000
      Second fiscal quarter of 1998                    29,000,000
      Third fiscal quarter of 1998                     30,250,000
      Fourth fiscal quarter of 1998                    31,500,000
      First fiscal quarter of 1999                     33,125,000
      Second fiscal quarter of 1999                    34,750,000
      Third fiscal quarter of 1999                     36,375,000
      Fourth fiscal quarter of 1999                    38,000,000

            10.02. Minimum Fixed Charge Coverage Ratio. Holdings and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio on a consolidated basis, as determined as of the last day of each fiscal quarter set forth below for the four fiscal quarter period ending on such date (or if the period from the Closing Date to such last day is less than four full fiscal quarters, such shorter period), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

            Fiscal Quarter                            Minimum Ratio
            --------------                            -------------

      Second fiscal quarter of 1996                   1.00 to 1
      Third fiscal quarter of 1996                    1.00 to 1
      Fourth fiscal quarter of 1996                   1.00 to 1
      First fiscal quarter of 1997                    1.05 to 1
      Second fiscal quarter of 1997                   1.10 to 1
      Third fiscal quarter of 1997                    1.10 to 1
      Fourth fiscal quarter of 1997                   1.20 to 1
      First fiscal quarter of 1998                    1.20 to 1
      Second fiscal quarter of 1998                   1.25 to 1
      Third fiscal quarter of 1998                    1.25 to 1
      Fourth fiscal quarter of 1998 and
         each fiscal quarter thereafter               1.30 to 1

            10.03. Maximum Capital Expenditures. Capital Expenditures made or incurred by the Company and its Subsidiaries on a consolidated basis during any Fiscal Year shall not exceed $1,750,000; provided, that in the event Capital Expenditures in any Fiscal Year are less than the maximum specified above for such Fiscal Year, the unspent amount for such Fiscal Year may be carried over to the next succeeding Fiscal Year (such carry-over amount being available only for use in such succeeding Fiscal Year and being treated as the last amount spent in such succeeding Fiscal Year, in each case for purposes of applying this proviso to such Fiscal Year).

                                  ARTICLE XI
                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

            11.01. Events of Default. Each of the following occurrences shall constitute an Event of Default hereunder:

            (a) Failure to Make Payments When Due. Any Borrower shall fail to pay (i) when due any principal or interest on the Loans (including the Reimbursement Obligations) or any other fees payable hereunder or (ii) any other Obligation, and if such non-payment relates to Obligations other than interest, principal or fees, such non-payment continues for a period of five (5) Business Days after the due date thereof.

            (b) Breach of Certain Covenants. Holdings or any Borrower shall fail to perform or observe duly and punctually any agreement, covenant or obligation binding on such Person under (i) Section 7.02, 7.03, 7.05, 8.01, 8.02 or 8.05 (solely with respect to the failure to pay insurance premiums which has the effect of terminating any insurance policy required to be maintained pursuant to such section), or (ii) Article IX or Article X.

            (c) Breach of Representation or Warranty. Any repre sentation or warranty made or deemed made by Holdings, the Company or any of the Company's Subsidiaries to the Agent, any Lender or any Issuing Bank herein or in any other Loan Document or in any certificate at any time given by any such Person pursuant to any Loan Document shall be false or misleading in any material respect on the date made (or deemed made).

            (d) Other Defaults. Holdings or any Borrower shall default in the performance of or compliance with any term contained herein (other than as covered by paragraphs (a), (b) or (c) of this Section 11.01), or Holdings, the Company or any of the Company's Subsidiaries shall default in the performance of or compliance with any term contained in any other Loan Document, and such default shall continue for (i) five (5) Business Days after the occurrence thereof with any respect to any term contained in Section 8.06; (ii) ten (10) Business Days after the occurrence thereof with respect to any term contained in
Section 7.01 or 8.14(i); and (iii) thirty (30) days after the occurrence thereof with respect to any other term.

            (e) Default as to Other Indebtedness; Operating Leases. Holdings, the Company or any of the Company's

Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after any grace period applicable thereto with respect to the Finova Indebtedness, any Permitted Subordinated Indebtedness or any other Indebtedness (other than an Obligation) in excess of $1,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such, if the effect thereof is (or, with the giving of notice or lapse of time or both, would be) to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness or require the redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by Holdings, the Company or any of the Company's Subsidiaries (other than by a regularly scheduled required prepayment, mandatory redemption or required repurchase) prior to the stated maturity thereof; or any breach, default or event of default remaining uncured for a period of sixty (60) days on the part of Holdings, the Company or any of the Company's Subsidiaries shall occur under any Operating Lease to which the Company or any of its Subsidiaries is a party pursuant to which rental payments thereunder equal or exceed $1,000,000 per annum; or any event shall have occurred and be continuing which constitutes an "Event of Termination" under and as defined in the Permitted Receivables Transaction Documents, or which could otherwise cause the early termination of the Permitted Receivables Financing Program.

            (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.

            (i) An involuntary case, proceeding or other action shall be commenced against Holdings, the Company or any of its Subsidiaries (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, receiver-manager, liquidator, sequestrator, administrator, custodian or similar official for it or for all or any substantial part of its assets which case, proceeding or other action results in entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for period of sixty (60) days; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, the Company or any of the Company's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

            (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, receiver-manager, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Company or any of the Company's Subsidiaries or over all or a substantial part of the Property of Holdings, the Company or any of the Company's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of Holdings, the Company or any of the Company's Subsidiaries or of all or a substantial part of the property of Holdings, the Company or any of the Company's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of Holdings, the Company or any of the Company's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty
(60) days after entry, appointment or issuance.

            (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Holdings, the Company or any of the Company's Subsidiaries shall (i) commence any voluntary case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, receiver-manager, liquidator, sequestrator, administrator, custodian or similar official for it or for all or any substantial part of its assets or (ii) shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or
(iii) shall consent to the appointment of or taking possession by a receiver, receiver-manager, liquidator, sequestrator, trustee or other custodian or other officer for all or a substantial part of its property; (iv) or Holdings, the Company or any of the Company's Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make any general assignment for the benefit of creditors or (v) the Borrower shall take any other action to authorize any of the actions set forth in this paragraph (g).

            (h) Judgments. Holdings, the Company or any of the Company's Subsidiaries shall permit any judgments or orders against any of them or any of their respective assets for the payment of money in excess of $1,000,000 in the aggregate at any one time in excess of any available insurance proceeds to remain undischarged during a period of forty-five (45) consecutive days unless during such period such judgments or orders shall be effectively stayed, vacated or discharged on appeal or otherwise.

            (i) Dissolution. Any order, judgment or decree shall be entered against Holdings, the Company or any of the Company's Subsidiaries, decreeing its involuntary dissolution or other similar proceeding, and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or Holdings, the Company or any of the Company's Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted hereby.

            (j) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect (except in accordance with its terms) or Holdings, the Company or any of the Company's Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or Holdings, the Company or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Agent, the Issuing Banks and/or the Lenders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other Loan Documents.

            (k) Termination Event. Any Termination Event occurs which the Agent reasonably believes could subject either the Company or any ERISA Affiliate to a liability in excess of $1,000,000.

            (l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Agent believes the substantial business hardship upon which the application for the waiver is based could subject either Holdings, the Company or any ERISA Affiliate to a material liability.

            (m) Material Adverse Change. An event shall exist or occur which has a Material Adverse Effect.

            (n) Intercreditor Agreement. Any of the parties to the Intercreditor Agreement (other than the Agent and the Lenders) shall fail to perform any material covenant or material obligation binding on such party or the Intercreditor Agreement shall cease to be in full force and effect.

            (o) Change of Control. A Change of Control shall have occurred.

An Event of Default shall be deemed "continuing" until cured or waived in accordance with Section 13.07.

            11.02.  Rights and Remedies.

            (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.01(f) or 11.01(g), the Revolving Credit Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Company, (i) declare that all or any portion of the Revolving Credit Commitments are terminated, whereupon the Revolving Credit Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender or Issuing Bank to Issue or participate in any Letter of Credit not then Issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers.

            (b) Deposit for Letters of Credit. In addition, after the occurrence and during the continuance of an Event of Default, the Borrowers (other than the Canadian Borrower) jointly and severally agree, promptly upon demand by the Agent (given upon the written instructions of the Requisite Lenders or, in the absence of such instructions, in its sole discretion), to deliver to the Agent, Cash Collateral in such form as requested by the Agent for deposit in the applicable Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Agent may reasonably request in order to perfect or protect the Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

            (c) Rescission. If at any time after termination of the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due other wise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates speci-fied herein) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 13.07, then upon the written consent of the Requisite Lenders and written notice to the Company, the termination of the Revolving Credit Commitments and/or the acceleration and the consequences of such termination and/or acceleration may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give any Borrower the right to require the Lenders to rescind or annul any acceleration here under, even if the conditions set forth herein are met.

            (d) Enforcement. The Borrowers acknowledge that in the event Holdings, the Company or any of the Company's Subsidiaries fails to perform, observe or discharge any of its respective obligations or liabilities hereunder or under any other Loan Document, any remedy of law may prove to be inadequate relief to the Agent, the Issuing Banks and the Lenders; therefore, each Borrower agrees that the Agent, the Issuing Banks and the Lenders shall be entitled after the occurrence and during the continuance of an Event of Default to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            11.03. Cash Collateral. The Agent may, at any time after an Event of Default has occurred and is continuing, and otherwise consistent with the Uniform Commercial Code (or any applicable Requirements of Law in any other relevant jurisdiction), sell or cause to be sold any Cash Equivalents being held by the Agent as Cash Collateral (in the Canadian Cash Collection Account, any Cash Collateral Account, or otherwise) at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent, any of the Lenders and any of the Issuing Banks may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Agent shall apply the proceeds of any such sale, net of any expenses incurred in connection therewith, and any other funds deposited in (x) the Cash Collateral Accounts (other than the Canadian Cash Collateral Account), to the payment of the Obligations in accordance with this Agreement and (y) the Canadian Cash Collection Account and the Canadian Cash Collateral Account to the payment of the Obligations under the Canadian

Facility in accordance with this Agreement. Each Borrower agrees that (i) each sale of Cash Equivalents shall be conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents and shall be deemed to be commercially reasonable and (ii) any requirement of reasonable notice shall be met if such notice is received by the Company at its notice address on the signature pages hereto at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            11.04. License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof, if any, the Agent (and with respect to the Property of the Canadian Borrower, the Canadian Agent) is hereby granted a license to use, without charge, the computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, industrial designs, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, Permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any Property of a similar nature of each of Holdings, the Company or any Subsidiary of the Company, in each case, as it pertains to the Collateral owned by such Person, or any rights to any of the foregoing, in completing production of, advertising for sale, and selling any of such Collateral, and such Person's rights under all licenses and franchise agreements shall inure to the benefit of the Agent (or in the case of a license or franchise agreement of the Canadian Borrower, the Canadian Agent). Each of the Agent and the Canadian Agent agrees not to use any such license prior to the occurrence of an Event of Default without giving prior notice to Holdings, the Company or the applicable Subsidiary of the Company.

                                  ARTICLE XII
                       THE AGENT AND THE CANADIAN AGENT

            12.01. Appointment. (a) Each U.S. Lender and each U.S. Issuing Bank, and each Multicurrency Lender under the Multicurrency Facility, and with respect to Collateral (other than that of the Canadian Borrower), each Canadian Lender and each Canadian Issuing Bank, hereby designates and appoints

Citicorp as the Agent hereunder, and each such Person hereby irrevocably authorizes the Agent to execute such documents (including, without limitation, the Loan Documents to which the Agent is a party) and to take such other action on such Person's behalf under the provisions hereof and of the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for hereby (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article III when due) or the other Loan Documents, the Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) and such instructions shall be binding upon all Lenders, Issuing Banks and Holders; provided, however, the Agent shall not be required to take any action which (i) the Agent reasonably believes shall expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary hereto, to the other Loan Documents or applicable law. The Agent agrees to act as such on the express conditions contained in this Article XII.

            (b) Each Canadian Lender and each Canadian Issuing Bank hereby designates and appoints Citibank Canada as the Canadian Agent hereunder, and each such Person hereby irrevocably authorizes the Canadian Agent to execute such documents (including, without limitation, the Loan Documents to which the Canadian Agent is a party) and to take such other action on such Person's behalf under the provisions hereof and of the Loan Docu ments and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for hereby (including, without limitation, enforcement or collection of the Canadian Notes or any amount payable under any provision of Article III when due) or the other Loan Documents, the Canadian Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Canadian Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) and such instructions shall be binding upon all Lenders, Issuing Banks and Holders; provided, however, the Canadian Agent shall not be required to take any action which (i) the Canadian Agent reasonably believes shall expose it to personal liability unless the Canadian Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary hereto, to the other Loan Documents or applicable law. The

Canadian Agent agrees to act as such on the express conditions contained in this
Article XII.

            (c) The provisions of this Article XII are solely for the benefit of the Agent, the Canadian Agent, the Lenders and Issuing Banks, and none of Holdings, the Company or the Company's Subsidiaries shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sec tions 12.07 and 12.09). In performing their respective functions and duties hereunder, the Agent and the Canadian Agent shall act solely as agent of the applicable Lenders and the Issuing Banks and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for Holdings, the Company or any Subsidiary of the Company. Each of the Agent and the Canadian Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its respective agents or employees.

            12.02. Nature of Duties. The Agent and the Canadian Agent shall not have any duties or responsibilities except those expressly set forth herein or in the Loan Documents. The duties of the Agent and the Canadian Agent shall be mechanical and administrative in nature. The Agent and the Canadian Agent shall not have by reason hereof a fiduciary relationship in respect of any Holder. Nothing herein or in any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent or the Canadian Agent any obligations in respect hereof or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of Holdings, the Company and the Company's Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of Holdings, the Company and the Company's Subsidiaries initially and on a continuing basis, and the Agent and the Canadian Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Agent and the Canadian Agent under the terms hereof). If either the Agent or the Canadian Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, the Agent and the Canadian Agent shall send notice thereof to each Lender. The Agent and the Canadian Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed the Agent and the Canadian Agent to act or refrain from acting pursuant hereto.

            12.03. Rights, Exculpation, Etc. (a) Liabilities; Responsibilities. None of the Agent, the Canadian Agent, any Affiliate of the Agent or any Affiliate of the Canadian Agent, nor any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. Neither the Agent nor the Canadian Agent shall be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 3.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. Neither the Agent nor the Canadian Agent shall be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency hereof or of any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of Holdings, the Company or any of the Company's Subsidiaries. Neither the Agent nor the Canadian Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions hereof or of any of the Loan Documents or the financial condition of the Company or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

            (b) Right to Request Instructions. The Agent and the Canadian Agent may at any time request instructions from the applicable Lenders with respect to any actions or approvals which, by the terms of any of the Loan Documents, the Agent or the Canadian Agent is permitted or required to take or to grant, and the Agent and the Canadian Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Agent and the Canadian Agent are required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Agent or the Canadian Agent as a result of the Agent or the Canadian Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms hereof, a greater proportion of the Lenders.

            12.04. Reliance. Each of the Agent and the Canadian Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper

Person, and with respect to all matters pertaining hereto or to any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Company), independent public accountants and other experts selected by it.

            12.05. Indemnification. (a) To the extent that the Agent is not reimbursed and indemnified by the Borrowers (other than the Canadian Borrower), the Lenders (other than the Canadian Lenders) shall reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, in proportion to such Lender's Pro Rata Share of all Credit Facilities (without giving effect to Canadian Facility); provided, however, such Lenders shall have no obligation to the Agent with respect to the matters indemnified pursuant to this Section 12.05(a) resulting from the willful misconduct or gross negligence of the Agent, as determined in a judgment by a court of competent jurisdiction. The obligations of such Lenders under this Section 12.05(a) shall survive the Payment In Full of the Loans, the Reimbursement Obligations and all other Obligations and the termination hereof.

            (b) To the extent that the Canadian Agent is not reimbursed and indemnified by the Canadian Borrower, the Canadian Lenders shall reimburse and indemnify the Canadian Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or dis bursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Canadian Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Canadian Agent under the Loan Documents, in proportion to such Canadian Lender's Pro Rata Share of the Canadian Facility; provided, however, the Canadian Lenders shall have no obligation to the Canadian Agent with respect to the matters indemnified pursuant to this Section 12.05(b) resulting from the willful misconduct or gross negligence of the Canadian Agent, as determined in a judgment by a court of competent jurisdiction. The obligations of the Canadian Lenders under this Section 12.05(b) shall survive the Payment In Full of the Loans, the Reimbursement Obligations and all other Obligations and the termination hereof.

            12.06. Citicorp and Citibank Canada Individually. With respect to their respective Pro Rata Shares of the Revolving Credit Commitments hereunder, if any, and the Loans made by it, if any, each of Citicorp and Citibank Canada shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender under the applicable Credit

Facility. The terms "Lenders", "U.S. Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Citicorp in its individual capacity as a Lender, a U.S. Lender or as one of the Requisite Lenders. The terms "Lenders", "Canadian Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Citibank Canada in its individual capacity as a Lender, a Canadian Lender or as one of the Requisite Lenders. Each of Citicorp, Citibank Canada and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any of its Subsidiaries as if Citicorp were not acting as Agent and Citibank Canada were not acting as Canadian Agent pursuant hereto.

            12.07. Successor Agents; Resignation of Agents. (a) Resignation. The Agent may resign from the performance of its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Company and the Lenders. Any resignation by the Agent shall be deemed to be a resignation by the Canadian Agent. The resignation of the Agent and the Canadian Agent shall take effect upon the acceptance by a successor Agent and Canadian Agent of appointment pursuant to this Section 12.07.

            (b) Appointment by Requisite Lenders. Upon any such notice of resignation by the Agent, the Requisite Lenders shall have the right to appoint a successor Agent and Canadian Agent selected from among the U.S. Lenders and Canadian Lenders, respectively, which appointment shall be subject to the prior written approval of the Company (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default). Any successor Agent (or an Affiliate thereof) must also be the Canadian Agent.

            (c) Appointment by Retiring Agent. If a successor Agent and Canadian Agent shall not have been appointed within the thirty (30) Business Day period provided in paragraph (a) of this Section 12.07, the retiring Agent and Canadian Agent, with the consent of the Company (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Agent and Canadian Agent who shall serve as Agent and Canadian Agent, respectively, until such time, if any, as the Requisite Lenders appoint a successor Agent and Canadian Agent as provided above.

            (d) Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as Agent or Canadian Agent hereunder by a successor Agent or Canadian Agent, such successor Agent and Canadian Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and Canadian Agent, respectively, and each of the retiring Agent and Canadian Agent shall be discharged from its duties and obligations hereunder thereafter to be performed. After the resignation of any Agent or Canadian Agent hereunder, the provisions of this Article XII shall inure to such Persons' benefit as to any actions taken or omitted to be taken by it while it was the Agent or the Canadian Agent, as applicable, hereunder.

            12.08. Relations Among Lenders. Each Lender and each Issuing Bank agrees that it shall not take any legal action, nor institute any actions or proceedings, against Holdings, the Company or any other obligor hereunder or with respect to any Collateral without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or terminate its Revolving Credit Commitments except in accordance with Section 11.02(a) or a setoff permitted under Section 13.05.

            12.09. Concerning the Collateral and the Loan Documents. (a) Protective Advances. The Agent, with respect to the Domestic Borrowers and the Multicurrency Borrower, and the Canadian Agent, with respect to the Canadian Borrower, may from time to time, after the occurrence and during the continuance of an Event of Default, make such disbursements and advances to or for the account of any such Borrower pursuant to the Loan Documents which the Agent or the Canadian Agent, as applicable, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral under the applicable Credit Facility or any portion thereof or, to the extent such advance is consented to by such Borrower, to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations up to an amount, in each case not in excess of the lesser of the Revolving Credit Availability under such Credit Facility at such time and (i) $1,000,000 in the aggregate for all Credit Facilities with respect to advances made by the Agent or the Canadian Agent without such Borrower's consent or (ii) $5,000,000 in the aggregate for all Credit Facilities with respect to advances made by the Agent or the Canadian Agent with the consent of such Borrower ("Protective Advances"). The Agent or the Canadian Agent, as applicable, shall notify the Company and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrowers (other than the Canadian Borrower) jointly and severally agree to pay the Agent, upon demand, the principal amount of all outstanding Protective Advances under the U.S. Facility and/or the Multicurrency Facility, together with interest thereon at the rate from time to time applicable to Floating Rate Loans under such Credit Facility from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. The Canadian Borrower agrees to pay the

Canadian Agent, upon demand, the principal amount of all outstanding Protective Advances under the Canadian Facility, together with interest thereon at the rate from time to time applicable to the Canadian Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the applicable Borrower(s) fail to make payment in respect of any Protective Advance within one (1) Business Day after the date the Company receives written demand therefor from the Agent or the Canadian Agent, as the case may be, the Agent or the Canadian Agent shall promptly notify each Lender under the applicable Credit Facility and such Lender agrees that it shall thereupon make available to the Agent, in Dollars or Canadian Dollars, as applicable, in immediately available funds, the amount equal to such Lender's Pro Rata Share under the applicable Credit Facility of such Protective Advance. If such funds are not made available to the Agent or the Canadian Agent, as applicable, by such Lender within one (1) Business Day after the Agent's or Canadian Agent's demand therefor, the Agent or the Canadian Agent shall be entitled to recover any such amount from such Lender together with interest thereon at the Interbank Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent or the Canadian Agent such Pro Rata Share of any such Protective Advance shall neither relieve any other Lender of its obligation hereunder to make available to the Agent or the Canadian Agent such other Lender's Pro Rata Share under the applicable Credit Facility of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent or the Canadian Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the applicable Borrower(s).

            (b) Authority. Each Lender and each Issuing Bank authorizes and directs the Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Canadian Lender and each Issuing Bank under the Canadian Facility authorizes and directs the Canadian Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Canadian Lenders and the Canadian Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Agent, the Canadian Agent or the Requisite Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Agent, the Canadian Agent or the Requisite Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Agent and the Canadian Agent, as to any applicable Credit Facility, shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks under such Credit Facility with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Holdings, the Company or any of the Company's Subsidiaries; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Agent hereby appoints, authorizes and directs each Lender and each Issuing Bank, and the Canadian Agent hereby appoints, authorizes and directs each Canadian Lender and each Canadian Issuing Bank, to act as collateral sub-agent for the Agent, the Lenders and the Issuing Banks and the Canadian Agent, the Canadian Lenders and the Canadian Issuing Banks, respectively, for purposes of the perfection of all security interests and Liens with respect to Holdings', the Company's and the Company's Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents; and
(vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Agent, the Canadian Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

            (c) Release of Collateral. (i) Each of the Agent, the Lenders and the Issuing Banks hereby directs the Agent to release any Lien held by the Agent for the benefit of the Agent, the Lenders, the Issuing Banks and the other Holders and each of the Canadian Agent, the Canadian Lenders and the Canadian Issuing Banks hereby directs the Canadian Agent to release any Lien held by the Canadian Agent for the benefit of the Canadian Agent, the Canadian Lenders, the Canadian Issuing Banks and the other Holders under the Canadian Facility:

            (A) against all of the Collateral, upon final Payment In Full of the Obligations and termination of the Revolving Credit Commitments; and

            (B) against any part of the Collateral sold or disposed of by the Company or any of its Subsidiaries, if such sale or disposition is permitted by Section 3.05, 9.02 or 9.06 (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by such Section) or, if not pursuant to such sale or disposition, against any part of the Collateral, if such release is consented to by Lenders whose aggregate Pro Rata Shares under all Credit Facilities, in the aggregate, are equal to 100%.

            (ii) Each of the Lenders and the Issuing Banks hereby directs the Agent, and each of the Canadian Lenders and Canadian the Issuing Banks hereby directs the Canadian Agent, to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.09(c) promptly upon the effectiveness of any such release.

            (iii) Each of the Lenders and the Issuing Banks hereby direct the Agent (and hereby agree on their own behalf) to take all actions reasonably requested by the Company to give effect to the Permitted Receivables Financing Program (after the satisfaction of any approval requirements hereunder with respect thereto), including, without limitation, the release of the Lien on the Receivables sold pursuant thereto (it being understood and agreed that the proceeds of the initial sale thereunder shall constitute part of the Collateral).

            (d) Confirmation by Lenders. Without in any manner limiting the Agent's or Canadian Agent's authority to act without any specific or further authorization or consent by the applicable Lenders (as set forth in subsection
(c) above), each Lender agrees to confirm in writing, upon request by the Company, the authority to release Collateral conferred upon the Agent under clauses (A) and (B) of subsection (c)(i) above. Upon receipt by the Agent or the Canadian Agent of any such written confirmation from the Lenders or the Canadian Lenders, as applicable, of such Person's authority to release any particular items or types of Collateral and upon at least five (5) Business Days' prior written request by the Company or the Canadian Borrower, the Agent or the Canadian Agent, as applicable, shall (and is hereby irrevocably authorized by the applicable Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral granted to the Agent for the benefit of Agent, the Lenders, the Issuing Banks and the other Holders or to the Canadian Agent for the benefit of the Canadian Agent, the Canadian Lenders and the Issuing Banks and the other Holders under the Canadian Facility; provided, however, that (i) neither the Agent nor the Canadian Agent shall be required to execute any such document on terms which, in such Person's opinion, would expose such Person to liability or create any obligation other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Holdings, the Company or any of the Company's Subsidiaries in respect of) assets which continue to constitute Collateral, including, without limitation, all reversionary rights of Holdings, the Company or any Subsidiary of the Company with respect to the released Collateral and the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (e) No Obligation. The Agent and the Canadian Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Holdings, the Company or any of the Company's Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent and the Canadian Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent and the Canadian Agent in this Section 12.09 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent and the Canadian Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's or the Canadian Agent's own interests in the Collateral as one of the Lenders and that the Agent and the Canadian Agent shall not have any duty or liability whatsoever to any Lender, any Issuing Bank or any other Holder.

                                 ARTICLE XIII
                                 MISCELLANEOUS

            13.01. Assignments. (a) Assignments. No assignments or participations of any Lender's rights or obligations hereunder shall be made except in accordance with this Section 13.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans and the Letters of Credit) in accordance with the provisions of this Section 13.01.

            (b) Limitations on Assignments. Each assignment by a Lender shall be subject to the following conditions: (i) each assignment (other than to a Lender or an Affiliate of a Lender) shall be approved by the Agent and the Company, which approval shall not be unreasonably withheld or delayed; (ii) each such assignment shall be to an Eligible Assignee (and, if applicable in the case of an assignment of a Lender's Multicurrency Commitment or Canadian Commitment, such Eligible Assignee's Affiliates) and in the case of an assignment of a Lender's Canadian Commitment or Multicurrency Commitment, the Agent shall be satisfied with such assignee's (or its Affiliates') ability to fund in Canadian Dollars or the Optional Currencies, as the case may be; (iii) each assignment of a Lender's Revolving Credit

Commitment shall be an assignment of the assigning Lender's (and, where applicable, its Affiliates') Revolving Credit Commitments in each Credit Facility in which such Lender (and, if applicable, its Affiliates) then hold Revolving Credit Commitments and shall be allocated to such Credit Facilities as determined by such Lender (and, if applicable, its Affiliates) and consented to by the Agent; (iv) each assignment shall be in an amount such that, after giving effect to such assignment, the Eligible Assignee (and, if applicable, its Affiliates) shall hold aggregate Revolving Credit Commitments in an amount at least equal to $20,000,000 (provided, that after the inception of the Permitted Receivables Financing Program such assignment shall at least equal $10,000,000 and provided, further, that more than one Lender (and, if applicable, its Affiliates) may be the assigning Lender under any such assignment) except if the Eligible Assignee is a Lender or an Affiliate of Lender or if such assignment shall constitute all the assigning Lender's interest hereunder; and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Accep tance and agreed to by the Agent and the Company, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations hereunder, the assigning Lender shall cease to be a party hereto).

            (c) The Register. The Agent shall maintain at its address in effect pursuant to Section 13.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of the Lenders under each Credit Facility, the principal amount of the Loans under each Credit Facility owing to each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The Register shall include an account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the effective date and amount of each Assignment and Accept ance delivered to and accepted by it and the parties thereto,

(iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder or under the Notes, and
(iv) the amount of any sum received by the Agent from Holdings, the Company or any Subsidiary Guarantor hereunder and each Lender's share thereof. The Agent shall deliver a statement of such account to the Company whenever an Assignment and Acceptance is accepted by it and the parties hereto and at such other times as may be reasonably requested by the Company; provided, however, the Agent shall not be obligated to deliver such statement more frequently than once a month. Each such statement shall be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein (absent manifest error) unless the Company, within sixty (60) days after the end of any Fiscal Year, delivers to the Agent written notice of any objections which the Company may have to any such statement covering any time period during such Fiscal Year. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Company. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and (unless waived by the Agent) a processing and recordation fee of $5,000 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Agent shall, if such Assignment and Acceptance has been completed and is in compliance herewith and in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance (together with the Company), (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and the other Lenders.

            (e) Information Regarding the Company. Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 13.01, disclose to the assignee or proposed assignee any information relating to Holdings, the Company or any of the Company's Subsidiaries furnished to such Lender by the Agent or by or on behalf of Holdings or the Company; provided that, prior to any such disclosure, such assignee or proposed assignee shall agree (for the Company's benefit) to preserve in accordance with Section 13.20 the confidentiality of any confidential information described therein.

            (f) Lenders' Creation of Security Interests.

Notwithstanding any other provision set forth herein, any Lender may at any time create a security interest in all or any portion of its rights hereunder (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A; provided, however, such assignment shall not release such assigning Lender from any of its obligations hereunder.

            (g) Assignments by an Issuing Bank. If any Issuing Bank (or its Affiliate) ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 13.01 and another Issuing Bank is obligated to Issue Letters of Credit or will become so obligated after such assignment becomes effective, then, as of the effective date of such cessation, such Issuing Bank's obligations to Issue Letters of Credit pursuant to Section 2.02 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit Issued prior to such date.

            (h) Participations. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities hereunder (including, without limitation, all or a portion of any or all of its Revolving Credit Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations hereunder (including, without limitation, its Revolving Credit Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) Holdings, the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Subsidiaries or Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (B) postponement of any scheduled date for any payment of principal of, or interest on, the Loan(s) subject to such participation (except with respect to any modifications of the applicable provisions relating to the prepayments of Loans and other Obligations) and (C) release of any guarantor of the Obligations or all or any substantial portion of the Collateral except for any such release provided in Section 12.09(c). No holder of a participation in all or any part of the Loans shall be a "Lender" or a "Holder" for any purposes hereunder by reason of such participation; provided, however, that each holder of a participation shall have the rights and obligations of a Lender (including any right to receive payment) under Sections 3.03, 3.04, 4.01(f), 4.02(d), 4.02(f), 12.05, 13.02 and 13.05; provided, however, that all requests for any payments pursuant to such Sections shall be made by a participant through the Lender granting such participation. The right of each holder of a participation to receive payment under Sections 3.03, 3.04, 4.01(f), 4.02(d), 4.02(f), 12.05, 13.02 and 13.05 shall be limited to the lesser of (i) the amounts actually incurred by such holder for which payment is provided under said Sections and (ii) the amounts that would have been payable under said Sections by the Borrowers to the Lender granting the participation in respect of the participated interest to such holder had such participation not been granted. The Lender shall promptly notify the Agent of the identity of any holder of a participation.

            (i) Payment to Participants. Anything herein to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

            13.02.  Expenses.

            (a) Generally. The Borrowers (other than the Canadian Borrower, which so agrees to pay or reimburse the Canadian Agent with respect to the Canadian Facility) jointly and severally agree upon demand to pay, or reimburse the Agent for, all of the Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Agent's counsel, Sidley & Austin, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents), incurred by the Agent in connection with (A) the Agent's audit and investigation of the Company and the Company's Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents and the Agent's periodic audits of the Company or the Company's Subsidiaries; (B) the preparation, negotiation, execution and interpretation hereof (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article V), the other Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (C) the cre ation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (D) the ongoing administration hereof and of the Loans, including consultation with attorneys in connection therewith and with respect to the Agent's rights and responsibilities hereunder and under the other Loan Documents; (E) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (F) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, Holdings, the Company, any of the Company's Subsidiaries, this Agreement or any of the other Loan Documents; (G) the response to, and preparation for, any subpoena or request for document production with which the Agent is served or deposition or other proceeding in which the Agent is called to testify, in each case, relating in any way to the Obligations, the Property, Holdings, the Company, any of the Company's Subsidiaries, this Agreement or any of the other Loan Documents; and (H) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

            (b) After Default. The Borrowers (other than the Canadian Borrower, which so agrees to pay or reimburse the Canadian Agent, the Canadian Lenders and the Canadian Issuing Banks with respect to the Canadian Facility) further jointly and severally agree to pay or reimburse the Agent, the Issuing Banks and the Lenders, within five (5) Business Days after such Person's informing such Borrower(s) thereof in writing accompanied by a copy of a related invoice or similar statement in reasonable detail and reasonably detailed supporting information with respect thereto, for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the Agent, any Issuing Bank or any Lender (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of any Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;
(iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, Holdings, the Company or any of the Company's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

            13.03. Indemnity. (a) The Borrowers (other than the Canadian Borrower) further jointly and severally agree to defend, protect, indemnify, and hold harmless the Agent and each and all of the Lenders and Issuing Banks and each of their respective Affiliates, and each of such Agent's, Lender's, Issuing Bank's or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article V) (collectively, the "Indemnitees") and (b) the Canadian Borrower further agrees to defend, protect, indemnify, and hold harmless the Canadian Agent and each and all of the Canadian Lenders and Canadian Issuing Banks and each of their respective Canadian Affiliates, and each of such Canadian Agent's, Canadian Lender's, Canadian Issuing Bank's or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Canadian Indemnitees"), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, with out limitation, the reasonable fees and disbursements of counsel for such Indemnitees or Canadian Indemnitees, as applicable, in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees or Canadian Indemnitees, as applicable, shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees or Canadian Indemnitees, as applicable, in any manner relating to or arising out of or in connection with (a) this Agreement, the other Loan Documents, any of the other Transaction Documents or any act, event or transaction related or attendant thereto, whether or not any such Indemnitee or Canadian Indemnitee is a party thereto and whether or not such transactions are consummated, the making of the Loans, the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, the execution, delivery and/or performance of Currency Agreements or Interest Rate Contracts, or any of the other transactions contemplated by the Transaction Documents, or (b) any Liabilities and Costs under Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of Holdings, the Company, the Company's Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of Holdings, the Company or the Company's Subsidiaries, the presence of asbestos-containing materials or suspected asbestos-containing materials at any respective Property of Holdings, the Company or such Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters"); provided, however, the Borrowers shall have no obligation to an Indemnitee or a Canadian Indemnitee, as applicable, hereunder with respect to Indemnified Matters resulting from the willful misconduct or gross negligence of such Indemnitee or Canadian Indemnitee, as applicable, as determined in a judgment by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each applicable Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees or the Canadian Indemnitees, as applicable.

            13.04. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in the definition of "GAAP" contained in Section 1.01 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company with the agreement of its independent certified public accountants and such change results in a change in the method of calculation of any of the covenants, standards or terms found in Article IX and Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Company shall be the same after such change as if such change had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Company, so to reflect such change in accounting principles.

            13.05. Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank is hereby authorized by each Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to combine accounts or to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or any of their Affiliates to or for the credit or the account of such Borrower against and on account of the Obligations of any Borrowers to such Lender, Issuing Bank or any of their Affiliates, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection herewith, irrespective of whether or not (i) such Lender or Issuing Bank shall have made any demand hereunder or (ii) the Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender shall give the Company notice of any action taken pursuant to this Section 13.05 promptly upon the occurrence thereof provided that any failure to do so shall not limit any right of a Lender to take such action.

            13.06. Ratable Sharing. The Lenders and the Issuing Banks agree among themselves that, except as otherwise expressly provided in any Loan Document, (i) with respect to all amounts received by a U.S. Lender or a U.S. Issuing Bank, a Multicurrency Lender, a Canadian Lender or a Canadian Issuing Bank, as the case may be, which are applicable to the payment of the Obligations (excluding (x) the fees described in Sections 2.02(g), 3.03, 3.04, 4.01(f) and
4.02 and (y) and amounts so received in respect of Currency Agreements and/or Interest Rate Contracts) equitable adjustment shall be made so that, in effect, all such amounts shall be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations (excluding (x) the fees described in Sections

2.02(g), 3.03, 3.04, 4.01(f) and 4.02 and (y) and amounts so received in respect of Currency Agreements and/or Interest Rate Contracts) or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of such Obligations held by it which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 13.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Agent, the Canadian Agent, the Lenders and the Issuing Banks further agree and acknowledge that in no event shall proceeds of the Collateral of the Canadian Borrower, more than sixty-five percent (65%) of the Capital Stock of the Canadian Borrower or Pegasus Asia or amounts received from the Canadian Borrower as described herein be shared with any Lender or Issuing Bank for application on any of the Obligations other than the Obligations of the Canadian Borrower.

            13.07. Amendments and Waivers. (a) General Provisions. Unless otherwise provided herein, no amendment or modification of any provision hereof shall be effective without the written agreement of the Requisite Lenders and the Company, and no termination or waiver of any provision hereof, or consent to any departure by the Borrowers therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion.

            (b) Amendments, Consents and Waivers by all Lenders. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions hereof shall be effective only by a written agreement, signed by the Company and each Lender:

            (i) waiver of any of the conditions specified in

      Section 5.01 or 5.02 (except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders),

            (ii) increase in the amount of any of the Revolving Credit Commitments of any Lender or any increase in the amount, or other modification to the terms or components, of the Domestic Borrowing Base or the Canadian Borrowing Base, (except with respect to (A) modifications which may be made by the Agent in accordance with the definitions of Canadian Borrowing Base and Domestic Borrowing Base or (B) the reallocation of the Revolving Credit Commitments under Section 3.01(c)),

            (iii) reduction of the principal of, rate or amount of interest on the Loans or Reimbursement Obligations or any fees payable to any Lender,

            (iv) except as provided in Section 11.02(c), extension of the Revolving Credit Termination Date or postponement of any date on which any payment of principal of, or interest on, the Loans or Reimbursement Obligations or any fees payable to any Lender or Issuing Bank would otherwise be due,

            (v) release of any guarantor of the Obligations (except in connection with the sale of all or substantially all of the Capital Stock or Property of such guarantor or a merger of such guarantor into another guarantor or into the Company, in each case approved by the Requisite Lenders or otherwise permitted hereunder) or all or any portion of the Collateral (except as provided in Section 12.09(c)),

            (vi) change in the definition of Requisite Lenders, or

            (vii) amendment of Sections 12.09(c), 13.02, 13.06 or this Section 13.07.

            The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this Section 13.07, no amendment, modification, waiver or consent shall affect the rights or duties of the Agent hereunder or under the other Loan Documents, including this Article XIII, unless made in writing and signed by the Agent so affected in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that a Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (it being understood that any such statement of agree ment may be subject to satisfactory documentation and other conditions specified in such statement) within thirty (30) days of receipt of such request by such Lender, then such Lender hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing evidencing such agreement which has been delivered to such Lender in connection with such request and approved by the Agent as such Lender's duly authorized agent for such purposes. Furthermore, in the event that any Lender fails to agree to any amendment, modification, waiver or consent requiring the unanimous approval of the Lenders pursuant to Section 13.07(b), at the joint request of any Borrower and the Agent, the Lenders who have so agreed to such amendment, modification, waiver or consent shall have the right (but not the obligation) to, or to cause an Eligible Assignee to, purchase from such Lender (at the face amount thereof) all Revolving Loans, Letter of Credit Obligations and Revolving Credit Commitments held by such Lender.

            13.08. Notices. (a) Unless otherwise specifically provided herein, any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by courier service or the United States mails (or with respect to the Canadian Borrower, the Canadian Agent, the Canadian Lenders and the Canadian Issuing Banks, the Canadian mails) and shall be deemed to have been given (i) ten (10) days following deposit in the United States mails (or with respect to the Canadian Borrower, the Canadian Agent, the Canadian Lenders and the Canadian Issuing Banks, the Canadian mails), with proper postage prepaid, (ii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid, (iii) when delivered in person or (iv) upon confirmation of receipt of a telecopy. Notices to the Agent or the Canadian Agent pursuant to Article II, III or IV shall not be effective until received by the Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 13.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto.

            (b) The Borrowers (other than the Canadian Borrower, which so agrees to indemnify and hold harmless the Canadian

Indemnitees) jointly and severally agree to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee or Canadian Indemnitee, as applicable, in any manner relating to or arising out of any action taken or omitted by such Indemnitee or Canadian Indemnitee, as applicable, in good faith in reliance on any notice or other written communication in the form of a telecopy or facsimile purporting to be from a Borrower or Holdings; provided that no Borrower shall have any obligation under this Section 13.08(b) to an Indemnitee or Canadian Indemnitee, as applicable, with respect to any indemnified matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee or Canadian Indemnitee, as applicable, as determined by a court of competent jurisdiction.

            13.09. Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrowers and Holdings in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery hereof and of the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of the Commitments hereunder and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of Holdings',the Company's or the Company's Subsidiaries' Property.

            13.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privi lege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

            13.11. Marshalling; Payments Set Aside. None of the Agent, any Lender or any Issuing Bank shall be under any obliga tion to marshall any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obliga tions. To the extent that a Borrower makes a payment or payments to the Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            13.12. Severability. In case any provision in or obligation hereunder or under the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            13.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof or be given any substantive effect.

            13.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            13.15. Intercreditor Agreement. Each Lender and each Issuing Bank, by executing this Agreement or the Assignment and Acceptance by which such Person became a Lender or an Issuing Bank, and each Holder, by accepting the benefits of the Loan Documents, hereby (a) consents to the terms of the Intercreditor Agreement, (b) agrees to be bound by the terms thereof and (c) directs the Agent, acting on behalf of the Agent, the Lenders, the Issuing Banks and the Holders, to execute and deliver the Intercreditor Agreement.

            13.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder and the interest herein of the Borrowers may not be assigned without the written consent of all Lenders. Any attempted assignment without such written consent shall be void.

            13.17. Certain Consents and Waivers.

            (a) Personal Jurisdiction. (i) EACH OF THE AGENT, THE LENDERS, THE ISSUING BANKS, HOLDINGS AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF HOLDINGS AND THE BORROWERS IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS PROCESS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE AGENT, THE LENDERS, THE ISSUING BANKS, HOLDINGS AND THE BORROWERS AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF HOLDINGS AND THE BORROWERS WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

            (ii) EACH OF HOLDINGS AND THE BORROWERS AGREES THAT THE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH PERSON OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT, ANY ISSUING BANK OR ANY LENDER. EACH OF HOLDINGS AND THE BORROWERS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

            (b) Service of Process. EACH OF HOLDINGS AND THE BORROWERS IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE RELEVANT BORROWER'S AND/OR HOLDINGS' NOTICE ADDRESS SPECIFIED PURSUANT TO
SECTION 13.08, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH OF HOLDINGS AND THE BORROWERS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON

CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST HOLDINGS AND/OR ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

            (c) Waiver of Jury Trial. EACH OF THE AGENT, THE CANADIAN AGENT, THE ISSUING BANKS, THE LENDERS, HOLDINGS AND THE BORROWERS WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE AGENT, THE CANADIAN AGENT, THE ISSUING BANKS, HOLDINGS OR THE BORROWERS ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY AGREEMENT OR ANY OTHER LOAN DOCUMENT. ANY SUCH PERSON MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            13.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supple ments hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against Holdings, the Borrowers, each Lender, each Issuing Bank and the Agent on the date hereof. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

            13.19. Limitation on Agreements. All agreements between the Borrowers, the Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

            13.20. Confidentiality. Subject to Section 13.01(e), the Agent, the Lenders and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by the Company in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree or assignee (or participant) in connection with the contemplated transfer (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors who shall be informed of the confidential nature of such information, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 13.20. In no event shall the Agent, any Lender or any Issuing Bank be obligated or required to return any materials furnished by the Company; provided, however, each offeree shall be required to agree that if it does not become an assignee (or participant) it shall return all materials furnished to it by the Company in connection herewith. In the event the Agent or any Lender or Issuing Bank is requested or required by law to disclose any of such information, the Agent or such Lender or Issuing Bank agrees to will provide the Company with prompt notice thereof; provided, however, the Agent or such Lender or Issuing Bank may, without restriction hereunder, including the providing of such notice, provide any and all of such information to any of the agencies or other governmental entities which regularly regulate its ability to engage in any of its businesses under state or federal law.

            13.21. Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency to another currency the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the Spot Rate on the 2nd Business Day preceding that on which judgment is given.

            (b) The obligation of any Borrower in respect of any sum due in the original currency from it to any Lender or the Agent hereunder or under any Note held by such Lender shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the original currency with such other currency; if the amount of the original currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be) in the original currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any Lender or the Agent (as the case may be) in the original currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

            13.22. Entire Agreement. This Agreement, taken together with all of the other Loan Documents embodies the entire agreement and understanding among the parties hereto and supersedes the Letter Agreement (except for provisions therein specifically referred to herein) and all prior agreements and understandings, written and oral, relating to the subject matter hereof.

            IN WITNESS WHEREOF, this Agreement has been duly exe cuted as of the date first above written.

                              H. MUEHLSTEIN & CO., INC.

                              By:________________________________
                                 Name:
                                 Title:

                              Notice Address:
                              H. Muehlstein & Co., Inc.
                              800 Connecticut Avenue
                              Norwalk, Connecticut 06856
                              Attention:  Ronald J. Restivo
                                          Chief Financial Officer
                              Telecopier No.: (203) 855-6293
                              Confirmation No.: (203) 855-6164

                              PEGASUS POLYMERS INTERNATIONAL INC.

                              By:________________________________
                                 Name:
                                 Title:

                              Notice Address:
                              c/o H. Muehlstein & Co., Inc.
                              800 Connecticut Avenue
                              Norwalk, Connecticut 06856
                              Attention:  Ronald J. Restivo
                                          Chief Financial Officer
                              Telecopier No.: (203) 855-6293
                              Confirmation No.: (203) 855-6164

                                   -S-1-

                              MUEHLSTEIN INTERNATIONAL, LTD.

                              By:________________________________
                                 Name:
                                 Title:

                              Notice Address:
                              c/o H. Muehlstein & Co., Inc.
                              800 Connecticut Avenue
                              Norwalk, Connecticut 06856
                              Attention:  Ronald J. Restivo
                                          Chief Financial Officer
                              Telecopier No.: (203) 855-6293
                              Confirmation No.: (203) 855-6164

                              H. MUEHLSTEIN & CO. (CANADA) LIMITED

                              By:________________________________
                                 Name:
                                 Title:

                              Notice Address:
                              c/o H. Muehlstein & Co., Inc.
                              800 Connecticut Avenue
                              Norwalk, Connecticut 06856
                              Attention:  Ronald J. Restivo
                                          Chief Financial Officer
                              Telecopier No.: (203) 855-6293
                              Confirmation No.: (203) 855-6164

                              MUEHLSTEIN HOLDING CORPORATION

                              By:________________________________
                                 Name:
                                 Title:

                              Notice Address:
                              c/o H. Muehlstein & Co., Inc.
                              800 Connecticut Avenue
                              Norwalk, Connecticut 06856
                              Attention:  Ronald J. Restivo
                                          Chief Financial Officer
                              Telecopier No.: (203) 855-6293
                              Confirmation No.: (203) 855-6164

                                   -S-2-

                              CITICORP USA, INC., as Agent and U.S.
                              Lender

                              By:________________________________
                                 Name:
                                 Title:

                              Notice Address, Domestic
                              and Fixed Rate Lending Offices:
                              Citicorp USA, Inc.
                              399 Park Avenue
                              6th Floor
                              New York, New York 10043
                              Attention: Keith R. Karako
                              Telecopier No.: (212) 793-1290
                              Confirmation No.: (212) 559-3149

                              CITIBANK, N.A., as Multicurrency Lender
                              and Issuing Bank

                              By:________________________________
                                 Name:
                                 Title:

                              Notice Address:
                              c/o Citicorp USA, Inc.
                              399 Park Avenue
                              6th Floor
                              New York, New York 10043
                              Attention: Keith R. Karako
                              Telecopier No.: (212) 793-1290
                              Confirmation No.: (212) 559-3149

                              Fixed Rate Lending Office:

                              Citibank, N.A.
                              Structured Finance Department
                              5th Floor
                              Cottons Centre
                              Hays Lane
                              London SE1 2QT England
                              Attention: Phillip Smith/Mary Lutton
                              Telecopier No.: 011-441-71-234-2398
                              Confirmation No.: 011-441-71-234-2391 or
                                                              -2392

                                   -S-3-

                              CITIBANK CANADA, as Canadian Agent,
                              Canadian Lender and Canadian Issuing
                              Bank

                              By:________________________________
                                 Name:  Margaret E. Lambert
                                 Title: Vice President
                                        Corporate Finance

                              Notice Address and
                              Canadian Lending Office:

                              Citibank Canada
                              123 Front Street West
                              Toronto, Ontario, Canada M5J 2M3
                              Attention: Vice President
                                         Corporate Finance
                              Telecopier No.:   (416) 947-5802
                              Confirmation No.: (416) 947-5596

                                   -S-4-

                              NATIONSBANK, N.A., as U.S. Lender and
                              Multicurrency Lender

                              By:________________________________
                                 Name:
                                 Title:

                              Notice Address:

                              NationsBank, N.A.
                              100 South Charles Street
                              Baltimore, Maryland 21201
                              Attention: ________________________
                              Telecopier No.:   (410) ___________
                              Confirmation No.: (410) ___________

                              Domestic Lending Office:
                              ___________________________________
                              ___________________________________
                              ___________________________________
                              Attention:  _______________________
                              Telecopier No.:   _________________
                              Confirmation No.: _________________

                              Fixed Rate Lending Office:
                              ___________________________________
                              ___________________________________
                              ___________________________________
                              Attention:  _______________________
                              Telecopier No.:   _________________
                              Confirmation No.: _________________

                                   -S-5-

                              HELLER FINANCIAL, INC., as U.S. Lender

                              By:________________________________
                                 Name:  Anne Kuchinski
                                 Title: Vice President

                              Notice Address:

                              Heller Financial, Inc.
                              101 Park Avenue, 10th Floor
                              New York, New York 10178
                              Attention: Jeff Schumacher
                                         Assistant Vice President
                              Telecopier No.:   (212) 880-7002
                              Confirmation No.: (212) 880-7001

                              Domestic Lending Office:

                              Heller Financial, Inc.
                              Loan Administration
                              500 West Monroe Street, 18th Floor
                              Chicago, Illinois 60661
                              Attention:  Audrey Crodgen
                                          Assistant Vice President
                              Telecopier No.:   (312) 441-7652
                              Confirmation No.: (312) 441-7502


                                      -S-6-